As filed with the Securities and Exchange
Commission on April 25, 1996.

Registration Statement No. 33-80247
     SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C.  20549
               _______________

               AMENDMENT NO. 1
                     to
       FORM S-1 REGISTRATION STATEMENT
      Under the Securities Act of 1933
               _______________
 Specialized Health Products International,
                    Inc.
(Exact Name of Registrant as specified in its
                  charter)

       Delaware                 3841                 93-0945003
   (State or other        (Primary Standard      (I.R.S. Employer's
     jurisdiction            Industrial        Identification Number)
 of incorporation or    Classification Code)
    organization)
               _______________

 Specialized Health Products International,
                    Inc.
           655 East Medical Drive
    Bountiful, UT 84010    (801) 298-3360
 (Address, including zip code and telephone
number, including area code, of Registrant's
         principal executive office)
              _________________

              David A. Robinson
 Specialized Health Products International,
                    Inc.
           655 East Medical Drive
    Bountiful, UT 84010    (801) 298-3360
   (Name, address, including zip code, and
  telephone number, including area code, of
             agent for service)
               _______________

                 Copies to:
              Eric L. Robinson
                Paul J. Graf
            Blackburn & Stoll, LC
       77 West Second South, Suite 400
Salt Lake City, UT  84101     (801) 521-7900
               _______________

      Approximate  date  of  commencement  of
proposed  sale  to the public:   As  soon  as
practicable after this Registration Statement
becomes effective.
       If   any   of  the  securities   being
registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

       CALCULATION OF REGISTRATION FEE
                              Proposed      Proposed
  Title of       Amount        Maximum       Maximum      Amount of
 Each Class       to be       Offering      Aggregate    Registration
     of        Registered       Price       Offering         Fee
 Securities                 Per Share(1)    Price(1)
   to be
 Registered

Common
 Stock(2)     4,376,250      $8.50(3)      $37,198,125     $12,826.93

Common
 Stock(4)     4,401,250      $8.50(3)      $37,410,625     $12,900.21
Total                                                      $25,727.14(5)

Common
 Stock(2)     3,912,903      $8.875(6)     $34,727,014     $11,974.83
Common
 Stock(4)     1,279,810      $8.875(6)     $11,358,314      $3,917.66

Series B
 Warrants       918,040          --(7)          --(7)            --(7)
Total                                                      $15,892.49

       The   registrant  hereby  amends  this
Registration Statement on such date or  dates
as  may  be  necessary to delay its effective
date  until  the  registrant  shall  file   a
further  amendment which specifically  states
that this Registration Statement shall become
effective  on  such date as  the  Commission,
acting   pursuant   to  Section   8(a),   may
determine.
(Footnotes continued from previous page)
<F1>
(1)      Estimated solely for the purpose  of
determining the registration fee.
<F2>
(2)      Outstanding shares of  Common  Stock
offered for sale from time to time by Selling
Security holders.
<F3>
(3)     Represents the average of the bid and
asked  prices  of  the Common  Stock  on  the
NASDAQ Small Cap Market  on December 4, 1995.
Fees  were calculated under Rule 457(c) under
the Securities Act of 1933.
<F4>
(4)      Issuable by the Registrant from time
to  time  upon  the exercise  of  outstanding
warrants and stock options.
<F5>
(5)     Previously paid on December 11, 1995.
<F6>
(6)     Represents the average of the bid and
asked  prices  of  the Common  Stock  on  the
NASDAQ  Small Cap Market on April  18,  1996.
Fees  were calculated under Rule 457(c) under
the Securities Act of 1933.
<F7>
(7)      Pursuant  to Rule 457(g)  under  the
  Securities   Act  of  1933,   no   separate
  registration fee is required.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

            CROSS-REFERENCE SHEET


   Item Number of Caption       Location or Heading in Prospectus

1. Forepart of Registration
Statement and Outside  Front  Outside  Front  Page  of  Registration
Cover of Prospectus           Statement and Outside Front Cover Page
                              of Prospectus

2. Inside Front and Outside
Back Cover Pages of           Inside  Front and Outside  Back  Cover
Prospectus                    Page of Prospectus

3. Summary Information,
Risk Factors and Ratio of     Prospectus   Summary,  Risk   Factors,
Earnings to Fixed Charges     Summary Selected Financial Information
                              and Selected Financial Data

4. Determination              of  Outside  Front Cover Page and Plan  of
Offering Price                Distribution

5. Selling Security Holders   Principal and Selling Securityholders;
                              Management

6. Plan of Distribution       Outside    Front   Cover    Page    of
                              Prospectus;  Prospectus  Summary   and
                              Description of Securities

7. Description    of
Securities to be              Outside    Front   Cover    Page    of
Registered                    Prospectus,  Prospectus  Summary   and
                              Description of Securities

8. Interest  of  Named        Not Applicable
Experts and Counsel

9. Information With Respect
to the                        Prospectus   Summary,  Risk   Factors,
Registrant                    Capitalization,    Dividend    Policy,
                              Selected  Financial Data, Share  Price
                              History,  Management's Discussion  and
                              Analysis  of  Financial Condition  and
                              Results   of   Operations,   Business,
                              Management,   Principal  and   Selling
                              Securityholders, Certain Relationships
                              and   Transactions,   Description   of
                              Securities and Financial Statements

10. Disclosure of
Commission Position on
Indemnification for           Management
Securities Act
Liabilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

SUBJECT TO COMPLETION, DATED APRIL 25, 1996.

PRELIMINARY PROSPECTUS

      13,970,213 Shares of Common Stock
          918,040 Series B Warrants



 Specialized Health Products International,
                    Inc.

         This     prospectus    relates    to    (1)     the     offer
and    sale    from    time    to   time   of    up    to    8,289,153
shares      of      common      stock,       $.02      par       value
("Common         Stock"),         of        Specialized         Health
Products        International,       Inc.       (the        "Company")
by      certain     stockholders     of     the     Company      named
herein      (the      "Selling      Stockholders");      (2)       the
offer     and     sale     from    time     to     time     by     the
warrantholders        named       herein        of        up        to
4,446,250        shares       of       Common        Stock        (the
"Secondary      Warrant      Stock")      issuable       to       such
warrantholders     upon     exercise     of     the      Series      A
Warrants,        Series       B       Warrants        and        other
warrants         (collectively,         the"Warrants")          during
the     term     of    the    Warrants;    (3)    the    offer     and
sale     from     time     to    time     of     up     to     918,040
Series      B      Warrants     of     the      Company      by      a
warrantholder       of       the      Company       named       herein
(the       "Selling      Warrantholder");      (4)      the      offer
and     sale     from     time    to     time     by     the     stock
option       holders       named      herein       (the       "Selling
Option     Holders")     of    up    to    1,234,810     shares     of
Common     Stock     (the     "Option     Stock")     issuable      to
such      stock      option     holders     upon      exercise      of
the        stock        options.        The       Common        Stock,
Warrants,      Secondary      Warrant      Stock      and       Option
Stock      are      referred      to     collectively      as      the
"Securities."            The           Selling           Stockholders,
Selling           Warrantholder,           selling           Secondary
Warrant         Stockholders        and         Selling         Option
Holders        named        herein       are        referred        to
collectively               as               the               "Selling
Securityholders."            See            "Description            of
Securities"         and         "Principal         and         Selling
Securityholders."

          At      commencement     of     this     Offering,     there
will     be     (a)     8,589,153    shares    of     Common     Stock
outstanding,       of       which      8,289,153       shares       of
Common      Stock     are     being     registered     hereby      and
294,872        shares        of        Common        Stock         are
effectively       free      trading,      and       (b)       Warrants
and       Option       Stock      exercisable      for       5,681,060
shares    of    Common    Stock.     All    of    the    shares     of
Common       Stock       underlying      these      Warrants       and
Option       Stock,       are      being      registered       hereby.
In        addition,        918,040       of       the        1,290,375
outstanding       Series       B       Warrants       are        being
registered      hereby.       Thus,      upon      completion       of
this      Offering,      assuming      that      all      of       the
Warrants       and       Option       Stock       are       exercised,
there      will      be      14,270,213     shares      of      Common
Stock      outstanding,      of      which      14,265,085      shares
will        be       registered       or       effectively        free
trading.     The     sale     of     a     substantial     part     of
these       securities      could      adversely      affect       the
market     price     of     the    Common     Stock,     which     may
hinder     any     future     efforts    of     the     Company     to
raise      capital.       See      "Securities      Available      for
Future        Sale"       and       "Principal       and       Selling
Securityholders."

         The     Common    Stock    is    quoted    on    the     NASD
Automated           Quotation           ("Nasdaq")           Small-Cap
Market      under     the     trading     symbol      "SHPI."       On
April      15,     1996,     the     closing     price     of      the
Common     Stock,     as    reported    by    Nasdaq     was     $9.00
per share.  See "Share Price History."
               _______________

     The Securities offered hereby involve a
high degree of risk.  See "Risk Factors" on
page 1 of the Prospectus.
               _______________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                  OFFENSE.
               _______________

         The     Common     Stock    offered     hereby     may     be
sold      from     time     to     time     on     Nasdaq      through
brokers,      dealers,      underwriters      or      agents,      and
also       in       privately-negotiated      sales       by       the
Selling         Securityholders        named        herein,         on
terms     to    be    determined    at    the    times     of     such
sales.           See          "Principal          and          Selling
Securityholders."      There     is     no     market     for      the
Warrants      nor      does      the      Company      expect       an
active      trading     market     to     develop.      See      "Plan
of       Distribution."        The       Series       B       Warrants
offered      hereby      are      being      offered      by       the
Selling        Warrantholder       to        forty-nine        persons
named      herein      on      a      basis     described      herein.
See        "Principal        and       Selling       Securityholders."
The      Company     is     registering      the     Common      Stock
pursuant       to      the      Company's      obligations       under
certain      registration      rights      agreements      and      is
registering     the     Series     B     Warrants     pursuant      to
a     request     by    a    Selling    Warrantholder,     but     the
registration       of       the       Securities       does        not
necessarily      mean     that     any     of      the      Securities
will      be      offered     or     sold     by      the      Selling
Securityholders        hereunder.         To        the         extent
required,     the     specific     Securities     to     be      sold,
the      names     of     the     Selling     Securityholders,     the
respective         purchase         prices         and          public
offering      prices,      the     names      of      any      broker,
dealer,        underwriter       or       agent,        and        any
applicable         commissions        or        discounts         with
respect     to     a     particular     offer     will     be      set
forth          in          an         accompanying          Prospectus
Supplement       or,       if       appropriate,        a        post-
effective         amendment        to         the         Registration
Statement     to    which    this    Prospectus     is     a     part.
See "Plan of Distribution."

           The       Selling       Securityholders       and       any
dealers      or      agents      that     participate      in      the
distribution      of      the      Securities      offered      hereby
may     be     deemed    to    be    "underwriters"     as     defined
in      the     Securities     Act     of     1933,     as     amended
(the     "Securities     Act")    and    any     profit     on     the
sale     of     the    Securities    offered    hereby     by     them
and      any      discounts,      commissions      or      concessions
received     by     any     such    dealers    or     agents     might
be      deemed      to      be     underwriting     discounts      and
commissions under the Securities Act.

          The      Company      will     receive      no      proceeds
from      the      sale     of     the     Securities      by      the
Selling        Securityholders        hereunder,        but        the
Company      has      agreed     to     bear     certain      expenses
of       registration       of       such       Securities       under
federal       and       state       securities       laws.         The
Company     will    receive    proceeds    when     and     if     the
Warrants and Option Stock are exercised.
               _______________

  The date of this Prospectus is  April 25,
                    1996
              TABLE OF CONTENTS


Prospectus Summary
Risk Factors
Dividend Policy
Share Price History
Capitalization
Selected Financial Data
Management's Discussion and Analysis
of Financial Condition and Results of
Operations
Business
Management
Certain Relationships and Related
Transactions
Description of Securities
Securities Eligible for Sale
Principal and Selling Securityholders
Plan of Distribution
Experts
Additional Information
Index to Financial Statements



             PROSPECTUS SUMMARY


      The  following summary is qualified  in
its entirety by the more detailed information
included   elsewhere  in   this   Prospectus.
Unless  the  context otherwise requires,  all
references   in   this  Prospectus   to   the
"Company"   shall  mean  Specialized   Health
Products   International,   Inc.,   and   its
subsidiaries  on  a consolidated  basis  and,
where  the context so requires, shall include
its predecessors.

                 The Company

      The  Company primarily develops  health
care products that limit or prevent the risk of accidental needle sticks which may cause the spread of blood-borne diseases such as HIV and hepatitis B, and secondarily develops other products for use in the health care industry. The Company intends to principally use third parties to manufacture, market and distribute its products.

      The Company has created a portfolio  of
proprietary, safety health care products that
are  in  various  stages of production,  pre-
production,  development and  research.   The
Company  is presently developing  a  line  of
products  using  the Company's  ExtreSafe(TM)
medical needle technology (the "ExtreSafe(TM)
Products"),  which incorporates a  system  to
allow    a   contaminated   needle   to    be
automatically   retracted   and   immediately
encapsulated without exposure to  the  health
care  worker.   The technology  retracts  the
inserted  needle into a safe housing  quickly
and  automatically, minimizing the chance  of
an  inadvertent  stick by a  "dirty"  needle.
Retraction   is   initiated   by   a   simple
depression   of   a  designated   distortable
portion of the housing assuring that there is
no  action directed toward or away  from  the
patient  which  might  affect  the  depth  of
needle penetration.

     The Company's ExtreSafe(TM) Products are
aimed  at addressing the growing concerns  of
health    care   institutions   and   workers
concerning the spread of infectious  diseases
caused  by  the estimated 800,000  accidental
needle sticks that occur each year.  Products
under   development  that   incorporate   the
ExtreSafe(TM)   medical   needle   technology
include  the ExtreSafe(TM) phlebotomy device,
ExtreSafe(TM) catheter and several  different
ExtreSafe(TM)   syringe  applications.    The
Company   expects  to  introduce   additional
products using this technology. Prototypes of
the  first  product  using the  ExtreSafe(TM)
medical  needle technology were completed  in
April,  1995  and  commercial  production  is
anticipated to commence in 1997, provided the
necessary  FDA  approvals  are  obtained,  of
which  there is no assurance.  Prototypes  of
the  ExtreSafe(TM) catheter and ExtreSafe(TM)
syringe were completed in the second half  of
1995.  The  Company's concepts for  a  safety
intravenous  flow gauge and blood  collection
device are in the research stage.

      The  Company  is  developing  a  safety
lancet (the "SafetyStrip(TM)"), a small hand-
held  device  for  penetrating  the  skin  to
obtain  blood  for analysis.   The  Company's
SafetyStrip(TM) lancet is designed to provide
protection   from  accidental   exposure   to
infectious   blood   borne   diseases.    The
SafetyStripO   lancets will  be  provided  in
cartridge  strip housings of six lancets  per
strip,   a   configuration  that  is   patent
protected.  The strip housing is loaded  into
a convenient low-cost hand held carrier which
also   provides  a  means  for   safely   and
conveniently  triggering each lancet.   After
penetrating the skin, the SafetyStripO  blade
automatically returns inside its housing  and
cannot be reused.  The used blade, encased by
its  protective housing, is then  broken  off
from  the  cartridge strip and  appropriately
discarded.   A  prototype of the SafetyStripO
lancet  was completed in 1996 and the Company
anticipates  that commercial production  will
begin in 1996.

      The  Company's earliest safety  product
line is its Safety Cradle(R) sharps container
products  designed  to  reduce  the  risk  of
accidental  needle  sticks  and  exposure  to
contaminated  instruments when  disposing  of
contaminated    "sharps"   (i.e.,    needles,
syringes,    blood    collection     systems,
intravenous   catheters,   surgical   blades,
lancets,   etc.).    The   Safety   Cradle(R)
products  allow for disposal of sharps  in  a
container  that incorporates a  self  closing
sharps   containment  flap,   open/close/lock
mechanism.    The  Safety  Cradle(R)   sharps
containers  are  specifically  designed   for
alternate site use and to provide convenience
and  safety  for  portable applications.   In
December  1994,  the Company  introduced  the
first  in its line of Safety Cradle(R) sharps
containers and additional sizes and  versions
of  the containers were released in the third
and fourth quarters of 1995.






      At commencement of this Offering, there
will  be outstanding (a) 8,589,153 shares  of
Common  Stock, of which 8,289,153  shares  of
Common Stock are being registered hereby  and
294,872   shares   of   Common   Stock    are
effectively  free trading, and  (b)  Warrants
and  Option  Stock exercisable for  5,681,060
shares of Common Stock.  All of the shares of
Common  Stock  underlying these Warrants  and
Option  Stock,  are being registered  hereby.
In   addition,   918,040  of  the   1,290,375
outstanding  Series  B  Warrants  are   being
registered hereby.  Thus, upon completion  of
this  Offering,  assuming  that  all  of  the
Warrants  and  Option  Stock  are  exercised,
there  will  be 14,270,213 shares  of  Common
Stock outstanding, of which 14,265,085 shares
will   be  registered  or  effectively   free
trading.  The sale of a substantial  part  of
these  securities could adversely affect  the
market  price of the Common Stock, which  may
hinder  any future efforts of the Company  to
raise capital.  See "Securities Available for
Future   Sale"  and  "Principal  and  Selling
Securityholders."

      The  Company is a Delaware  corporation
with  its principal executive offices at  655
East Medical Drive, Bountiful, UT 84010.  Its
telephone number is (801) 298-3360.

                Risk Factors

      An  investment in the Securities of the
Company involves various risks, including but
not  limited to risks that: the Company  will
be  unable  to profitably sell its  products;
the  Company  may  be unable  to  effectively
compete   with   manufacturers   of   similar
products; the Company may find itself  unable
to  compete  with  other manufacturers  as  a
result   of   changes  or   improvements   in
technology  which have the effect  of  making
the Company's products obsolete; the possible
lack  of  availability of  patent  and  other
intellectual property protection for some  of
the   Company's   products,   the   Company's
possible inability to raise additional  funds
if   need  develops  for  such  funding;  the
Company's   possible  inability   to   obtain
approval  of the United States Food and  Drug
Administration ("FDA") for some or all of its
products  which  require such  approval;  the
value of the Company's stock will decrease as
a  result  of  the registration and  sale  of
additional   outstanding   shares   of    the
Company's  Common  Stock.   In  addition,  an
investment  in the Securities offered  hereby
involves  risks that: certain  provisions  of
applicable   law,  and  certain  contractual,
charter  and bylaw provisions of the Company,
will have the effect of limiting officer  and
director  liability and will have the  effect
of restricting the ability of stockholders to
effect  a  merger or business combination  or
obtain  control  of  the Company;  and  risks
associated   with   investments   in    small
companies in volatile industries, such as the
Company.     Prospective   investors   should
carefully  read  and  consider  the   matters
discussed under "Risk Factors" prior  to  any
investment   in  the  Company.    See   "Risk
Factors."

                The Offering

      The  principal terms of the  Securities
offered hereunder are summarized below.   For
a more complete description, see "Description
of  Securities."  The Selling Securityholders
will  receive all the proceeds from the  sale
of   the  Common  Stock.   The  Company  will
receive the proceeds from the exercise of the
Series  B  Warrants when and if the Series  B
Warrants are exercised.


Common Stock:

Securities Offered         13,970,213   shares   of   Common   Stock,
                           including  8,289,153 shares of outstanding
                           Common  Stock which may be sold by Selling
                           Securityholders,  up to  4,446,250  shares
                           of  Common Stock which may be sold by  the
                           holders  of outstanding Warrants following
                           exercise  of  such  Warrants,  and  up  to
                           1,234,810  shares  of Common  Stock  which
                           may   be   sold  by  the  holder  of   the
                           outstanding  stock options  following  the
                           exercise of such stock options.

Rights of Common Stock     The  shares of Common Stock share  equally
The shares of Common       in   all   rights  of  the  Common  Stock,
Stock share equally in     including,  without  limitation   dividend
all rights of the Common   and voting rights.

Quotation                  The  Common Stock is quoted on the  Nasdaq
                           Small-Cap Market.

Trading Symbol             "SHPI"

Series B Warrants:

Securities Offered         918,040  Series B Warrants, each entitling
                           the  holder  to  purchase  one  share   of
                           Common  Stock  at  an  exercise  price  of
                           $2.00 per share.

Series B Warrants          1,290,375
Outstanding

Term                       The   Series  B  Warrants  are   currently
                           exercisable  and  expire two  years  after
                           the  effective  date of  the  Registration
                           Statement  of which this Prospectus  is  a
                           part.     Such   term   is   subject    to
                           acceleration  or extension  under  certain
                           circumstances.    See   "Description    of
                           Securities."

Call Provision             The  Company may accelerate the expiration
                           of  the  Series B Warrants  in  the  event
                           that  the  average  market  price  of  the
                           Common  Stock  for 10 consecutive  trading
                           days  exceeds  $6.00 per  share.   In  the
                           event  that  the  Company accelerates  the
                           expiration  of the Series B Warrants,  the
                           holders   of   such  warrants   would   be
                           permitted to exercise the Warrants  during
                           a   period  of  not  less  than  20   days
                           following notice of such event.

Voting Rights              The  Series  B  Warrants carry  no  voting
                           rights.

Quotation                  No  active trading market exists  for  the
                           Series  B  Warrants nor does  the  Company
                           expect   an   active  trading  market   to
                           develop.  See "Plan of Distribution."


   Summary Selected Financial Information


      The  following data have  been  derived
from  the  Company's  consolidated  financial
statements  that  have been audited  by  KPMG
Peat Marwick LLP, independent auditors.   The
information   set   forth   below   is    not
necessarily  indicative  of  the  results  of
future  operations  and  should  be  read  in
conjunction with the Financial Statements and
related Notes appearing elsewhere herein:


                                         Period Ended (1)
                                     Nov.
                                     19,        Dec.       Dec.
                                     1993       31,        31,
                                   (incept      1994       1995
                                   ion) to
                                   Dec. 31
                                    , 1993

Statement of Operations Data:
Sales                            $       --     33,256    447,844
Cost of sales                            --     21,669    294,171
                                 ---------------------------------
Gross profit                             --     11,587    153,673

Expenses:
Research and development                  --    290,950    804,639
Selling, general and                   3,450    620,022  2,133,021
administrative
Write off of operating assets             --         --    255,072
                                -----------------------------------
Total expenses                         3,450    910,972  3,192,732
                                -----------------------------------
Operating loss                        (3,450)  (899,385)(3,039,059)
Net other income (expense)                --     (7,563)   119,570
                               ------------------------------------
Net loss                             (3,450)   (906,948)(2,919,489)

Dividends on preference stock             --    (16,780)   (11,389)
                                -----------------------------------
Net loss attributable to common   $  (3,450)   (923,728)(2,930,878)
stockholders
                                ===================================
Net loss per common share        $       --        (.75)      (.69)
                                ===================================
Weighted average number of shares
used for net loss per share       1,170,000   1,224,074  4,269,131
computation (2)
                                ===================================
Balance Sheet Data (at period end):

Working capital                 $   (12,150)  (287,723)  4,194,568
Total assets                         16,550    656,865   5,950,728
Long-term debt, less current             --    458,333         --
 maturities
Total stockholders equity            (2,150)  (355,878)  5,369,805
 (deficit)

__________________________________________________________

Notes:
<F1>
(1)      Excludes Specialized Health Products
  International,   Inc.  (formerly,   Russco,
  Inc.) which had no operations prior to  the
  acquisition  on July 28, 1995  wherein  the
  Company    acquired   Specialized    Health
  Products, Inc. (the "Acquisition"), and  is
  immaterial.
<F2>
(2)     Net loss per common share is based on
  the   weighted  average  number  of  common
  shares  outstanding.   Stock  options   and
  warrants,  and  preferred shares  prior  to
  conversion,   are  not  included   in   the
  calculation  because this  inclusion  would
  be  anti-dilutive and reduce the  net  loss
  per share amount.


                RISK FACTORS


      An  investment in the Securities of the
Company is speculative in nature, involves  a
high  degree of risk and should only be  made
by an investor who can afford the loss of his
entire  investment.   The  following  factors
should be considered carefully by potential purchasers in evaluating an investment in the Common Stock of the Company offered hereby.

          History     of     Losses/Uncertain
Profitability.  At  December  31,  1995,  the
Company   had  an  accumulated   deficit   of
approximately  $3,858,056.  The  Company  has
only limited sales of its only commercialized
product,  its SafetyCradle sharps containers.
The  Company's products are in various stages
of  production,  pre-production,  development
and  research.   There is  no  assurance  the
products will ever be commercially viable and
no  assurance can be given that  the  Company
will   ever  have  sufficient  sales   or   a
sufficient    customer   base    to    become
profitable.   In   addition,   the   business
prospects of the Company will be affected  by
expenses, operational difficulties and  other
factors   frequently   encountered   in   the
development of a business enterprise in a competitive environment, many of which may be unforeseen and beyond the Company's control.

      Market  Overhang.  At  commencement  of
this  Offering, there will be  (a)  8,589,153
shares of Common Stock outstanding, of  which
8,289,153  shares of Common Stock  are  being
registered  hereby  and  294,872  shares   of
Common  Stock  are effectively free  trading,
and (b) Warrants and Option Stock exercisable
for 5,681,060 shares of Common Stock.  All of
the  shares of Common Stock underlying  these
Warrants   and   Option  Stock,   are   being
registered  hereby.   In  addition,   918,040
Series   B   Warrants  are  being  registered
hereby.    Thus,  upon  completion  of   this
Offering,  assuming that all of the  Warrants
and Option Stock are exercised, there will be
14,270,213    shares    of    Common    Stock
outstanding, of which 14,265,085 shares  will
be  registered  or effectively free  trading.
The  sale  of  a  substantial part  of  these
securities could adversely affect the  market
price  of the Common Stock, which may  hinder
any  future efforts of the Company  to  raise
capital.    See  "Securities  Available   for
Future   Sale"  and  "Principal  and  Selling
Securityholders."

      Dependence on Single Product and Single
Manufacturer.   The  Company's   SafetyCradle
sharps containers is the only current product
the Company is selling.  It is produced by  a
single   manufacturer.   If   the   Company's
manufacturer fails to perform its obligations
in  a  timely and satisfactory manner  or  if
there   is   a   change  in   the   Company's
manufacturer,  it  could  have   a   material
adverse  effect  on the Company.   See  "Risk
Factors -- Pending Litigation."  There can be
no   assurance  that  the  Company  would  be
successful    in   replacing   its    current
manufacturer  on  terms  favorable   to   the
Company.  Likewise, there can be no assurance
that  the  Company  will  be  successful   in
finding    additional    manufacturers     to
manufacture its products on terms favorable to it, should product demand increase.


     Dependence On Third Party Relationships.
The Company is dependent on third parties for
the production and distribution of its Safety
Cradle(R)  sharps containers and  anticipates
that  it  will be dependent on third  parties
for  the production and distribution  of  its
follow-on  products.   The  Company  has   no
distribution  agreements.  There  can  be  no
assurance that the Company will be successful
in     obtaining    or    maintaining    such
relationships    with    manufacturers    and
distributors  on  terms  favorable   to   the
Company.

      Pricing of Products.  Pricing  for  the
Company's  products may be  higher  than  for
their conventional counterparts which are not
designed  to provide the protection  afforded
by   the   Company's  products.    Continuing
pressure  from third party payors  to  reduce
costs in the health care industry as well  as
increasing  competition from other protective
products  could affect the Company's  ability
to  sell  its  products  at  premium  prices.
Reductions in selling prices could  adversely
affect   operating  margins  if  the  Company
cannot achieve corresponding reductions in manufacturing costs.

       Price  Fluctuations  of  Resins.   The
Company  uses polypropylene and other  resins
in  the  manufacture of its products.  Prices
are subject to fluctuations caused in part by
changes  in  supply and demand.   Significant
increases in the prices of these resins could
have   a  material  adverse  effect  on   the
financial condition of the Company.

       Rapidly   Changing  Technology.    The
Company  is  presently in various  stages  of
production,  pre-production, development  and
research with respect to its Safety Cradle(R)
sharps    containers,   SafetyStripO   safety
lancet,  ExtreSafeO medical needle retraction
technology,  intravenous flow  gauge  system,
blood  collection needle, filmless  digitized
imaging technology and other products.  There
is  no assurance that development of superior
competing  products and changes in technology
will not eliminate the need for the Company's
products.    The  introduction  of  competing
products could adversely affect the Company's attempts to develop and market its products successfully.

      Lack of Market Acceptance.  The use  of
safety   medical  products,   including   the
Company's products, is relatively  new.   The
Company's products may not be accepted by the
market.   Market acceptance of the  Company's
products  will depend in large part upon  the
Company's   ability   to   demonstrate    the
operational advantages, safety, efficacy, and
cost-effectiveness of its  products  compared
to  competing  products and  its  ability  to
distribute     through     major      medical
distributors. There can be no assurance that the Company's products will achieve market acceptance or that major medical distributors will sell the Company's products.

      Dependence  on Continued  Research  and
Development.   The ExtreSafeO medical  needle
technology,  SafetyStripO,  intravenous  flow
gauge  system, phlebotomy device and filmless
digitized  imaging technology  are  still  in
various  stages of development.  The  Company
is also exploring additional applications for
all   of   its   products.    The   continued
development  of its products and  development
of   additional  applications  therefore   is
important to the long-term success of the Company. There can be no assurance that any of such applications or products will be developed or, if developed, that they will be successful.

      Dependence  on Patents and  Proprietary
Rights.  The Company's future success depends
in   part  on  its  ability  to  protect  its
intellectual   property  and   maintain   the
proprietary nature of its technology  through
a    combination   of   patents   and   other
intellectual property arrangements. There can
be  no assurance that the protection provided
by   patents  and  patent  applications,   if
issued,  will  be  broad  enough  to  prevent
competitors from introducing similar products
or  that such patents, if challenged, will be
upheld  by  the  courts of any  jurisdiction.
Patent  infringement  litigation,  either  to
enforce  the Company's patents or defend  the
Company  from  infringement suits,  would  be
expensive  and,  if it occurs,  could  divert
Company  resources from other  planned  uses.
Any  adverse outcome in such litigation could
have   a  material  adverse  effect  on   the
Company.    Patent  applications   filed   in
foreign   countries  and  patents   in   such
countries  are subject to laws and procedures
that  differ from those in the United States.
Patent  protection in such countries  may  be
different  from patent protection under  U.S.
laws  and  may  not  be as favorable  to  the
Company.    The  Company  also  attempts   to
protect  its proprietary information  through
the use of confidentiality agreements and  by
limiting access to its facilities.  See "Risk
Factors   --   Dependence  on   Third   Party
Relationships."   There can be  no  assurance
that   the   Company's  program  of  patents,
confidentiality  agreements  and   restricted
access  to  its facilities will be sufficient
to    protect   the   Company's   proprietary
technology from competitors.

      Ability to Manage Expanding Operations.
The  Company intends to pursue a strategy  of
rapid   growth.    The   Company   plans   to
significantly expand its product lines and to
devote  substantial resources  to  operations
and  research and development support  areas,
including    marketing   and   administrative
services.  There can be no assurance that the
Company  will obtain sufficient manufacturing
capacity   on   favorable   terms,    attract
qualified personnel or successfully manage such expanded operations. The failure to properly manage growth could have a material adverse effect on the Company.

      Potential  Inability of the Company  to
Compete.  The Company is engaged in a  highly
competitive   business   and   will   compete
directly  with  firms that have  much  longer
operating  histories,  substantially  greater
financial  resources and experience,  greater
size,    more   substantial   research    and
development  and marketing organizations  and
established  distribution channels  and  that
are  better situated in the market  than  the
Company.   Such  competitors  may  use  their
economic strength to influence the market  to
continue to buy their existing products.  The
Company does not have an established customer
base and is likely to encounter a high degree
of competition in developing a customer base.
One  or  more of these competitors could  use
such   resources  to  improve  their  current
products  or  develop new products  that  may
compete  more effectively with the  Company's
products.  New competitors may arise and  may
develop  products  which  compete  with   the
Company's products. No assurance can be given
that  the  Company  will  be  successful   in
competing in its business..  See "Business --
Competition".

      Need for Additional Funds.  The Company
believes  that  its  current  cash  reserves,
together with operating revenues and existing
financing commitments, will be sufficient  to
support  its  operations  for  the  next   12
months.   See  "Management's  Discussion  and
Analysis  of Financial Condition and  Results
of   Operations."   The  Company's  need  for
capital  during the next year  or  more  will
vary   based   upon  a  number  of   factors,
including  the  rate  at  which  demand   for
products  expands,  the level  of  sales  and
marketing activities for the Safety Cradle(R)
sharps  container products, and the level  of
effort  needed  to develop and  commercialize
the   Safety  Cradle(R),  SafetyStripO,   and
ExtreSafeO    medical   needle    technology,
intravenous flow gauge and phlebotomy device.
In addition, the Company's business plans may
change  or unforeseen events may occur  which
require   the  Company  to  raise  additional
funds.  Additional funds may not be available
on  terms acceptable to the Company when  the
Company  needs such funds, if  at  all.   The
lack  of  additional funds when needed  could
have   a  material  adverse  effect  on   the
Company.

      Product Liability.  The sale of medical
devices entails an inherent risk of liability
in  the event of product failure or claim  of
harm caused by product operation.  There  can
be  no assurance that the Company will not be
subject  to such claims, that any claim  will
be successfully defended or if the Company is
found  liable, that the claim will not exceed
the  limits of the Company's insurance.   The
Company  does not currently maintain  product
liability  insurance.  There is no  assurance
that   the   Company  will   obtain   product
liability  insurance on acceptable  terms  in
the  future.  Product liability claims  could
have   a  material  adverse  effect  on   the
Company.

       Pending   Litigation.   During   1994,
Specialized Health Products, Inc. ("SHP"),  a
wholly   owned  subsidiary  of  the  Company,
entered  into  various agreements  with  Mold
Threads,   Inc.,  a  Connecticut  corporation
("MT"),   whereby  MT  agreed  to   construct
various  molds  and  to  manufacture   sharps
container products for SHP.  SHP alleges that
MT    did   not   fulfill   its   contractual
obligations   in  a  timely  or  satisfactory
manner.  When SHP attempted to move the  mold
work   and   production   to   another   mold
maker/manufacturer,  MT  refused  to  release
SHP's  molds.  In January 1995, SHP  filed  a
lawsuit  in the United States District  Court
for  the District of Utah against MT alleging
breach    of   contract,   conversion,    and
intentional   interference   with    business
relations.  Thereafter, MT agreed to  release
SHP's  molds.  SHP's claims are in excess  of
$50,000,  exclusive  of attorney's  fees  and
costs.   In  January 1996, MT  counterclaimed
for $22,328, exclusive of attorney's fees and
costs,  representing amounts MT  alleges  are
owed by SHP.  SHP believes that MT has waived
the    right   to   assert   any   additional
counterclaims.   The  litigation  is  in  the
early  stages, is subject to all of the risks
and  uncertainties  of  litigation,  and  the
outcome   cannot  presently   be   predicted.
Specifically, there is no assurance that SHP will be successful in this lawsuit, that the lawsuit will be resolved on acceptable terms, or that SHP and the Company will not incur significant costs in asserting its claims and defending its position.

     Regulation.  Regulation is a significant
factor  in  the development and marketing  of
the  Company's products and in the  Company's
ongoing   manufacturing  and   research   and
development activities.

      The  Company's Safety Cradle(R)  sharps
container products are Class II devices under
the regulatory structure of the Federal Food,
Drug, and Cosmetic Act (the "FD&C Act") which
is administered by the United States Food and
Drug Administration ("FDA").  The Company has
previously acquired FDA approval of a  510(k)
pre-market clearance submission on its Safety
Cradle(R) sharps container which supports its
marketing and selling of its Safety Cradle(R)
sharps  container products subject to ongoing
regulatory controls by the FDA.  Among  other
things, the FDA requires adherence to certain
"Good    Manufacturing   Practices"   ("GMP")
regulations that include validation  testing,
quality   assurance,  quality   control   and
documentation   procedures.    In   addition,
performance standards could be promulgated by
the  FDA  that the Company's Safety Cradle(R)
sharps containers would be required to  meet.
Failure to meet those standards would require
the  Company to discontinue the marketing  of
the product.  In addition, future regulations
may  be  imposed which might have a  material
adverse effect on the Company and/or  one  or
more of its products.  Furthermore, since the
FDA   continually  regulates   and   inspects
medical devices and their manufacture, any actual or potential product failure could result in the imposition of administrative and/or judicial sanctions, including product recall, which might have a material adverse effect on the Company.

       In  addition  to  the  foregoing,  the
Occupational Safety and Health Administration
("OSHA")  requires,  in  part,  that   sharps
containers be closeable, disposable, puncture-
resistant,  leak  proof  on  the  sides   and
bottom, and appropriately labeled. Future regulations may be imposed which might have a material adverse effect on the Company and/or one or more of its products.

      The  Company's follow-on products  (the
SafetyStripO   and  the  ExtreSafeO   medical
needle technology, intravenous flow gauge and
phlebotomy   device)   are   still   in   the
development  stage.  The Company expects  the
SafetyStripO  to be a Class I device  and  be
subject to the same types of limitations  and
controls as imposed on its sharps containers.
The   Company  expects  its  other  follow-on
products to be Class II devices.  The Company
expects that its follow-on products will  not
require pre-market approval applications  but
will  be  eligible  for pre-market  clearance
through  the  510(k)  notification  procedure
based  upon their substantial equivalence  to
previously marketed devices  There can be  no
assurance that the Company will obtain 510(k)
pre-market clearance to market its  follow-on
products,  or  that  the Company's  follow-on
products  will  be  classified  as  described
above, or that, in order to obtain 510(k) pre-
market  clearance, the Company  will  not  be
required  to submit additional data  or  meet
additional   FDA   requirements   that    may
substantially  delay the 510(k)  process  and
add  to  the  Company's expenses.   Moreover,
such   510(k)   pre-market   clearance,    if
obtained, may be subject to conditions on the
marketing    or    manufacturing    of    the
corresponding  products that may  impede  the
Company's    ability   to    market    and/or
manufacture such products.

       If  any  of  the  Company's  follow-on
products  do  not  qualify  for  the   510(k)
procedure   (either   because   it   is   not
substantially   equivalent   to   a   legally
marketed device or because it is a Class  III
device),  the  FDA must approve a  pre-market
approval ("PMA") application before marketing
can    begin.     PMA    applications    must
demonstrate,  among other matters,  that  the
medical device is safe and effective.  A  PMA
application    is   typically    a    complex
submission, usually including the results  of
clinical    studies,   and    preparing    an
application  is a detailed and time-consuming
process.   Once  a PMA application  has  been
submitted,  the FDA's review may  be  lengthy
and may include requests for additional data.
By  statute and regulation, the FDA may  take
180   days   to  review  a  PMA  application,
although   such   time   may   be   extended.
Furthermore, there can be no assurance that a
PMA  application will be reviewed within  180
days or that a PMA application will be approved by the FDA.

      In  March 1995, the FDA issued a  draft
guidance document on 510(k) notifications for
medical devices with sharps injury prevention
features,  a  category that would  cover  the
Company's  follow-on  products.   The   draft
guidance  provisionally placed this  category
of  products  into  Tier 3  for  purposes  of
510(k)  review,  meaning that  such  products
will   be   subject   to   the   FDA's   most
comprehensive and rigorous review for  510(k)
products.    However,   review   under   this
classification  is  expedited.    The   draft
guidance also states that in most cases,  FDA
will   accept,  in  support   of   a   510(k)
notification,   data  from  tests   involving
simulated use of such a product by health care professionals, although in some cases that agency might require actual clinical data.

       The   process  of  obtaining  required
regulatory  clearances or  approvals  can  be
time-consuming and expensive, and  compliance
with  the  FDA's  GMP  regulation  and  other
regulatory  requirements can  be  burdensome.
Moreover, there can be no assurance that  the
required   regulatory  clearances   will   be
obtained,  and such clearances, if  obtained,
may  include significant limitations  on  the
uses  of  the follow-on products in question.
In  addition, changes in existing regulations
or   guidelines  or  the  adoption   of   new
regulations   or   guidelines   could    make
regulatory  compliance by  the  Company  more
difficult  in  the future.  The Venture  must
also  meet  FDA requirements before marketing
the  filmless  digitized imaging  technology.
The   failure   to  comply  with   applicable
regulations could result in fines, delays  or
suspensions   of  clearances,   seizures   or
recalls  of  products, operating restrictions
and  criminal prosecutions, and would have  a
material adverse effect on the Company.   See
"Business -- Government Regulation."

      Distribution of the Company's  products
in countries other than the United States may
be  subject to regulation in those countries.
There  can  be no assurance that the  Company
will obtain the approvals necessary to market
any   of  its  products  outside  the  United
States.

     Uncertainty in the Health Care Industry.
The  health  care  industry  is  subject   to
changing  political, economic and  regulatory
influences  that  may affect the  procurement
practices  and  operations  of  health   care
facilities.   During the past several  years,
the health care industry has been subject  to
increased     government    regulation     of
reimbursement rates and capital expenditures.
Among  other things, third party  payors  are
increasingly  attempting  to  contain  health
care  costs  by  limiting both  coverage  and
reimbursement levels for health care products
and  procedures.  Because the  price  of  the
Company's  products may exceed the  price  of
conventional   products  the   cost   control
policies of third party payors, including government agencies, may adversely affect use of the Company's products.

      There  are numerous proposals to reform
the  U.S. health care system and health  care
systems  of  various states.  Many  of  these
proposals   seek   to   increase   government
involvement    in    health    care,    lower
reimbursement   rates,  contain   costs   and
otherwise  change  the operating  environment
for  the  Company's customers.   Health  care
providers  may  react to these proposals  and
the uncertainty surrounding such proposals by
curtailing  or deferring investments  in  new
technology, including the Company's products.
The  Company cannot predict what  impact,  if
any,  such  proposals or health care  reforms
might   have   on  the  Company's   financial
condition and results of its operations.

       Dependence  on  Key  Personnel.    The
success  of  the  Company  depends  upon  the
skills,   experience  and  efforts   of   its
management.  Should the services  of  one  or
more members of its present management become
unavailable  to the Company for  any  reason,
the   business  of  the  Company   could   be
adversely affected. The Company does not have noncompetition agreements in place with its key personnel.

      Market  Volatility.  Market  prices  of
securities  of  medical technology  companies
are  highly volatile from time to time.   The
market price of the Company's securities  may
be  significantly affected by factors such as
the  announcement of new product or technical
innovations   by   the   Company    or    its
competitors,   changes  in   the   regulatory
environment, or by other factors that may or may not relate directly to the Company. The availability of 13,970,213 shares of Common
Stock for sale under this Prospectus, which represents a significant increase in the public float prior to this offering, may be expected to negatively impact the market value.

      Potential  Negative  Impact  of  Shares
Eligible for Sale.  No prediction can be made
as  to  the  effect, if any,  that  sales  of
stock,  the availability of stock for  future
sales,  will have on the market price of  the
Common  Stock  prevailing from time  to  time
following  this  offering  (the  "Offering").
Sales  of substantial amounts of Common Stock
(including  stock which may  be  issued  upon
exercise  of Warrants and/or Stock  Options),
or  the perception that such sales may occur,
could   adversely  affect  prevailing  market
prices for the Common Stock.  See "Securities
Eligible for Future Sale."

      Potential  Negative Impact of  Earn-Out
Shares.   John T. Clarke, David  A.  Robinson
and Bradley C. Robinson, who are respectively
a   former  Director;  the  President,  Chief
Executive Officer, Chairman of the Board  and
a Director; and a Vice President and Director
of  the  Company,  have  the  opportunity  to
receive  up  to  an  aggregate  of  2,000,000
additional shares of common stock (the "Earn-
Out   Shares").   Any  issuance  of  Earn-Out
Shares would be based upon the level of  pre-
tax  consolidated  net  income,  adjusted  to
exclude   any   expense  arising   from   the
obligation  to issue or the issuance  of  the
Earn-Out  Shares  and any income  or  expense
associated     with     non-recurring      or
extraordinary   items   as   determined    in
accordance with generally accepted accounting
principles     ("Adjusted    PTNI").      See
"Description   of  Securities   --   Earn-Out
Shares."

     The Company expects that the issuance of
Earn-Out  Shares  will be deemed  to  be  the
payment of compensation to the recipients and
will  result  in a charge to the earnings  of
the Company in the year or years the Earn-Out
Shares are earned, in an amount equal to  the
fair  market  value of the  Earn-Out  Shares.
This   charge  to  earnings  could   have   a
substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

      The  effect  of the charge to  earnings
associated  with  the  issuance  of  Earn-Out
Shares could place the Company in a net  loss
position  for the relevant year, even  though
the  Adjusted  PTNI was at a level  requiring
the  issuance  of  Earn-Out Shares.   Because
Earn-Out  Shares are issuable  based  on  the
results  of a single year, the Adjusted  PTNI
in   a  particular  year  could  require  the
issuance of Earn-Out Shares even though the cumulative Adjusted PTNI for the three years
1996, 1997 and 1998, or any combination of those years, could reflect a lower amount of Adjusted PTNI that would not require the Company to issue such Earn-Out Shares or even a loss at the Adjusted PTNI. There is no assurance that years subsequent to the year or years in which Earn-Out Shares are issued will produce the same level of Adjusted PTNI or will be profitable. The management of the Company may have the discretion to accelerate or defer certain transactions that could shift revenue or expense between years or otherwise affect the Adjusted PTNI in any year or years.

       The  Company  has  agreed  to  file  a
registration  statement under the  Securities
Act with respect to the Earn-Out Shares, when
issued.  The issuance of the Earn-Out Shares,
or  the perception that the issuance of  such
stock   may  occur,  could  adversely  affect
prevailing  market  prices  for  the   Common
Stock.

      No Dividends.  The Company has not paid
dividends  since its inception and  does  not
intend   to   pay   any  dividends   in   the
foreseeable  future.   No  assurance  can  be
given that it will pay dividends at any time.
The   Company  presently  intends  to  retain
future earnings, if any, for financing the growth and expansion of the Company.

     Limitations on Director Liability.   The
Company's    Certificate   of   Incorporation
provides, as permitted by governing  Delaware
law, that a director of the Company shall not
be  personally liable to the Company  or  its
stockholders  for monetary  damages  for  any
action  or  failure to take any action,  with
certain  exceptions.   These  provisions  may
discourage  stockholders from  bringing  suit
against a director for breach of duty and may
reduce    the    likelihood   of   derivative
litigation brought by stockholders on  behalf
of   the  Company  against  a  director.   In
addition,  the  Company has  agreed  and  its
Certificate  of  Incorporation   and   Bylaws
provide,  for  mandatory  indemnification  of
directors and officers to the fullest  extent
permitted  by  Delaware law and  has  entered
into   contracts  with  its   directors   and
officers providing for such indemnification.

      Possible  Delisting of Securities  from
Nasdaq System.  Trading of 294,872 shares  of
the   Company's  Common  Stock  is  currently
conducted  on  the  Nasdaq  Small-Cap  Market
System. In order to continue to qualify its Common Stock for quotation on the Nasdaq
Small-Cap Market, a company must have, among other things, at least $2,000,000 in total assets, $1,000,000 in capital and surplus and a minimum bid price for its common stock of $1.00 per share. The Company may be unable to satisfy the continued listing criteria under the rules, inasmuch as it might have less than $2,000,000 in total assets or $1,000,000 in capital and surplus, or the minimum bid price for its common stock might be less than $1.00 at some time in the future, in which event any listed security of the Company will be subject to delisting.

     In the event of such delisting, trading,
if  any, in the Company's securities would be
expected    to    be   conducted    on    the
over-the-counter market in what  is  commonly
referred  to  as  the "pink  sheets"  or  the
"Electronic Bulletin Board."  As a result, an
investor  may  find  it  more  difficult   to
dispose  of, or to obtain accurate quotations
as to the price of, the Company's securities.
The loss of continued quotation on the Nasdaq
System  may  also  cause a decline  in  share
price,  loss of news coverage of the  Company
and   difficulty   in  obtaining   subsequent
financing.

      No  Control  Over  Market  Making.   No
person is under any obligation to make a market in the Company's Common Stock and any person making a market in the Common Stock may discontinue market making activities at any time without notice. There can be no assurance that an active public market for the Common Stock will continue.

       Placement  Agent  Warrants;  Risk   of
Further  Dilution.  The Company has  provided
Capital  Growth International L.L.C. formerly
U.S.   Sachem   Financial   Consultants,   LP
("Capital  Growth"), the Company's  placement
agent in a private placement, and various sub-
placement  agents, with Series A Warrants  to
purchase shares of Common Stock at the  price
of  $3.00 per share and Series B Warrants  to
purchase shares of Common Stock at the  price
of  $2.00 per share.  Except for the exercise
price, the terms of the Series B Warrants are
the  same  as  the  Series A  Warrants.   See
"Description of Securities."  For the life of
these Warrants, the holders thereof are given
the    opportunity   to   profit   from   the
difference, if any, between the exercise price of these Warrants and the value of or market price, if any, of the Common Stock with a resulting dilution in the interest of existing stockholders. The terms on which the Company could obtain additional capital during the exercise period of the Warrants may be adversely affected by these Warrants.

      Anti-Takeover Provisions of Certificate
and Bylaws.  The Certificate of Incorporation
of  the Company provides for division of  the
Board  of  Directors into three substantially
equal  classes.  Beginning in 1996, one class
of  directors will be elected at each  annual
meeting for a three-year term.  Amendments to
this  provision must be approved  by  a  two-
thirds  vote  of  all the  outstanding  stock
entitled to vote, and the number of directors
may  be  changed by a majority of the  entire
Board of Directors or by a two-thirds vote of
the   outstanding  stock  entitled  to  vote.
Meetings  of the stockholders may  be  called
only  by  the Board of Directors,  the  Chief
Executive  Officer  or  the  President,   and
stockholder  action  may  not  be  taken   by
written   consent.   Stockholder   proposals,
including   director  nominations,   may   be
considered  at  a  meeting  only  if  written
notice  of the proposal is delivered  to  the
Company from 50 to 75 days in advance of  the
meeting,  or within 10 days after  notice  of
the  meeting is given to stockholders if  the
meeting  was not publicly disclosed at  least
60   days   prior  to  the  meeting.    These
provisions   could   have   the   effect   of
discouraging takeover attempts or delaying or
preventing  a  change  of  control   of   the
Company.

      Anti-Takeover Effect of the Issuance of
Preferred   Stock.   The   Company   has   an
authorized  class  of  5,000,000  shares   of
preferred  stock which may be issued  by  its
Board  of  Directors on such terms  and  with
such rights, preferences and designations  as
the  board may determine.  Issuance  of  such
preferred  stock, depending upon the  rights,
preferences  and  designations  thereof,  may
have  the  effect of delaying,  deterring  or
preventing  a  change  in  control   of   the
Company.    In   addition,   certain   "anti-
takeover" provisions of the Delaware  General
Corporation  Law,  among  other  things,  may
restrict  the  ability  of  stockholders   to
effect  a  merger or business combination  or
obtain  control  of the Company  and  may  be
considered  disadvantageous by a stockholder.
See   "Description  of  Securities  --  Anti-
Takeover  Provisions"  and  "Description   of
Securities -- Certain Certificate  and  Bylaw
Provisions."   Management  of   the   Company
presently does not intend to issue any shares
of preferred stock.  The preferred stock may,
however, be issued at some future date  which
stock might have substantially more than  one
vote  per  share or other provisions designed
to  deter a change in control of the Company.
The issuance of such stock to a limited group
of  management Stockholders may vest in  such
persons  absolute  voting  control   of   the
Company,  including, among other things,  the
ability to elect all of the directors, and to
control certain matters submitted to  a  vote
of  Stockholders and to prevent any change in
management  despite performance.   Also,  the
shares of preferred stock may have the right to vote upon certain matters as a separate class.

      Joint  Venture Risks.      In  October,
1995,  the  Company entered into an agreement
with  a  third party to form a joint  venture
(the "Venture"), in the form of a corporation
(Quantum  Imaging Corporation) to develop  an
improved  filmless digitized imaging  system.
For  a  fifty percent interest in the Venture
(before dilution by financing investors), the
Company  is  obligated  to  pay  the  Venture
$15,000  per month for a twelve month period.
The  Company  contributed  total  capital  of
$83,624  to  the  Venture during  1995.   The
Company's  obligations  to  the  Venture  are
cancelable  upon  thirty  (30)  days  written
notice   or  failure  of  the  other  Venture
partner to meet requirements as specified  in
the  Venture  agreement.  In the  opinion  of
Company management, in order to be successful
the Venture must raise between $3,000,000 and
$6,000,000.   The  Company contributed  total
capital  of  $83,624  to the  Venture  during
1995.   It is anticipated that at least  one-
third  of  the  outstanding  shares  of   the
Venture  will  be  sold to  fund  development
through   initial   production   of   related
filmless   digitized  imaging  systems.    No
assurance can be given that research and development will be successful or that the system will find profitable acceptance in the marketplace.


               DIVIDEND POLICY


      To  date,  the  Company  has  not  paid
dividends  on  its respective  common  stock.
The  payment  of dividends, if  any,  in  the
future is within the discretion of the  Board
of   Directors  and  will  depend  upon   the
Company's  earnings, its capital requirements
and  financial condition, and other  relevant
factors.   The  Board of Directors  does  not
intend  to  declare  any  dividends  in   the
foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's operations.


             SHARE PRICE HISTORY


      The Company's common stock (the "Common
Stock")  has been quoted on Nasdaq  Small-Cap
Market  since October 1995 under the  trading
symbol   "SHPI."   From  July  1995   through
October  1995 the Common Stock was quoted  on
the  NASD Over-the-Counter market.  Prior  to
July  1995,  294,872 shares of  Common  Stock
were  effectively free trading,  although  no
active   trading  market  existed   for   the
Company's  Common Stock.  On April 15,  1996,
the  reported high ask and low bid  price  of
the   Common  Stock  was  $9.125  and  $9.00,
respectively.  The following table sets forth
the  high  and  low  bid information  of  the
Common  Stock for the periods indicated.   It
should be understood that only 294,872 shares
of  Common  Stock  have  been  available  for
trading  to  date,  and that  such  over  the
counter  market  quotations  reflect   inter-
dealer prices without retail markup, markdown or commission, and the quotations may not reflect any actual market transactions in the Common Stock.

          Quarter Ended              High       Low
          -------------            --------   ------
          1995
          ----
          September 30              $5.25     $2.50
          December 31               $8.625    $8.25

          1996
          -----
          March 31                  $12.25      $10.75
          June 30 (through April    $ 9.125     $ 9.00
          15)


              Holders of Record

     At April 15, 1996 there were 340 holders of record of the Company's Common Stock.



               CAPITALIZATION

      The  following table sets forth  actual
capitalization of the Company at December 31, 1995, and as adjusted to reflect the effect that would take place if all the Warrants were exercised and converted. There can be no assurance that all or any Warrants will be exercised.

                                                  December 31, 1995
                                                  Actual       As Adjusted

Long-term debt                                $         -    $         -

Stockholders' Equity:

Preferred Stock, $.001 par value - 5,000,000           --              --
  shares authorized; no shares outstanding
Common Stock, $.02 par value -
  50,000,000 shares  authorized,                  171,333          259,358
  8,566,653 (12,967,903, as adjusted)
  outstanding(1)
Common Stock Subscriptions Receivable            (259,500)        (259,500)
Additional Paid-in Capital                      9,316,028       21,141,378
Accumulated Deficit                            (3,858,056)      (3,858,056)
                                              ------------------------------
Total Stockholders' Equity                      5,369,805       17,283,180
                                              ------------------------------
Total Capitalization                           $5,369,805      $17,283,180
                                              ==============================
_______________
<F1>
(1)       Adjusted  to  give  effect  to  the
  issuance  of  3,110,875  shares  of  Common
  Stock  issuable  upon the exercise  of  the
  Series  A  Warrants at $3.00 per share  and
  1,290,375  shares of Common Stock  issuable
  upon  the exercise of the Series B Warrants
  at  $2.00  per  share.   The  Warrants  are
  callable  by  the  Company  under   certain
  conditions.      See    "Description     of
  Securities."   Does  not  include   up   to
  2,000,000  shares  of  Common  Stock   (the
  "Earn-Out  Shares")  that  may  be   issued
  pursuant   to   certain   agreements   with
  members of management, 1,284,998 shares  of
  Common Stock that may be granted under  the
  Company's non-qualified stock option  plan,
  including   1,171,810   shares   of   stock
  subject to options now outstanding,  63,000
  shares  of Common Stock issuable  upon  the
  exercise of options now outstanding  issued
  under   SHP's  non-qualified  stock  option
  plan  which  was assumed by the Company  in
  connection  with the Company's  acquisition
  of  SHP,  or 45,000 shares of Common  Stock
  issuable  upon  the  exercise  of   certain
  warrants  issued  to a single  investor  by
  SHP  which  were assumed by the Company  in
  connection  with the Company's  acquisition
  of SHP.  See "Description of Securities."





           SELECTED FINANCIAL DATA


      The  following data have  been  derived
from  the  Company's  consolidated  financial
statements  that  have been audited  by  KPMG
Peat Marwick LLP, independent auditors.   The
information   set   forth   below   is    not
necessarily  indicative  of  the  results  of
future  operations  and  should  be  read  in
conjunction with the Financial Statements and
related Notes appearing elsewhere herein:
                                         Period Ended (1)
                                     Nov.
                                     19,        Dec.       Dec.
                                     1993       31,        31,
                                   (incept      1994       1995
                                   ion) to
                                   Dec. 31
                                    , 1993
Statement of Operations Data:
Sales                            $       --     33,256    447,844
Cost of sales                            --     21,669    294,171
Gross profit                             --     11,587    153,673
                                 ---------------------------------
Expenses:
Research and development                  --    290,950    804,639
Selling, general and                   3,450    620,022  2,133,021
administrative
Write off of operating assets             --         --    255,072
                                 ---------------------------------
Total expenses                         3,450    910,972  3,192,732
                                 ---------------------------------
Operating loss                       (3,450)   (899,385)(3,039,059)
Net other income (expense)                --     (7,563)   119,570
                                 ---------------------------------
Net loss                             (3,450)   (906,948)(2,919,489)
Dividends on preference stock             --    (16,780)   (11,389)
                                 ----------------------------------
Net loss attributable to common   $  (3,450)   (923,728)(2,930,878)
stockholders
                                 ==================================
Net loss per common share        $       --        (.75)      (.69)
                                 ==================================
Weighted average number of shares
used for net loss per share       1,170,000  1,224,074   4,269,131
computation (2)
                                ===================================

Balance Sheet Data (at period
end):

Working capital                 $   (12,150)  (287,723)  4,194,568
Total assets                         16,550    656,865   5,950,728
Long-term debt, less current             --    458,333         --
  maturities
Total stockholders equity            (2,150)  (355,878)  5,369,805)
(deficit)

_________________________________________________________
<F1>
(1)      Excludes Specialized Health Products
  International,   Inc.  (formerly,   Russco,
  Inc.) which had no operations prior to  the
  Acquisition  on  July  28,  1995,  and   is
  immaterial.
<F2>
(2)     Net loss per common share is based on
  the  weighted  average  number  of  common
  shares  outstanding.   Stock  options   and
  warrants,  and  preferred shares  prior  to
  conversion,   are  not  included   in   the
  calculation  because this  inclusion  would
  be  anti-dilutive and reduce the  net  loss
  per share amount.


    MANAGEMENT'S DISCUSSION AND ANALYSIS
    OF FINANCIAL CONDITION AND RESULTS OF
                 OPERATIONS

      The  following discussion and  analysis
provides    information   which    management
believes  is  relevant to an  assessment  and
understanding  of the Company's  consolidated
results    of   operations   and    financial
condition.  The discussion should be read  in
conjunction  with the consolidated  financial
statements  and notes thereto.   Wherever  in
this  discussion the term "Company" is  used,
it  should  be  understood to  refer  to  the
Company  and  SHP,  on a consolidated  basis,
except where the context clearly indicates to
the   contrary.   Prior  to  the  Acquisition
wherein the Company acquired SHP (See note  1
to the consolidated financial statements) the Company had no operations.

Overview

      From  its  inception, the  Company  has
incurred  losses  from  operations.   As   of
December 31, 1995, the Company had cumulative
net losses totaling $3,858,056.  To date, the
Company's  principal  focus  has   been   the
design,  development, testing, and evaluation
of  its  Safety Cradle(R) sharps  containers,
SafetyStripO   lancet,   ExtreSafeO   medical
needle technology, intravenous flow gauge system, blood collection device, and other products, and the design and development of its molds and production processes relating to its Safety Cradle(R) sharps containers.

      In  1994, the Company had limited sales
of its sharps containers due, in part, to the
fact  the  molds used to produce  the  sharps
containers had not been completed and come on
line.    Certain  of  the  Company's   Safety
Cradle(R)   sharps   container   molds   were
completed  in  the first half  of  1995,  and
additional Safety Cradle(R) sharps  container
molds  were completed in the second  half  of
1995.  As molds were completed, the Company's
sales  increased  from $33,256  for  1994  to
$447,844 for 1995.  During the fourth quarter
of 1995 the Company had sales of $5,503.  The
decrease  in sales during the fourth  quarter
of   1995   was  related  to  the   Company's
inability to use the molds during a good part
of   the  fourth  quarter  of  1995  due   to
improvements  that  were being  made  to  the
molds.   Said improvements were completed  in
the first quarter of 1996 and will affect sales during the first quarter of 1996.

      During the fourth quarter of 1995,  the
aggregate  effect  of year  end  adjustments,
which relate to prior quarters, increased the
net  loss  by approximately $457,000.   These
adjustments  were primarily the result  of  a
write  off  of operating assets  and  amounts
capitalized  as research and development  and
adjustments   to   consulting   and   expense
reimbursement.

      The Company anticipates that commercial
production  of its SafetyStripO lancet,  will
commence in 1996. Provided the necessary  FDA
approvals are obtained, of which there is  no
assurance, the Company anticipates commercial
production   of   the  ExtreSafeO   catheter,
ExtreSafeO  phlebotomy device and  ExtreSafeO
syringe   will   commence  in   1997.     The
Company's other ExtreSafeO medical needle technology products, intravenous flow gauge and blood collection device are conceptual ideas in the research stage. No assurance can be given, however, that the Company will be able to adhere to these time frames or that such products will ever go to market.

Years  Ended  December 31, 1995 and  December
31, 1994

      The  Company had sales of $447,844  for
the  year ended December 31, 1995, and  sales
of  $33,256  for the year ended December  31,
1994.   These  revenues were derived  largely
from the sale of sharps containers that were produced on a limited basis during 1994.
Commercial manufacture and sale of additional sizes and versions of the Company's sharps containers were introduced in the third and fourth quarters of 1995. At present, the only product the Company is selling is its Safety Cradle(R) sharps container products.
Moreover, during 1995 $418,509 or ninety-three percent of the Company's sales were through Moore Medical Corp., a non-exclusive distributor for the Safety Cradle(R) sharps container products. The Company does not have and has not had a distribution agreement with Moore Medical Corp. requiring Moore
Medical Corp. to buy or sell any of the Company's products.

      The Company's trade accounts receivable
were  $350,718 at December 31, 1995, compared
with  $4,471  at December 31, 1994.   Of  the
$350,718  amount, $348,266 was  owed  to  the
Company  by  a  single  distributor  of   the
Company's  sharps  container  products.   The
$348,266  was  collected  in  full  from  the
distributor  on March 15, 1996.  The  Company
believes   the   remaining   trade   accounts
receivable owing as of December 31, 1995 are collectible.

      Research and development expenses  were
$804,639  for  the  year ended  December  31,
1995,  compared with $290,950  for  the  year
ended   December  31,  1994.   The  Company's
efforts in the year ended December 31,  1995,
were focused on refining the design and molds
for  its  Safety  Cradle(R) sharps  container
products, and upon the design and development
of  its  SafetyStripO and ExtreSafeO  medical
needle  technology,  intravenous  flow  gauge
system,  and  blood collection  device.   The
Company's efforts in the year ended  December
31, 1994, were focused on refining the design and producing molds for its Safety Cradle(R) sharps container products.

     General and administrative expenses were
$2,133,021  for the year ended  December  31,
1995, compared to $620,022 for the year ended
December  31,  1994.    The  increased  costs
resulted largely from the following increases
in   expenditures.   First,   selling   costs
increased  from  $4,563 for  the  year  ended
December  31, 1994 to $360,694 for  the  year
ended  December  31, 1995.  The  increase  in
selling costs were primarily a result  of  an
increase  in  the expenditures  made  by  the
Company   to  market  and  sell  its   Safety
Cradle(R)  sharps container products.   Next,
salaries and benefits increased from $201,328
for  the  year  ended December  31,  1994  to
$592,642  for  the  year ended  December  31,
1995.   The increase resulted primarily  from
the hiring of additional product development,
sales  and  marketing  personnel  to  support
sales  and commercialization of the Company's
products as well as pay increases granted  to
certain  of  the Company's employees.   Next,
legal, accounting and other professional  and
consulting  fees increased from $179,674  for
the  year ended December 31, 1994 to $548,034
for  the  year ended December 31, 1995.   The
increase   in   costs  was   primarily   from
accounting and legal expenses associated with
the  Acquisition, the filing of  a  Form  S-1
registration  statement, increased  financing
activities   and  expenses  associated   with
litigation.      Finally,     travel      and
entertainment  costs increased  from  $56,812
for  the  year  ended December  31,  1994  to
$182,989  for  the  year ended  December  31,
1995.   The increase resulted primarily  from
increased  costs  associated with  financing,
manufacturing,    selling    and    marketing
activities.

      Net  other income was $119,570 for  the
year  ended December 31, 1995, compared  with
net  other  expense of $7,563  for  the  year
ended  December 31, 1994.  The  other  income
for  year  ended December 31,  1995,  relates
primarily to interest earned on funds derived
from   the  sale  of  the  Company's   equity
securities  in  a  private  placement   which
closed  in  August 1995 wherein  the  Company
raised  gross  proceeds  of  $8,602,500  (net
proceeds  of $7,519,060).  Net other  expense
was  $7,563  for the year ended December  31,
1994.   The  other  expense  relates  to  the
accrued interest on certain notes payable and the interest on the Company's line of credit.



Year Ended December 31, 1993

     SHP was formed in November of 1993.  SHP
had  no  revenues from inception to  December
31,  1993.   The  principal activity  of  SHP
during   this  period  was  negotiation   and
acquisition   of  the  certain   intellectual
property  relating to the sharps  containers.
SHP  had  no  research  and  development   or
financing   expenses.    The   general    and
administrative   expenses  of   SHP   totaled
$3,450,   which  were  devoted   largely   to
activities relating to the acquisition of the
Sharp-Trap(R)   patents,   (See   "Business")
patent applications and related intellectual property.

      During  the  periods prior to  November
1993, the Company (not including SHP) had no operations and its financial results were immaterial

Liquidity and Capital Resources

       The  Company's  need  for  funds   has
increased  from period to period  as  it  has
increased   its   research  and   development
activities, expanded staff, and commenced the
purchase   and  construction  of  molds   and
production  equipment.  To date  the  Company
has   financed  its  operations   principally
through borrowings and private placements  of
equity securities and debt.  Through December
31,  1995, the Company had received net  cash
from   financing   activities   approximately
$9,100,000 through financing activities.  The
bulk  of  the  proceeds  from  the  Company's
financing activities resulted from  the  sale
of  equity  securities.  As of  December  31,
1995,   the  Company's  liabilities   totaled
$580,923.   All  of  these  liabilities   are
current liabilities.  The Company had working
capital  at the year ended December 31,  1995
of $4,194,568 and the Company used net cash in operating activities of $2,605,616 in 1995.

      The  Company  has  3,110,875  Series  A
Warrants  and  1,290,375  Series  B  Warrants
outstanding which are exercisable for  shares
of  Common Stock of the Company at a price of
$3.00  per  share  in the case  of  Series  A
Warrants and $2.00 per share in the  case  of
Series  B Warrants, and expire on the earlier
of   (a)   two   years  from  the   date   of
effectiveness  of  a  registration  statement
under  the Securities Act covering the Common
Stock  underlying such Warrants, which period
shall  be  extended day-for-day for any  time
that a prospectus meeting the requirements of
the  Securities Act is not available, or  (b)
the  date specified in a notice of redemption
from  the Company (subject to the prior right
of the holder to exercise the Warrants for at
least  20  days following the  date  of  such
notice)  in the event that the closing  price
of  the  Common Stock for any ten consecutive
trading  days  preceding such notice  exceeds
$6.00   per   share  and   subject   to   the
availability of a current prospectus covering
the  underlying stock.  Thus, the Company may
accelerate the expiration of the Warrants  in
the  event that the average market  price  of
the Common Stock exceeds $6.00 per share,  in
which event the holders of the Warrants would
be  permitted to exercise the Warrants during
a  period  of not less than 20 days following
notice of such an event.  The exercise of all
the  Series  A  and Series B  Warrants  would
result  in a gross cash inflow to the Company
of $11,913,375. The Company presently intends
to  accelerate the expiration of the Warrants
when and if such conditions are met.  All  of
the   Warrants   are  currently  outstanding.
There can be no assurance, however, that any of the Warrants will be exercised.

     Prior to the Acquisitions, SHP issued to
a  nonaffiliated  shareholder  a  warrant  to
purchase  45,000  shares of Common  Stock  at
$1.67 per share.  Said warrant was issued  by
SHP  in  exchange  for  cash.   This  warrant
expires in 1996 and became an outstanding obligation of the Company, rather than of SHP, on July 28, 1995 (the date of the
Acquisition).

       On  September  1,  1995,  the  Company
adopted   a  Company's  non-qualified   stock
option plan ("NQSOP") wherein the Company  is
authorized to grant options to purchase up to
1,284,998  shares  of  Common  Stock  of  the
Company.  Pursuant to the NQSOP, in September
1995,  the  Company granted stock options  to
purchase  1,151,810 shares of  Common  Stock,
and  in  November , the Company issued  stock
options  to purchase 20,000 shares of  Common
Stock.   All  of  these  stock  options   are
immediately   exercisable.    These   options
expire in 2000.

      In  addition to the options outstanding
under the NQSOP, the Company also has 108,000
options  outstanding that were  issued  under
the SHP NQSOP and that became obligations  of
the  Company  pursuant to the  terms  of  the
Acquisition.   The SHP NQSOP  options  allows
the   holders  thereof  to  purchase  108,000
shares of the Company's common stock at $0.39 per share. In April 1996, 22,500 of options issued under the SHP NQSOP expired and 22,500 such options were exercised. The remaining
63,000 outstanding SHP NQSOP options expire in 2004.

  The  Company also gave certain officers and
directors  of the Company the opportunity  to
receive  up  to  an  aggregate  of  2,000,000
shares   of   Common  Stock  (the   "Earn-Out
Shares").   Any  issuance of Earn-Out  Shares
would  be  based  upon the level  of  pre-tax
consolidated net income, adjusted to  exclude
any  expense  arising from the obligation  to
issue  or the issuance of the Earn-Out Shares
and any income or expense associated with non-
recurring   or   extraordinary    items    as
determined   in  accordance  with   generally
accepted   accounting  principles  ("Adjusted
PTNI").   See  "Description of  Securities  -
Earn-Out Shares."

     The Company expects that the issuance of
Earn-Out  Shares  will be deemed  to  be  the
payment of compensation to the recipients and
will  result  in a charge to the earnings  of
the Company in the year or years the Earn-Out
Shares are earned, in an amount equal to  the
fair  market  value of the  Earn-Out  Shares.
This   charge  to  earnings  could   have   a
substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

      The  effect  of the charge to  earnings
associated  with  the  issuance  of  Earn-Out
Shares could place the Company in a net  loss
position  for the relevant year, even  though
the  Adjusted  PTNI was at a level  requiring
the  issuance  of  Earn-Out Shares.   Because
Earn-Out  Shares are issuable  based  on  the
results  of a single year, the Adjusted  PTNI
in   a  particular  year  could  require  the
issuance of Earn-Out Shares even thought he cumulative Adjusted PTNI for the three years
1996, 1997 and 1998, or any combination of those years, could reflect a lower amount of Adjusted PTNI that would not require the Company to issue such Earn-Out Shares or even a loss at the Adjusted PTNI. There is no assurance that years subsequent to the year or years in which Earn-Out Shares are issued will produce the same level of Adjusted PTNI or will be profitable. The management of the Company may have the discretion to accelerate or defer certain transactions that could shift revenue or expense between years or otherwise affect the Adjusted PTNI in any year or years.

       The  Company  has  agreed  to  file  a
registration  statement under the  Securities
Act with respect to the Earn-Out Shares, when
issued.  The issuance of the Earn-Out Shares,
or  the perception that the issuance of  such
stock   may  occur,  could  adversely  affect
prevailing  market  prices  for  the   Common
Stock.

      In  October, 1995, the Company  entered
into  an agreement with a third party to form
a  joint venture (the "Venture"), in the form
of    a    corporation    (Quantum    Imaging
Corporation) to develop an improved  filmless
digitized  imaging  system.   For   a   fifty
percent   interest  in  the  Venture  (before
dilution by financing investors), the Company
is  obligated to pay the Venture $15,000  per
month for a twelve month period.  The Company
contributed total capital of $83,624  to  the
Venture    during   1995.    The    Company's
obligations  to  the Venture  are  cancelable
upon  thirty  (30)  days  written  notice  or
failure of the other Venture partner to  meet
requirements  as  specified  in  the  Venture
agreement.    In  the  opinion   of   Company
management,  in  order to be  successful  the
Venture  must  raise between  $3,000,000  and
$6,000,000.   The  Company contributed  total
capital  of  $83,624  to the  Venture  during
1995.   It is anticipated that at least  one-
third  of  the  outstanding  shares  of   the
Venture  will  be  sold to  fund  development
through   initial   production   of   related
filmless   digitized  imaging  systems.    No
assurance  can be given that the system  will
find    profitable    acceptance    in    the
marketplace.  See "Business -- Products Under
Development."

      The Company's working capital and other
capital requirements during the next year  or
more  will  vary  based  upon  a  number   of
factors,   including  the  cost  to  complete
development  and  bring the SafetyStripO  and
ExtreSafeO    medical   needle    technology,
intravenous  flow  gauge  system,  phlebotomy
device   and  other  products  to  commercial
viability,  the  cost and  effort  needed  to
complete   production  of  the  Sharp-Trap(R)
molds,  the level of sales and marketing  for
the  Safety Cradle(R) sharps containers,  and
the  resources that will be expended in SHP's
lawsuit against Mold Threads, Inc.  See "Risk
Factors  --  Litigation."   At  present,  the
Company   has  committed  to  spend  $103,805
during  fiscal 1996 on projects  relating  to
the   development  and  manufacture  of   its
products.   The  Company  believes  that  the
funds  described  above and  funds  generated
from  the sale of its Safety Cradle(R) sharps
container  products, will  be  sufficient  to
support  the Company's operations and planned
capital expenditures at least through  fiscal
1996.    The  Company's  failure  either   to
produce  or  sell  sufficient  quantities  of
Safety  Cradle(R)  sharps container  products
could  materially  and adversely  affect  the
Company's  cash  flows.   In  addition,   the
Company's   business  plans  may  change   or
unforeseen events may occur which require the Company to raise additional funds.

Inflation

      The  Company does not expect the impact
of inflation on operations to be significant.

Backlog

       There  are  no  material  backlog   of
unfilled orders of the Company's products.

Future Results

      This  document contains both historical
facts  and  forward-looking statements.   Any
forward-looking statements involves risks and
uncertainties, including but not  limited  to
risk  of  product demand, market  acceptance,
economic conditions, competitive products and
pricing, difficulties in product development,
commercialization, and technology, and  other
risks.   As  a  result, the Company's  actual
future operations could differ significantly from those discussed in the forward-looking statements.



                  BUSINESS


General

      The  Company primarily develops  health
care products that limit or prevent the risk of accidental needle sticks which may cause the spread of blood-borne diseases such as HIV and hepatitis B, and secondarily develops other products for use in the health care industry.

      The Company has created a portfolio  of
proprietary health care products that are  in
various stages of production, pre-production,
development  and  research.   The   Company's
products   include  those   being   currently
commercialized,    those    utilizing     the
ExtreSafe(TM)  medical needle technology  and
those  relating to certain filmless digitized
imaging  technology.  In December  1994,  the
Company  introduced the first in its line  of
newly  developed containers for the  disposal
of   contaminated  "sharps"  (i.e.,  needles,
syringes,    blood    collection     systems,
intravenous   catheters,   surgical   blades,
lancets,   etc.).    Additional   sizes   and
versions  of  its  Safety  Cradle(R)   sharps
containers  were released in  the  third  and
fourth  quarters  of 1995.   The  Company  is
developing     a    safety    lancet     (the
"SafetyStrip(TM)"), a small hand-held  device
for  penetrating the skin to obtain blood for
analysis.   Commercial  production  of    the
SafetyStrip(TM) is anticipated to commence in 1996.

     The Company is also developing a line of
products  using  the Company's  ExtreSafe(TM)
medical needle technology (the "ExtreSafe(TM)
Products"),  which incorporates a  system  to
allow    a   contaminated   needle   to    be
automatically   retracted   and   immediately
encapsulated without exposure to  the  health
care worker.  Products under development that
incorporate the ExtreSafe(TM) medical  needle
technology    include    the    ExtreSafe(TM)
phlebotomy devise, ExtreSafe(TM) catheter and
several   different   ExtreSafe(TM)   syringe
applications.    The   Company   expects   to
introduce  additional  products  using   this
technology.  Prototypes of the first  product
using   the   ExtreSafe(TM)  medical   needle
technology were completed in April  1995  and
commercial   production  is  anticipated   to
commence in 1997, provided the necessary  FDA
approvals are obtained, of which there is  no
assurance.   Prototypes of the  ExtreSafe(TM)
catheter   and  ExtreSafe(TM)  syringe   were
completed  in  the second half of  1995.  The
Company's concepts for a safety intravenous flow gauge and blood collection are in the research stage.

      The  Company  has also entered  into  a
joint  venture  to  design  and  produce   an
improved    filmless    digitized     imaging
technology  to  be used in the medical  field
(the "Imaging Products") which is in the research stage.


Company Background and 1995 Reorganization

      The Company was incorporated in 1986 as
Santian Ventures, Inc. as a Utah corporation.
Santian  Ventures,  Inc.  was  organized   to
engage  in  the business of acquiring  assets
and properties of any kind without regard  to
any  specific  type of business or  industry.
In  1989  the  Company changed  its  name  to
Ware/Hadley Ventures, Inc.  Subsequently, the
Company's  corporate domicile was changed  to
the  State  of  Delaware, and  its  name  was
changed  to Russco, Inc., effective  December
20,  1990,  by  merger into a  newly  created
Delaware  corporation.  The  Company  had  no
operations until July 28, 1995.  On that date
and  pursuant  to the terms  of  a  Placement
Agreement,  the terms of which were  proposed
by   Capital  Growth,  the  Company  acquired
Specialized  Health Products,  Inc.,  a  Utah
corporation,   through  a   merger   with   a
subsidiary  of the Company, and  the  Company
changed  its  name  to  "Specialized   Health
Products International, Inc."  Pursuant to an
Agreement and Plan of Merger dated  June  23,
1995,  among  the Company, SHP and  Scott  R.
Jensen, the sole officer and director of  the
Company prior to the Acquisition (the "Merger
Agreement"), Scott R. Jensen resigned as  the
sole  officer  and director  of  the  Company
effective    upon   consummation    of    the
Acquisition wherein SHP became a wholly owned
subsidiary  of  the  Company.   The   persons
serving  as  officers and  directors  of  SHP
immediately prior to the consummation of  the
Acquisition were elected to the same  offices
with the Company and retained their positions
as   directors  and  officers  of  SHP.    In
addition, the outstanding securities of SHP became outstanding securities of the Company.
Prior to the Acquisition, neither SHP nor any affiliate of SHP had an interest in Russco, Inc.

Products

     Sharps Containers

     In January 1994, SHP acquired the Sharp-
Trap(R) name and all technology developed  by
Sharp-Trap,  Inc.,  a  Michigan  corporation,
relating to a patented container entry system
that  is  designed  to  reduce  the  risk  of
accidental  needle  sticks  and  exposure  to
contaminated  instruments when  disposing  of
contaminated  instruments.  At  the  time  of
SHP's    purchase   of   the    Sharp-Trap(R)
technology,  Sharp-Trap,  Inc.  was   already
manufacturing two sharps container product configurations, a 0.5 quart and a 1.5 quart
(the "Sharp-Trap(R)" containers).

       Following   additional  research   and
discussions with medical product distributors
and  end users, SHP designed an improved line
of  Safety  Cradle(R) sharps containers  (the
"Safety Cradle(R)") which retained the  basic
container closure technology and incorporated
improvements  to  make  them  safer,   higher
quality,  easier to use and  less  costly  to
manufacture     than    the     Sharp-Trap(R)
containers.     The    self-closing    Safety
Cradle(R)  containers allow for  disposal  of
sharps  in  a  container that incorporates  a
self-closing  sharps  containment  flap,  and
open/close/lock    mechanism.      Especially
adapted  for  alternate site use,  SHP's  new
line  of  Safety Cradle(R) sharps  containers
provide  convenience and safety for  portable
applications.   In addition,  each  of  SHP's
sharps containers is designed to be used as a
self-contained  shipping container,  used  in
the transport of unused medical products, and
readily converted at a user's site for use as
a safe and efficacious sharps container.  The
Safety  Cradle(R)  sharps container's  novel,
single-molded-part lid fits  three  sizes  of
container  wells to fill a broad spectrum  of
sharps  containment applications,  especially
alternate  site use which includes  emergency
vehicle,  in-home and insurance testing.   As
each  Safety  Cradle(R) sharps  container  is
formed  from  only  two  molded  parts,  unit
manufacturing   cost  places   SHP's   sharps
containers  in a competitive position,  while
the   special   design  for  transportability
permits  the  Safety Cradle(R)  container  to
fill a unique market niche.  These containers
are     made    of    environmentally    safe
polypropylene material.

      SHP  has developed three sizes  of  the
Safety   Cradle(R)  container  wells.    Each
container  well uses the same  top,  but  the
bottom  section  varies  in  size  to   allow
different volumes to be accommodated (i.e., a
3  inch,  a  5  inch and  a  9  inch  ).   By
manufacturing the top separately, savings  in
manufacturing cost are achieved.   Also,  the
containers  may  be used not only  as  Safety
Cradle(R) sharps containers and transporters, but also as recyclers.

      The  Safety Cradle(R) products  can  be
used for a variety of purposes, including:

      Safety Cradle(R) Sharps Container - all
three sizes will be used as Safety Cradle(R) sharps containers to contain and dispose of contaminated sharps. Sale of the 3 inch and the 5 inch sizes began in March 1995 with earlier models. Sales of the latest models began in December of 1995.

       Transporter  -  all  three  sizes  are
designed  to  house  medical  kits  and   new
syringes for shipping to the customer.   Upon
arrival  at  a  customer  site,  each  Safety
Cradle(R) sharps container can be utilized as
a  sharps disposal container. The first sales
of     Safety    Cradle(R)    products     as
transporter/sharps containers are anticipated to take place this year.

     Recycler -  all three sizes are designed
for use by medical product manufacturers as a
secured  container, so that discarded  sharps
may be shipped back to the manufacturer or to
a sharps disposer for recycling.  The Company
anticipates  that  it  will  be  prepared  to
execute   orders   for  its   SafetyCradle(R)
products used as recyclers by  this year.


Products Under Development

     The SafetyStripO Lancet

       Lancets  are  small  devices  used  to
penetrate  the  skin, usually  a  finger,  to
obtain  a  few  drops of blood for  analysis.
Lancets  are used by health care workers  and
can   be  self-administered  by  individuals,
especially  insulin users.  The  same  safety
concerns  exist with the handling of  lancets
as   with  needles,  because  lancets  become
contaminated after they come into contact with blood.

      There  are a number of lancets  on  the
market today, the most common of which  is  a
small "nail" type instrument which is pressed
against  the finger, and the "nail"  is  then
triggered  to  penetrate  the  skin  by  hand
pressure.   Some lancets penetrate  the  skin
with a blade, which is commonly considered to
be  less  painful  to the  patient  than  the
"nail"  and  generally is more successful  in
blood  production.  The nail type  lancet  is
often inserted into a spring loaded hand held
device,  about the size of a large pen.   The
device  is  pressed against the skin  of  the
patient's finger which is penetrated when the
spring  is triggered.  After triggering,  the
lancet  handle  must  be  emptied  and   then
reloaded with another single lancet  for  use
on  the next patient.  The Company is unaware
of  any  lancets  on  the market  today  that
provide  absolute  protection  against  being
used  more  than once on different  patients.
Furthermore, existing lancet handle parts may
become contaminated by blood splattering when
the  finger  is  pierced.   To  help  prevent
contamination,  contaminated   lancet   parts
should  be  sterilized or disposed  of  after
each     use.     In    practice,    however,
sterilization usually does not take place on all such parts after each use and some lancet parts are commonly used more than once.

      The Company's SafetyStripO lancets will
be easy-to-use and provide protection against
being  used  more  than  once.   SafetyStripO
lancets  will be provided in cartridge  strip
housings   of  six  lancets  per   strip,   a
configuration   that  is  patent   protected.
Lancets  are used one at a time, by  breaking
off  and discarding lancets immediately after
use.   A  strip  housing  is  loaded  into  a
convenient  low-cost hand held carrier  which
also   provides  a  means  for   safely   and
conveniently  triggering each lancet.   After
penetrating    the    skin,    the      blade
automatically returns inside its housing  and
cannot  be reused..  The used blade,  encased
by its protective housing, is then broken off
from  the  cartridge strip and  appropriately
discarded.  Reloading the handle with another
cartridge  is a simple process.  Use  of  the
Company's  SafetyStripO will  be  easier  and
faster than use of existing lancets.  Testing
performed  and funded by an entity  owned  in
part  by  Dr. Gale H. Thorne (an officer  and
director  of  the  Company)  has  shown   the
Company's SafetyStripO to be less painful  to
the  patient than traditional lancets because
of  the revolutionary design of the blade and
its  rotary  spring motion which  drives  the
blade  both  outward to lance and inward  for
retraction.  It is also noteworthy that  part
of  the  lancet in contact with the patient's
skin   prior  to  lancing  is  sterile  until
contaminated  by  use.   A prototype  of  the
SafetyStripO lancet was completed earlier this year and the Company anticipates that commercial production will begin in 1996.

     ExtreSafeO Phlebotomy Device

      For certain blood tests it is necessary
to  draw blood from the patient for analysis.
The  present method for obtaining a  draw  of
blood involves the insertion of a needle into
a  blood  vessel and the drawing of blood  by
way  of  vacuum pressure most  often  into  a
small  evacuated tube-like container commonly
known  as  a Vacutainer(R) (the Vacutainer(R)
is  not  a trademark of the Company).   After
the   blood  draw,  the  needle  is  manually
removed   from   the   patient   and,   while
continuing  to  attend to  the  patient,  the
Vacutainer(R) and needle are often placed  on
a  tray  or set aside.  Afterward, the needle
is  usually  unscrewed and discarded  into  a
sharps  container.  The Company's  ExtreSafeO
phlebotomy  device provides a  safer  method.
The  device retracts the inserted needle into
a  safe  housing  quickly and  automatically,
minimizing the chance of an inadvertent stick
by a "dirty" needle.  Retraction is initiated
by   a  simple  depression  of  a  designated
distortable  portion of the housing  assuring
that  there is no action directed  toward  or
away from the patient which might affect  the
depth  of  needle penetration.  The Company's
ExtreSafeO technology  has a number of  other
applications,    including   an    ExtreSafeO
catheter  and  ExtreSafeO  syringe  described
hereafter.   Prototypes  of  the   ExtreSafeO
phlebotomy  device needle were  completed  in
1995   and   the  Company  anticipates   that
commercial  production  will  begin  in  1997
provided the necessary FDA approvals are obtained, of which there is no assurance.

     ExtreSafeO Catheter

      Contemporary catheter use has  problems
similar   to  those  faced  in  blood   draw.
Inserting  a catheter involves a percutaneous
needle   stick  followed  by  threading   the
catheter  over  the needle into  a  patient's
vein or artery.  This method is unsafe in two
respects.   First, when the needle is  pulled
out  of the catheter there is a discharge  of
blood which could contaminate the health care
worker.  Second, needle sticks occur when the
needle   is   withdrawn  from  the   catheter
because,  in  some instances, the  needle  is
temporarily left exposed while the patient is
being  attended to by the health care worker.
Like  the ExtreSafeO phlebotomy device ,  the
Company's  ExtreSafeO  catheter  retracts   a
contaminated  needle  from  a   patient   and
encloses the needle in a safe housing when  a
health care worker depresses a portion of the
housing  at  the  time the needle  is  to  be
extracted  from  the  patient  and  catheter.
Further,  in  one version of  the  ExtreSafeO
catheter, a manually closeable portion of the
catheter stem permits the catheter channel to
be  held closed until a connection is made to
a  medical  line  thereby  restricting  blood
loss.  Prototypes  of  one  version  of   the
ExtreSafe  catheter  were  completed  earlier
this  year  and the Company anticipates  that
commercial  production  will  begin  in  1997
provided the necessary FDA approvals are obtained, of which there is no assurance.

     ExtreSafe Syringe

      Another area where there is significant
risk  of  needle  sticks is in  syringe  use.
Contemporarily,  there  are  many   different
aspects  of  syringe  use  which  range  from
integral units which combine a filled syringe
and    attached   needle   for   unit    dose
applications  to  syringe needles  which  are
attached  to  separate syringes by  leur-lock
connectors.  Generally, access to the  needle
for  a medical procedure involves removing  a
protective   needle  cover  just   prior   to
performing  the  procedure.   In  the   past,
medical personnel attempted needle protection
by   replacing   the   needle   cover   after
performing the procedure, but the  volume  of
accidental  needle sticks related  to  needle
replacement resulted in the banning  of  such
needle  cover replacement.  Medical personnel
then  began disposing of needles by  carrying
the  exposed  needles  to  sharps  containers
(normally  found  within  each  patient  care
room)   and   by   providing   needle/syringe
apparatus  having  a  shroud  which  can   be
extended  over the exposed needle  after  the
procedure.     The   ExtreSafe(TM)    syringe
provides   an  extendible  needle  which   is
retractable into a safe housing in  a  manner
similar    to   the   retraction    of    the
ExtreSafe(TM) blood draw and catheter systems
described   above.    Prototypes    of    the
ExtreSafe(TM) syringe were completed in 1995.
Production is forecast for 1997 provided the necessary FDA approvals are obtained, of which there is no assurance.

     Filmless Digitized Imaging Technology

     The procedure for taking a large area x-
ray   image   having   generally   acceptable
resolution  and presenting the x-ray  to  the
attending  physician for interpretation,  has
changed  little  over the past  forty  years.
The most common x-ray image today is taken by
way of a film which requires development in a
darkroom.   The physician personally  handles
the x-ray, which is generally imprinted on  a
14"  x  17"  film sheet.  For record  keeping
purposes,   hospitals  usually  maintain   an
inventory of x-rays for a least six years.  X-
ray storage and retrieval is a costly problem
for  many  medical  facilities.   While  some
filmless  x-ray  systems have  recently  been
introduced,   none   fulfill   desired    and
necessary resolution requirements of commonly performed x-ray procedures.

      In  October  1995, the Company  entered
into  a  joint venture with Zerbec,  Inc.,  a
Texas  corporation, to develop,  manufacture,
distribute    and   market    products    and
technologies  using  a patented  solid  state
filmless digitized imaging technology through
Quantum  Imaging Corporation, a newly  formed
Utah  corporation.   The  filmless  digitized
imaging  technology  involves  a  method   of
directly producing an electrical signal  from
an  image  recorded on an x-ray  plate.   The
signal is instantly digitized and stored on a
CD-ROM  and  the  same x-ray  plate  is  then
available for a later procedure. The filmless
digitized imaging technology eliminates  film
as the x-ray image recording form and enables
x-ray  films  to be translated  to  a  CD-ROM
format  to  simplify their storage, retrieval
and   handling.   The  Company  believes  the
filmless  digitized imaging  technology  will
provide  a  unique method for revolutionizing
the  way  in  which x-ray images  are  taken,
interpreted and stored, while also  providing
clearer  images  having high resolution  that
are more easily interpreted than x-ray films.
Furthermore,  the technology will  provide  a
breakthrough for the use of x-ray  facilities
in  mobile medical emergency units which  has
not  been  achieved to date  because  of  the
necessity   for   local   chemical   handling
equipment associated with film processing.

      Under  the  terms of the joint  venture
agreement,  Zerbec,  Inc.  and  the   Company
formed  Quantum Imaging Corporation,  a  Utah
corporation,  to  finish the development  and
commercialize the filmless digitized  imaging
technology.   A  research  prototype  of  the
filmless  digitized  imaging  technology  has
been demonstrated.  A new prototype which  is
being   produced   to   demonstrate   picture
resolution  compatible  with  breast   cancer
diagnosis    is    being    fabricated    for
demonstration   in  1996,   provided   timely
funding is obtained.  An alpha test system is
scheduled  for completion in  1996.   A  beta
test system is scheduled for completion in 1997 and production is scheduled for 1998.

     At present, the Company and Zerbec, Inc.
are  the  sole  and equal owners  of  Quantum
Imaging  Corporation.  Pursuant to the  terms
of  the joint venture agreement, Zerbec, Inc.
assigned   the  patented  filmless  digitized
imaging   technology   to   Quantum   Imaging
Corporation, and will provide ongoing support
in  the development and commercialization  of
the  technology.  The joint venture agreement
also  provides that the Company will  support
the  development and commercialization of the
technology by contributing up to $30,000  per
month  for  a twelve month period to  Quantum
Imaging  Corporation, which  funds  shall  be
used to support the company's operations. For
Quantum Imaging Corporation to be successful,
the Company estimates that between $3,000,000
and $6,000,000 will have to be raised through
available financing channels, if any.  It  is
anticipated  that at least one-third  of  the
outstanding   shares   of   Quantum   Imaging
Corporation  will be sold to fund development
through   initial   production   of   related
filmless  digitized  imaging  systems.    The
Company  and  Zerbec, Inc.,  are  seeking  to
bring  in  additional  venturers  to  provide
funding, depending on financing needs.  As  a
result, the Company's ownership interest  may
decrease,   but  its  financial   and   other
obligations to support the development and commercialization of the technology may not decrease.

Company Strategy

      The  Company's primary objective is  to
establish  itself as a leading  developer  of
safety medical products.  The manufacture  of
these  products  will  be  subcontracted   to
reputable  manufacturers.   To  achieve  this
objective,  the Company's growth strategy  is
focused   on  the  following  four  principal
elements.

      -        Capturing  significant  market
share   of  the  sharps  container,   lancet,
phlebotomy device, IV catheter and syringe markets.

      -         Broadening   the   Company's
   existing  products  lines  and  developing
   product   lines  to  increase  penetration
   into closely related markets.

     -         Seeking  additional   market
opportunities   based   on   the    Company's
proprietary technology.

     -       Developing agreements with large
medical product marketing and distributing organizations.

     Sharps Containers

      The  Company was only able  to  produce
sharps containers on a limited basis in  1995
because  the  related  molds  had  not   been
completed.   Full  scale  production  of  the
Company's  Safety Cradle(R) sharps containers
is   currently  beginning  and  the   Company
anticipates   significantly   expanding   its
production   of   Safety   Cradle(R)   sharps
container  products  in  1996.   The  Company
believes  the  manufacture and  sale  of  its
Safety  Cradle(R)  products   should  find  a
significant  niche in home  health  care  and
alternate   site   use   and   combined   new
instrument     transport/sharps     container
applications.

      The  Company  also intends  to  develop
license/joint    venture    agreements     in
international markets. Entrance into such markets is not anticipated until after the Company's Safety Cradle(R) sharps container products are being successfully marketed in the United States.

     Products in Development

      The  Company's SafetyStripO, ExtreSafeO
phlebotomy  device  ,  ExtreSafeO   catheter,
ExtreSafeO  syringe, intravenous flow  gauge,
blood  collection  device,  other  ExtreSafeO
medical  needle technology products  and  the
filmless digitized imaging technology are  in
various    stages    of    research    and/or
development.  The Company plans  to  continue
development     of     each     of      these
products/systems.   The necessary  production
equipment  and  testing,  however,  must   be
completed before such products are brought to market.

     The Company intends to minimize the cost
and time necessary to bring these products to
market   by   using   the   information   and
experience  gained in the design, development
and  assembly of its Safety Cradle(R)  sharps
containers.   In  addition,  the  Company  is
seeking  alliances with large medical product
marketing,  sales and distribution  companies
to sell its Safety Cradle(R) sharps container
products and these follow-on products.  There
can   be  no  assurance,  however,  that  the
Company will be able to form an alliance and that the Company will be able to complete development of these products.

     Future Market Opportunities

       The   Company  will  seek   to   enter
additional  markets  in situations  where  it
believes that it can gain significant  market
share  based on patent protected intellectual
properties  or by capitalizing on  its  sales
channels  for complementary products.   There
are  a number of possible future applications
for  the Company's technology, but there  can
be   no  assurance  that  the  Company   will
commence development of any such products.

Marketing and Sales

      The Company currently intends to market
and  sell  its products in the United  States
and  possibly  in  select  foreign  countries
through   third   party   manufacturers   and
distributors.   The Company's  plan  for  the
distribution  and sales of its products  will
target   major  segments  of  the  respective
markets for those products, including,  major
hospital  and  institutional  buying  groups,
pharmaceutical  companies,  distributors  and
wholesalers,  and  government  and   military
agencies. The Company intends to market and distribute its products through one or more companies that have a major presence in these markets.

     The Company will not sell its ExtreSafe(TM)
medical needle technology for commercial  use
in  the United States until proper regulatory
approval  is  obtained.   See  "Business   --
Regulation."  The  Company must  also  comply
with  the laws and regulations of the various
foreign countries in which the Company  plans
to  sell  its products prior to selling  such
products in such foreign countries.   Certain
foreign   countries  may  only  require   the
Company to submit evidence of the FDA's  pre-
market  clearance  of the  relevant  products
prior to selling in such countries.  However,
some   foreign   countries  may   have   more
stringent requirements and require additional
testing  and  approvals.   See  "Business  --
Regulation."

      The  Company currently plans to hire  a
limited   number  of  sales   and   marketing
personnel;  however,  the  number  will  vary
depending on the extent to which the  Company
contracts   with  third  parties   or   forms
strategic  alliances with  other  parties  to
market  and  sell its products.  The  Company
may   seek   third  parties  to  market   and
distribute  its  products in  select  foreign
countries.   The  Company  will  seek   third
parties to market and distribute its products
in  the United States.  The Company may enter
into  contracts,  licensing  agreements   and
joint   ventures  with  such  third   parties
whereby the Company would receive a licensing
fee  and/or  royalty payments  based  on  the
licensee's   revenues.   The  Company   would
likely enter into such licensing arrangements with several companies, possibly by country, geographical regions and/or product types but may enter into an exclusive arrangement with a single company having a major presence in all markets the Company seeks to penetrate.
The Company has not entered into any such licensing arrangements and there can be no assurance that the Company will be able to enter into such licensing arrangements on acceptable terms.

       The  Company  intends  to  market  its
products  by,  among other things,  attending
trade   shows  and  advertising  in  industry
publications.    The   Company   intends   to
distribute  samples of some  or  all  of  its
products  free  of charge to  various  health
care  institutions and professionals  in  the
United   States   and  in  selected   foreign
countries to introduce and create a demand for the products in the marketplace.

Industry

     Market

      Health  care  is  one  of  the  largest
industries  in  the world  and  continues  to
grow.   There  is increasing  demand  in  the
health  care  market for  products  that  are
safer,  more  efficacious and cost-effective.
The  Company's  products target  segments  of
this  market.  While traditional, non-safety,
products  in  the market segments  which  the
Company seeks to address compete primarily on
the  basis  of price, the Company expects  to
compete  on  the  basis of healthcare  worker
safety,   ease  of  use,  reduced   cost   of
disposal, patient comfort and compliance with
OSHA  regulations, but not on  the  basis  of
purchase price except to the extent  it  will
be  competitive  with other  safety  devices.
However, the Company believes that when   all
indirect  costs  (disposal  of  needles,  and
testing  , treatment and workers compensation
expense related to needle stick injuries) are
considered,   the  Company's  products   will
compete effectively both with "traditional" products and the safety products of the Company's competitors.

     Accidental Needle Sticks

           Needles  for hypodermic  syringes,
phlebotomy sets and intravenous catheters are
used  for introducing drugs and other  fluids
into the body and drawing out blood and other
bodily  fluids.   Among the applications  for
needles   are   the   injection   of    drugs
(hypodermic  needles), the drawing  of  blood
(phlebotomy sets) and the infusion  of  drugs
and  nutrients  (catheters).   There  is   an
increasing awareness of the potential danger of infections and illness that result from accidental needle sticks and of the need for safer needle devices which reduce the number of accidental needle sticks that occur each year.

     Infections  contracted as  a  result  of
accidental needle sticks are a major  concern
to  health  care  institutions,  health  care
workers,    sanitation   and    environmental
services  workers and the regulatory agencies
charged with the task of making their working
environment  safe.  Accidental needle  sticks
may   result  in  the  spread  of  infectious
diseases such as hepatitis B, HIV, which  may
lead  to AIDS, diphtheria, gonorrhea, typhus,
herpes,   malaria,  rocky  mountain   spotted
fever,  syphilis and tuberculosis.  According
to  The American Hospital Association's  (the
"AHA")   report  dated  December   1992,   an
estimated 800,000 occupational needle  sticks
occur  nationwide each year.  The  number  of
reported  needle sticks, however, is believed
to  be only a portion of the actual number of
occurrences.   The AHA report estimates  that
the  direct  costs (excluding costs  such  as
time  lost from work and other administrative
activities) for medical evaluation and follow-
up  treatment  after  a single  needle  stick
injury  range from $200 to $1,200.  While  it
is  difficult  to  estimate the  total  costs
associated  with  treating accidental  needle
stick injuries with any degree of confidence,
Theta  Corporation, in its Report No. 346  on
Medical  Needles and Syringes  dated  January
1994,   estimates   that   the   total   cost
associated  with  treating accidental  needle
sticks  in  the  United  States  averages  $3
billion   each  year.  The  AHA   and   other
authorities   have  also  stated   that   the
benefits  resulting from  the  prevention  of
accidental  needle sticks (and the  resulting
incidence  of infection, illness,  time  lost
from  work  and  death)  cannot  be  measured
solely  by  savings in the costs  of  medical
treatment.  Currently available safety needle
devices  are priced at approximately  two  to
twelve   times  that  of  standard   devices.
Notwithstanding  the price differential,  the
Company   believes  that,  based   upon   the
estimated  costs  associated with  accidental
needle   sticks,  its  products   should   be
considered cost-effective by the marketplace.

     The  possibility of health care  workers
becoming  infected from contaminated  needles
has  caused  and continues to cause  a  great
deal of concern in the health care field  and
the  agencies regulating that area.  OSHA has
adopted  regulations requiring  employers  to
institute  universal precautions  to  prevent
contact  with  blood  and  other  potentially
infectious   materials.   OSHA's  regulations
also    require   employers   to    establish
engineering  controls (e.g., sharps  disposal
containers  and self-sheathing  needles)  and
safe work practices to insure compliance with
these  universal precautions.  OSHA does  not
mandate    specific   technologies;   rather,
employers  are permitted to choose  the  most
appropriate  and  effective  safety   control
devices  to meet their specific institutional
needs.   According to OSHA guidelines,  while
employers do not have to institute  the  most
sophisticated engineering controls, it is the
employer's  responsibility  to  evaluate  the
effectiveness  of existing controls  and  the
evaluate the feasibility of instituting  more
advanced    engineering    controls.     OSHA
specifically prohibits the recapping, bending or removal of needles, unless there is no feasible alternative or if required for a specific medical procedure.

     In  April 1992, the FDA issued a  safety
alert  to  hospitals warning of the risks  of
needle   stick  injuries  from  the  use   of
hypodermic     needles    with    intravenous
equipment.   Among other things,  the  safety
alert stated that although the FDA could  not
recommend specific products, it urged the use
of  needleless  systems  or  recessed  needle
system  devices with a fixed safety  feature.
According  to  the alert, (1) a fixed  safety
feature should provide a barrier between  the
hands  and  needle after use; (2) the  safety
feature  should allow or require the worker's
hand  to  remain  behind the  needle  at  all
times;  (3) the safety feature should  be  an
integral  part  of  the device,  and  not  an
accessory; (4) the safety feature  should  be
in  effect  before disassembly and remain  in
effect  after disposal to protect  the  users
and   trash  haulers  and  for  environmental
safety; and (5) the safety feature should be as simple as possible, and require little or no training to use effectively.

      The  majority  of health care  workers'
adverse exposures to blood are either product-
mediated  (e.g., needle sticks) or  could  be
prevented by the use of appropriate  products
(e.g.,    sharps   containers).    Increasing
pressure is mounting from the government  and
private  sectors for the health care industry
to  develop medical devices that will provide
a  safer working environment for health  care
workers  and  their patients.  The  Company's
products  attempt  to  address  the   growing
demand for medical devices that reduce the risk of accidental exposure to blood-borne diseases.

     Disposal of Sharps

      There  is  extensive  everyday  use  of
"sharps"  (i.e.,  needles,  syringes,   blood
collection  systems,  intravenous  catheters,
surgical  blades, lancets, etc.) by  doctors,
nurses and other health care workers who  are
in   danger   of   accidental   exposure   to
transmittable  blood-borne diseases  such  as
AIDS  and  hepatitis B.  The most extensively
used  sharp is the medical needle. About  six
billion  needles  a year  are  used  in  U.S.
hospitals.   Needle stick  injuries  are  the
most common cause of disease transmission  in
the  health  care industry and  every  thirty
seconds,  about one million times a  year,  a
health care worker is accidentally injured by
a  potentially  contaminated  needle.   Every
year   as  many  as  12,000  workers   become
infected  by accidental exposure to hepatitis
B, which is more contagious than AIDS.

       OSHA   mandates  the  use  of  special
containers  for sharps disposal  purposes  to
reduce    the    incidence   of    accidental
transmission  of blood-borne diseases.   OSHA
requires that the design of sharps containers
meet certain minimum standards of safety.  It
also make recommendations with respect to the
safe  handling of needles. One  of  the  most
common  causes  of accidental  needle  sticks
occurs when a worker tries to recap a needle.
The most recent OSHA regulations require that
needles not be recapped or purposely bent  or
broken.   After  they  are  used,  disposable
syringes, needles, and other sharp items should be placed in closeable, disposable, puncture-resistant containers that are leak proof on the sides and bottom and labeled according to OSHA guidelines.

     Facilities now being affected by current
state  and federal legislation regarding  the
disposal   of   biohazardous  items   include
hospitals,  laboratories,  clinics,   nursing
homes,  blood banks, physicians' offices  and
mortuaries.   Stricter  legislation  may   be
introduced  that relates to all  environments
where  sharps  can  be  found  (e.g.,  homes,
public facilities, etc.).  In addition,  some
states have passed legislation and others are
considering  legislation  relating   to   the
disposal of sharps.

Patents and Proprietary Rights

      The  Company  owns four  United  States
patents  and  has  other patent  applications
pending  in  the United States and  in  other
countries  which are directly  applicable  to
the   Company's   Safety   Cradle(R)   sharps
container  products.  The Company  also  owns
two  United  States patent  relating  to  its
SafetyStripO,  and four United States  patent
and  allowed patent applications relating  to
its  ExtreSafeO  medical  needle  technology.
The   Company  has  three  additional  United
States patent applications pending relating to its safe-needle retraction technology.
None of the above referenced patents expire before April 1, 2006.

        Quantum   Imaging   Corporation,   an
affiliate  of the Company, owns three  United
States patents and has three Canadian patents
relating  to  the filmless digitized  imaging
technology.   These  patents  expire  in  May
2001, September 2002 and September 2005.  The
Company expects that additional patents will be applied for relating to the technology owned by Quantum Imaging Corporation.

      The  future success of the Company  may
depend  upon the strength of its intellectual
property.   The  Company  believes  that  the
scope  of its patents/patent applications  is
sufficiently  broad  to  prevent  competitors
from  introducing devices of similar  novelty
and   design  to  compete  with  its  current
products  and  that such patents  and  patent
applications  are  or  will  be   valid   and
enforceable.  This belief, however, may prove
to   be   incorrect  if  such   patents   are
challenged.  In addition, patent applications
filed   in  foreign  countries  and   patents
granted  in  such countries  are  subject  to
laws, rules and procedures which differ  from
those   in   the   United   States.    Patent
protection in such countries may be different
from  patent protection provided by U.S. laws
and  may  not be as favorable to the Company.
The    Company    plans   to   timely    file
international patents in all countries in which the Company is seeking market share.
See "Risk Factors -- Dependence on Patents and Proprietary Rights."

      The  Company is not aware of any patent
infringement  claims  against  the   Company.
Litigation to enforce patents issued  to  the
Company,  to  protect proprietary information
owned  by  the  Company,  or  to  defend  the
Company against claimed infringement  of  the
rights of others, may occur.  Such litigation
would   be   costly  and  could  divert   the
resources  of the Company from other  planned
activities.   There can be no assurance  that
the Company would be successful in any such litigation.

      The  Company's policy is to seek patent
protection  for all developments,  inventions
and  improvements  that  are  patentable  and
which have potential value to the business of
the  Company and to protect as trade  secrets
other     confidential    and     proprietary
information.    The   Company   intends    to
vigorously defend its intellectual property rights.

Manufacturing

      The  Company has designed and paid  for
the   construction  of  various   molds   and
machinery  used  to  manufacture  its  Safety
Cradle(R)  sharps  containers.   The  Company
owns all molds used to manufacture its Safety
Cradle(R)  sharps  containers.  The   Company
contracts  for the manufacture of its  Safety
Cradle(R)  sharps  containers  from   outside
sources.   Presently a single corporation  is
manufacturing the Company's Safety  Cradle(R)
sharps  container  products.   In  the  past,
polypropylene   resin,  the   major   plastic
material   used   in  the  Company's   Safety
Cradle(R)  sharps  containers,  has  been  in
short  supply  for limited periods  of  time.
While    alternative   manufacturers   exist,
changes in the Company's manufacturer  or  an
unforeseen   short  supply  of  polypropylene
could  disrupt production schedules and could
materially and adversely affect the  Company.
See  "Risk  Factors -- Dependence  on  Single
Manufacturer"    and   "Risk    Factors    --
Availability of Resins."

      Final  arrangements have not been  made
for  the  manufacture  of  the  SafetyStrip(TM),
ExtreSafe(TM)  phlebotomy  device  ,  ExtreSafe(TM)
catheter,  ExtreSafe(TM)   syringe,  intravenous
flow  gauge,  blood collection device,  other
ExtreSafeO medical needle technology products
or   filmless  digitized  imaging  technology
although   one  molding  company   has   been
preliminarily   selected   to   build    pre-
production    molds   for   the    ExtreSafe(TM)
phlebotomy device.  A company has  also  been
selected  to produce molds and pre-production
parts for the SafetyStrip(TM) lancet.  Effective
May 1995, prototype drawings for lancet molds
were approved.  The company chosen to produce
molds for the ExtreSafe phlebotomy device  is
targeting    completion   of    preproduction
prototypes   for  the  ExtreSafe(TM)  phlebotomy
device  for   1996.  The materials  that  the
Company   plans  to  use  to  produce   these
products are generally widely available.  The
Company  does  not anticipate  difficulty  in
obtaining such materials.  At present,  there
are  a  number  of manufacturers  that  could
produce lancet and needle retraction products
and   a  number  of  suppliers  could  supply
necessary parts.  Any difficulties  that  may
arise,   however,   with   respect   to   the
availability    of    manufacturers    and/or
suppliers    could   disrupt   the    planned
production of each such product and could materially and adversely affect the Company.

Competition

      The leading manufacturers in the sharps
container  market  are Sage  Products,  Inc.,
Devon Industries, Inc., Becton Dickinson  and
Company,   and  Baxter  International,   Inc.
There     are    also    numerous     smaller
manufacturers.  A variety of sharps  disposal
products   have  been  introduced  into   the
marketplace.     Some   of   these   disposal
containers accommodate only the needle  while
others  accommodate the needle,  syringe  and
limited  surgical instruments.  The  majority
of  the  sharps  containers  on  the  market,
however,  allow  contaminated instruments  to
fall out when inverted.  Many of the products
are   unstable  if  not  supported  by   wall
supports or other apparatus. The Company believes its products are more stable, safer and more effective than competitively priced products on the market. In addition, there are no sharps disposable transporters or recycler/transporter type products on the market today.

      The leading manufacturers in the lancet
market  are  Becton  Dickinson  and  Company,
Surgicutt,   Inc.,  Miles,  Inc.,  Diagnostic
Corporation, Boehringer Mannheim,  Inc.,  and
Sherwood  Medical Company,  a  subsidiary  of
American  Home  Products Corporation.   There
are also numerous smaller manufacturers.   To
the best of the Company's knowledge, there are no safety lancets on the market today that operate in a manner similar to the Company's SafetyStripO lancet.

      The  leading manufacturers of  standard
needles  are  Becton Dickinson  and  Company,
Sherwood  Medical Company,  Inc.  and  Terumo
Medical Corporation of Japan.  The Company is
aware of no products on the market today that
are  comparable to the ExtreSafeO  phlebotomy
device  (i.e., that is transversely activated
to   automatically  extract  a   contaminated
needle  and  immediately retracts the  needle
into  a safe housing).  Applications for  the
Company's needle retraction technologies  may
also   be   found  in  percutaneous  catheter
insertion, syringes, and other medical needle devices.

      While traditional, non-safety, products
in  the  market  segments which  the  Company
seeks  to  address compete primarily  on  the
basis  of  price,  the  Company  expects   to
compete  on  the basis of health care  worker
safety,   ease  of  use,  reduced   cost   of
disposal, patient comfort and compliance with
OSHA  regulations, but not on  the  basis  of
purchase   price  except  with   respect   to
comparable  safety  products.   However,  the
Company  believes  that  when   all  indirect
costs  (disposal  of  needles,  and  testing,
treatment  and workers' compensation  expense
related   to   needle  stick  injuries)   are
considered,   the  Company's  products   will
compete effectively both with "traditional" products and the safety products of the Company's competitors.

      It  should be noted, however, that  the
health   care  products  market   is   highly
competitive.     Many   of   the    Company's
competitors have longer operating histories and are substantially larger, better financed and better situated in the market than the Company. See "Risk Factors -- Competition."

Acquisition   of   Technology/Research    and
Development

      The  Company  has devoted substantially
all of its efforts since the formation of SHP
to  acquiring  its health care  products  and
research  and  development relating  thereto.
Research  and development costs were $290,950
for  the  year  ended December 31,  1994  and
$804,639.   The  Company  plans  to   acquire
additional  technologies that  it  determines
are appropriate to acquire.  In addition, the
Company   plans  to  continue  research   and
development on its current products.

Government Regulation

       The  Company  and  its  products   are
regulated  by  the FDA, pursuant  to  various
statutes, including the FD&C Act, as  amended
and   supplemented  by  the  Medical   Device
Amendments  of  1976 (the "1976  Amendments")
and  the  Safe Medical Devices Act  of  1990.
Pursuant  to  the  1976 Amendments,  the  FDA
classifies medical devices intended for human
use into three classes, Class I, Class II and
Class  III.   The  controls  applied  to  the
different classifications are those  the  FDA
believes  are necessary to provide reasonable
assurance   that  a  device   is   safe   and
effective.  Class I devices are products  not
requiring pre-market notification, which  can
be  adequately regulated by the same types of
controls  the  FDA has used on devices  since
the  passage of the FD&C Act in 1938.   These
"general controls" include provisions related
to  labeling,  producer registration,  defect
notification,  records and reports  and  good
manufacturing   practices   ("GMPs").    GMPs
include  implementation of quality  assurance
programs,        written        manufacturing
specifications  and  processing   procedures,
written  distribution procedures  and  record
keeping  requirements.  Class II devices  are
products  for which the general  controls  of
Class I devices are deemed not sufficient  to
assure  the safety and effectiveness  of  the
device and require special controls.  Special
controls   for   Class  II  devices   include
performance       standards,      post-market
surveillance, patient registries and the  use
of  FDA  guidelines.  Standards  may  include
both  design  and  performance  requirements.
Class  III  devices have the most restrictive
controls  and require pre-market approval  by
the  FDA.   Generally, Class III devices  are
limited to life-sustaining, life-supporting or implantable devices.

      Section 510(k) of the FD&C Act requires
individuals    or   companies   manufacturing
medical  devices intended for  human  use  to
file  a  notice with the FDA at least  ninety
(90) days before introducing the product into
the   marketplace.   The  notice  (a  "510(k)
Notification") must state the class in which the device is classified and the actions taken to comply with performance standards or pre-market approval which may be needed if the device is a Class II or Class III device, respectively. If the registrant states the device is unclassified, it must explain the basis for that determination.

       In  some  cases  obtaining  pre-market
approval  can take several years.   Clearance
pursuant  to  a  510(k) Notification  can  be
obtained  in  much  less time.   In  general,
clearance  of  a  510(k) Notification  for  a
Class  II  device  may  be  obtained  if  the
registrant can establish that the new  device
is   "substantially  equivalent"  to  another
device  of such Class that is already on  the
market.  This requires the new device to have
the  same  intended use as a legally marketed
predicate   device   and   have   the    same
technological    characteristics    as    the
predicate   device.   If  the   technological
characteristics are different, the new device
can  still  be  found  to  be  "substantially
equivalent" if information submitted  by  the
applicant   (including   clinical   data   if
requested) supports a finding that the new device is as safe and effective as a legally marketed device and does not raise questions of safety and efficacy that are different from the predicate device.

      The Company has a notification from the
FDA  that its Sharp Trap(R) sharps containers
are   substantially  equivalent  to   legally
marketed  predicate devices.   The  Company's
Safety   Cradle(R)  sharps   containers   are
subject  to the general controls of the  FD&C
Act and the additional controls applicable to Class II devices. The Company believes that its Safety Cradle(R) sharps container is sufficiently similar to the Sharp Trap(R) container to preclude necessity for another
FDA submittal.

      OSHA also insists, in part, that sharps
containers    are   closeable,    disposable,
puncture-resistant, leak proof on  the  sides
and  bottom  and appropriately labeled.   The
Company's  Safety Cradle(R) sharps containers
are   in   compliance   with   present   OSHA
regulations.   Future  regulations,  however,
may be imposed which might have a material adverse effect on the Company and/or one or more of its products.

      The Company's follow-on products (i.e.,
the  SafetyStripO, ExtreSafeO medical  needle
technology, intravenous flow gauge and  blood
collection   device)   are   still   in   the
development  stage.  The Company expects  the
SafetyStripO to be a Class I device and to be
subject  to  lower  level controls  than  are
imposed   on  its  Safety  Cradle(R)   sharps
containers.

      In  March 1995, the FDA issued a  draft
guidance document on 510(k) Notifications for
medical devices with sharps injury prevention
features, a category that would cover most of
the Company's ExtreSafeO technology products.
The  draft guidance provisionally placed this
category of products into Class II Tier 3 for
purposes of 510(k) review, meaning that  such
products  will be subject to the  FDA's  most
comprehensive and rigorous review for  510(k)
products.    However,   review   under   this
classification  is  expedited.    The   draft
guidance also states that in most cases,  FDA
will   accept,  in  support   of   a   510(k)
notification,   data  from  tests   involving
simulated use of such a product by health care professionals, although in some cases the agency might require actual clinical data.

      The Company expects its other follow-on
products to be Class II devices.  The Company
also expects that its follow-on products will
not  require pre-market approval applications
but  will be eligible for marketing clearance
through  the  510(k) notifications  procedure
based upon its substantial equivalence  to  a
previously   marketed  device   or   devices.
Although   the  510(k)  pre-market  clearance
process is ordinarily simpler and faster than
the  pre-market approval application process,
there  can  be no assurance that the  Company
will  obtain  510(k) pre-market clearance  to
market  its follow-on products, or  that  the
Company's   follow-on   products   will    be
classified  as set forth above, or  that,  in
order to obtain 510(k) clearance, the Company
will  not  be  required to submit  additional
data or meet additional FDA requirements that
may  substantially delay the  510(k)  process
and add to the Company's expenses.  Moreover,
such   510(k)   pre-market   clearance,    if
obtained, may be subject to conditions on the
marketing    or    manufacturing    of    the
corresponding follow-on products that may impede the Company's ability to market and/or manufacture such products.

       In   addition   to  the   requirements
described  above, the FD&C Act requires  that
all    medical   device   manufacturers   and
distributors  register with the FDA  annually
and  provide  the FDA with a  list  of  those
medical   devices   which   they   distribute
commercially.   The  FD&C Act  also  requires
that  all  manufacturers of  medical  devices
comply   with   labeling   requirements   and
manufacture devices in accordance with  GMPs,
which   require  that  companies  manufacture
their  products and maintain their  documents
in   a  prescribed  manner  with  respect  to
manufacturing,  testing, and quality  control
activities.    The   FDA's   Medical   Device
Reporting  regulation requires that companies
provide  information to the FDA on  death  or
serious   injuries  alleged  to   have   been
associated with the use of their products, as
well   as  product  malfunctions  that  would
likely  cause  or  contribute  to  death   or
serious injury if the malfunction were to recur. The FDA further requires that certain medical devices not cleared for marketing in the United States have FDA approval before they are exported.

       The   FDA   inspects  medical   device
manufacturers and distributors, and has broad
authority   to  order  recalls   of   medical
devices,   to   seize  noncomplying   medical
devices, to enjoin and/or to impose civil penalties on manufacturers and distributions marketing non-complying medical devices, and to criminally prosecute violators.

      In  addition  to  laws and  regulations
enforced by the FDA and OSHA, the Company  is
subject  to government regulations applicable
to  all  businesses, including, among others,
regulations  related  to occupational  health
and    safety,    workers'    benefits    and
environmental protection.

      Distribution of the Company's  products
in countries other than the United States may
be subject to regulations in those countries.
There  can  be no assurance that the  Company
will   be   able  to  obtain  the   approvals
necessary to market its phlebotomy devise or any other product outside the United States.

Facilities

     The Company's offices are located at 655
East  Medical Drive, Bountiful,  Utah,  under
terms  of a lease with an unaffiliated lessor
which  expires in June 1998, with  an  annual
rent  of  approximately $72,000.   The  lease
covers approximately 4,400 square feet of space.

Seasonality of Business

      The  Company  products  sales  are  not
subject to seasonal variations.

Backlog

       There  are  no  material  backlog   of
unfilled orders of the Company's products.

Employees

       As  of  April  8,  1996,  the  Company
employed   twelve  people,   including   five
research and development employees, two sales
and     marketing    employees    and    five
administrative   employees.    The    Company
expects  to  add to the number of  employees,
principally  in  the  areas  of   sales   and
marketing.  The planned increase in personnel
is  based primarily on expected increases  in
production   and   sales.    The    Company's
employees are not represented by a labor union, and the Company believes its employee relations are good.

Legal Proceedings

      During  1994, SHP entered into  various
agreements   with  Mold  Threads,   Inc.,   a
Connecticut  corporation ("MT"),  whereby  MT
would construct various molds and manufacture
sharps containers for SHP.  SHP alleges  that
MT  did  not  complete its obligations  in  a
timely  or  satisfactory  manner.   When  SHP
attempted   to   move  the  mold   work   and
production to another mold maker/manufacturer
MT   refused  to  release  SHP's  molds.   In
January  1995, SHP filed suit in  the  United
States  District  Court for the  District  of
Utah  against MT alleging breach of contract,
conversion, and intentional interference with
business relations.  Thereafter, MT agreed to
release  SHP's  molds.  In January  1996,  MT
counterclaimed  in  the  amount  of  $22,328,
exclusive  of attorney's fees and costs,  for
funds  it  alleges  are owed  on  a  purchase
order.  SHP believes that MT waived its right
to  assert any additional counterclaims.  The
litigation is in the early stages, is subject
to  all  of  the  risks and uncertainties  of
litigation  and the outcome cannot  presently
be  predicted.   Specifically,  there  is  no
assurance that SHP will be successful in this
lawsuit  or that the lawsuit will be resolved
on   acceptable  terms,  and  SHP  may  incur
significant costs in asserting its claims.

Environmental Matters

      The Company believes its operations are
currently  in  compliance  in  all   material
respects with applicable Federal, state,  and
local laws, rules, regulations and ordinances
regarding the discharge of materials into the
environment.  Such compliance has no material
impact    upon    the    Company's    capital
expenditures,    earnings   or    competitive
position, and no capital expenditures for environmental control facilities are planned.


                 MANAGEMENT


Executive Officers and Directors

      In connection with the Acquisition, the
individual  serving as the sole director  and
officer of the Company at the effective  date
resigned  on  July  28,  1995.   The  persons
serving  as  directors and  officers  of  SHP
immediately  prior to that date were  elected
to  the same offices with of the Company  and
retained  their  positions as  directors  and
officers   of  SHP.   In  addition,   Stanley
Hollander   and   J.  Clark   Robinson   were
subsequently  appointed to fill vacancies  on
the   Company's  Board  of  Directors.    Mr.
Hollander then resigned from the Board of Directors in March 1996 for personal reasons.

      Set  forth below is certain information
concerning   each   of  the   directors   and
executive officers of the Company as of April
15, 1996:
                                                         With
                                                       SHP and
        Name        Age            Position            Company
                                                        Since

   David A.          52  President, Chairman of the      1993
   Robinson (1)          Board, Chief Executive
                         Officer and Director

   Bradley C.        27  Vice President, Operations      1993
   Robinson (1)          and Investor Relations, and
                         Director

   Dr. Gale H.       63  Vice President, Product         1994
   Thorne                Development and Director

   J. Clark          54  Vice President, Chief           1995
   Robinson              Financial Officer, Secretary
                         and Director

   Gary W. Farnes    54  Director                        1995
   (2)

   Robert R.         65  Director                        1994
   Walker

_______________
<F1>
(1) Member of Executive Committee.
<F2>
(2) Member of Compensation Committee.

      David A. Robinson.  Mr. Robinson is the
President,   Chief  Executive   Officer   and
Chairman of the Board of the Company.  He has
been  a  Director and officer of the  Company
since  November 1993.  From November 1992  to
November 1993, Mr. Robinson was President  of
EPC Products, Inc., a packaging company based
in  Bountiful, Utah. From 1981 to  1992,  Mr.
Robinson     was    President    of     Royce
Photo/Graphics Supply, Inc., a distributor of
photographic  and graphic arts equipment  and
supplies   and   parts  based  in   Glendale,
California.  He  holds a  Masters  degree  in
Business Administration and a Masters  degree
in  Management Science from the University of
Southern  California.  Mr.  Robinson  is  the
brother of J. Clark Robinson, Vice President,
Chief  Financial  Officer,  Secretary  and  a
Director  of  the Company, and  an  uncle  of
Bradley    C.   Robinson,   Vice   President,
Operations  and  Investor  Relations  and   a
Director of the Company.

      Bradley  C. Robinson.  Mr. Robinson  is
the  Vice  President, Operations and Investor
Relations,  of the Company.  He  has  been  a
Director  and  officer of the  Company  since
November 1993. From November 1992 to November
1993, Mr. Robinson was Vice President of  EPC
Products, Inc., a packaging company based  in
Bountiful,  Utah.  From  1990  to  1992,  Mr.
Robinson was employed by Cargo Link,  a  Salt
Lake  City,  Utah, import-export broker.  Mr.
Robinson  is  the  son of J. Clark  Robinson,
Vice   President,  Chief  Financial  Officer,
Secretary and a Director of the Company, a nephew of David A. Robinson, President, Chief
Executive Officer, Chairman of the Board and a Director of the Company, and a son-in-law of Gary W. Farnes, a Director of the Company.

      Gale H. Thorne.  Dr. Thorne is the Vice
President,  Product  Development,   for   the
Company.   He  has  been  a  Director   since
January   1995,  and  has  held  his  present
position    as   Vice   President,    Product
Development, since October 1994.   From  1993
to  1994,  Dr.  Thorne was a Vice  President,
Engineering,  of  Eneco, Inc.,  a  Salt  Lake
City,   Utah,  corporation  engaged  in   the
business  of developing cold-fusion products.
During Dr. Thorne's tenure at Eneco, Inc. the
company was engaged primarily in the business
of  prosecuting patent applications  relating
to  the cold-fusion technology.  From 1989 to
1993,  Dr.  Thorne was employed as  a  patent
consultant  and patent agent  with  Foster  &
Foster,   a   Salt  Lake  City   intellectual
property law firm.  Dr. Thorne holds eighteen
patents  and has published numerous technical
publications.   He  has  been   a   technical
consultant and a member of Board of the Small
Business  Innovation Program of the State  of
Utah.  Dr. Thorne manages all the patent  and
product development work for the Company.  He
holds   a   Ph.D.  in  Biophysics  from   the
University of Utah.

      J. Clark Robinson.  Mr. Robinson became
a  Vice  President, Chief Financial  Officer,
Secretary  and  Director of  the  Company  in
September  1995.  From 1974 to  the  present,
Mr.  Robinson  has  been General  Manager  of
Lagoon   Corporation,   which   operates   an
amusement  park in the Salt Lake City,  Utah,
area.    At  present,  Mr.  Robinson   spends
approximately  one-half of his  time  working
for  the  Company and one-half  of  his  time
working for Lagoon Corporation.  Mr. Robinson
has  also been President of the International
Association    of   Amusement    Parks    and
Attractions, an international industry  trade
group.  He holds a Masters degree in Business
Administration from the University  of  Utah.
Mr.  Robinson  is  the brother  of  David  A.
Robinson, President, Chief Executive Officer,
Chairman of the Board and a Director  of  the
Company,   and  the  father  of  Bradley   C.
Robinson,   Vice  President  Operations   and
Investor Relations, and a Director of the Company.

      Gary  W.  Farnes.   Mr.  Farnes   is  a
Director  of  the Company.   He  has  been  a
Director  since  1995 and  is  currently  the
Senior Executive Vice President of Holy Cross
Health  System, a multi-hospital health  care
system  headquartered in South Bend, Indiana.
From 1977 to 1995, Mr. Farnes was employed by
Intermountain   Health   Care,   a   regional
hospital  company.   At  the  time  that  Mr.
Farnes  left  Intermountain Health  Care,  he
held the position of Vice President, Hospital
Division.   He  holds a Bachelors  degree  in
Business  and  Psychology from Brigham  Young
University  and a Masters degree in  Business
Administration    from   George    Washington
University.   Mr. Farnes is the father-in-law
of   Bradley  C.  Robinson,  Vice   President
Operations and Investor Relations, and a Director of the Company.

      Robert  R.  Walker.  Mr.  Walker  is  a
Director of the Company.  Mr. Walker has been
a Director since March 1994.  He is currently
self-employed as a consultant in  the  health
care industry primarily in the area of start-
up  medical device companies.  From  1976  to
1992,   Mr.  Walker  was  employed   by   IHC
Affiliated Services Division of Intermountain
Health  Care,  a  regional hospital  company,
from  which  he retired as President  of  IHC
Affiliated  Services. He recently retired  as
the  Chairman of the Board of AmeriNet, Inc.,
which   is   a   national  group   purchasing
organization    for    hospitals,    clinics,
detox/drug centers, emergency, nursing homes,
private  laboratories,  psychiatric  centers,
rehabilitation  facilities, surgical  centers
and institutions such as schools and prisons.
Mr.  Walker  is  a  member  of  the  American
Hospital   Association   and   the   Hospital
Financial Management Association.  He holds a
Bachelor   of  Science  degree  in   Business
Administration.

      Mr. Hollander was nominated to serve as
a  Director  of the Company in  August  1995,
pursuant to an agreement between the  Company
and  Capital Growth, as placement  agent  for
certain  securities  of  the  Company.    The
agreement  provided that  Mr.  Hollander,  or
another  person nominated by Capital  Growth,
be elected for at least three one-year terms.
Mr.  Hollander  resigned from  the  Board  of
Directors for personal reasons in March 1996.
In  addition, Mr. John T. Clark,  who  was  a
Director of the Company since November  1993,
also resigned from the Board of Directors for
personal  reasons  on  March  5,  1996.   The
Company's   Board   is  currently   reviewing
independent persons to fill the two vacancies
existing  on  the  Board.   Other   than   as
described   above,  there   are   no   family
relationships among any of the executive officers or directors of the Company.

      Executive  officers of the Company  are
elected  by  the  Board of  Directors  on  an
annual  basis and serve at the discretion  of
the  Board.  The Company's Board of Directors
is  divided  into  three classes.   Beginning
with  the  annual meeting of stockholders  in
1996,  one class of directors will be elected
at each annual meeting of stockholders for  a
three-year term.  Each year a different class
of  directors will be elected on  a  rotating
basis.   The  terms of  Gary  W.  Farnes  and
Robert  R.  Walker will expire in 1996.   The
terms of Gale H. Thorne and Brad C. Robinson will expire in 1997 and the term of David A.
Robinson and J. Clark Robinson will expire in 1998.

      The Board of Directors has an Executive
Committee  and  Compensation Committee.   The
Executive Committee has the authority to  act
on   various  matters  requiring   Board   of
Directors action.  The Compensation Committee
makes  decisions regarding salaries and other
compensation.      As     part     of     its
responsibilities, the Compensation Committee administers the Company's non-qualified stock option plan ("NQSOP").

           EXECUTIVE COMPENSATION

      Included  below  are tables  which  set
forth    certain    information    concerning
compensation paid by the Company to its Chief
Executive  Officer  and all  other  executive
officers  with annual compensation in  excess
of  $100,000  (determined as of December  31,
1995) (the "Named Executive Officers").   The
tables  include  columns  related  to   stock
options.

       Summary   Compensation   Table.    The
following  table  provides  certain   summary
information  regarding compensation  paid  by
the  Company to the Named Executive Officers.
The  amounts set forth were paid by  SHP  for
services rendered to SHP.  The Company had no
operations   and  paid  no  compensation   to
management prior to July 28, 1995, when the Company acquired SHP. On that date, the previous management of the company resigned and the current management, as described herein, assumed their present positions.

         SUMMARY COMPENSATION TABLE

                     Annual Compensation      Long-Term Compensation
                                                        Awards
                                              Restr     Stock            All
  Name and                           Other    icted     Optio   LTIP     Other
  Principal         Salary   Bonus   Annual   Stock      ns/    Payou    Compen
  Position    Year  ($)(1)  ($)(2)  Compens  Awards     SAR(#)  ts($)    nsation($)
                                     ation      ($)
- ------------------------------------------------------------------------------
David A.
Robinson,     1993      ---    ---     ---        ---        ---     ---     ---
President,    1994  120,000    ---     ---        ---  90,000(4)     ---     ---
CEO, Chairman 1995  193,590 25,000     --- 666,666(3) 300,000(5)     ---   1,876
of the Board
and Director

Bradley C.    1993      ---    ---     ---        ---       ---      ---     ---
Robinson, VP, 1994   89,128    ---     ---        ---  90,000(4)     ---     ---
Operations    1995  148,590 25,000     --- 666,666(3) 300,000(5)     ---     625
and Investor
Relations and
Director

Dr. Gale H.  1993       ---    ---      ---        ---       ---      ---    ---
Throne, VP   1994    16,598    ---      ---        ---  36,000(6)     ---    ---
Product      1995   128,333 25,000      ---        ---  57,000(5)     ---  2,758
Development
and Director
__________________
<F1>
(1)  All amounts paid to as salary were paid
  pursuant to the Company's obligations under
  employment contracts with the above
  referenced individuals.  Said employment
  contracts were amended from time to time
  during the periods set forth above.  The
  annual salaries of the Named Executive
  Officers for 1996, as set forth in their
  employment contracts, are $240,000 for Mr.
  David A. Robinson, $160,000 for Mr. Brad C.
  Robinson and $150,000 for Dr. Gale H. Thorne.
<F2>
(2)  The cash bonuses were awarded by the
  Company in recognition of the recipients'
  contributions toward the successful
  Acquisition and the private placement which
  closed on August 18, 1995.
<F3>
(3)  These are Earn-Out shares.  See
  "Description of Securities - Earn-Out
  Shares."  David A. Robinson, Bradley C.
  Robinson and John T. Clarke, who are
  respectively the President, Chief Executive
  Officer, Chairman of the Board and a
  Director; a Vice President and Director; and
  a former Director of the Company have the
  opportunity to receive up to an aggregate of
  2,000,000 additional shares of common stock.
  Any issuance of Earn-Out Shares would be
  based upon the level of pre-tax consolidated
  net income, adjusted to exclude any expense
  arising from the obligation to issue or the
  issuance of the Earn-Out Shares and any
  income or expense associated with non-
  recurring or extraordinary items as
  determined in accordance with generally
  accepted accounting principles ("Adjusted
  PTNI").  At the date the Earn-Out Shares
  agreement was adopted the value of the Common
  Stock was $2.00 per share.  At December 31,
  1995, the Company's common stock was trading
  at $8.63.

       The Earn-Out Shares have not vested.
  No dividends will be paid on the Earn-Out
  Shares unless and until they vest.  The
  Earn-Out Shares will vest as follows.  If
  Adjusted PTNI for 1996, 1997 or 1998
  equals or exceeds $1,500,000, then an
  aggregate of 350,000 Earn-Out Share will be issued, but only one issuance of 350,000 Earn-Out Shares will be made based on the $1,500,000 level of Adjusted PTNI.

       If Adjusted PTNI for 1996, 1997 or
  1998 equals or exceeds $5,000,000 then
  there will be issued that aggregate number of Earn-Out Shares calculated by subtracting the number of Earn-Out Shares previously issued or issuable based on the attainment of a lesser Adjusted PTNI in the same year (if any) from 1,100,000, provided that only one issuance of Earn-
  Out Shares will be made based on the
  $5,000,000 level of Adjusted PTNI.

        If  Adjusted PTNI for 1996, 1997  and
  1998  equals  or  exceeds $8,000,000,  then
  there  will be issued that aggregate number
  of    Earn-Out    Shares   calculated    by
  subtracting  the number of Earn-Out  Shares
  previously issued or issuable based on  the
  attainment  of  a lesser Adjusted  PTNI  in
  the  same  year  (if any)  from  2,000,000,
  provided   that   in  no  event   will   an
  aggregate  of more than 2,000,000  Earn-Out
  Shares be issued.
<F4>
(4)  These options were exercised on
  September 1, 1995 and were issued under the
  SHP NQSOP.
<F5>
(5)  These options were issued pursuant to
  the NQSOP.  See "Description of Securities --
  Outstanding Options."
<F6>
(6)  Options to purchase 18,000 shares of the
  Company's Common Stock were exercised on
  September 1, 1995 and options to purchase
  18,000 shares of the Company's Common Stock
  become exercisable in July 1996.  Said
  options were issued under the SHP NQSOP.
<F7>
(7)  These amounts represent the amounts paid
  by the Company for term life insurance for
  the benefit of the Named Executive Officer.
  The related insurance policies have no cash
  surrender values.

      Option Grants in Fiscal Year 1995.  The
following    table   sets    forth    certain
information with respect to stock option grants during the year ended December 31, 1995 to Named Executive Officers.

      OPTION GRANTS IN LAST FISCAL YEAR
 (Adjusted to Reflect a Recapitalization of
         the Company's Common Stock
      See "Description of Securities")
                          Individual Grants
                                                            Potential
                   Number   Percent                         Realizable
                     of     of Total  Exerc                  Value at
                   Shares   Options    ise                Assumed Annual
                  Underlyi  Granted    or                  Rate of Stock
                     ng        to     Base                     Price
                  Options   Employees  Price                Appreciation
                               in            Expira         for Option
                                               tion            Term
   Name            Granted   Fiscal            Date       5%         10%
                    (#)       Year   ($/Sh)
  -----------------------------------------------------------------------
   David      A.  300,000    25.6%    2.00   9/1/2000   $165,769   $366,306
   Robinson
   Bradley    C.  300,000    25.6%    2.00   9/1/2000   $165,769   $366,306
   Robinson
   Dr.  Gale  H.   57,000     4.9%    2.00   9/1/2000   $ 31,496   $ 69,598
   Thorne
_______________
<F1>
(1)     These options were issued pursuant to
the NQSOP and were exercisable on the date of
grant.   See  "Description of  Securities  --
Outstanding Options."

     Option Exercises and Year-End Holdings.
The following table sets forth certain
information with respect to stock option exercises during the year ended December 31, 1995, and the number of shares of stock covered by both exercisable and unexercisable stock options held by each of the Named
Executive Officers.

  AGGREGATE OPTION EXERCISES IN LAST FISCAL
                  YEAR AND
        FISCAL YEAR END OPTION VALUES
                                     Number of       Value of
                                     Securities    Unexercised
                                     Underlying    In-the-Money
                                    Unexercised    Options/SARs
                 Shares             Options/SARs    at Fiscal
                 Acquire   Value     at Fiscal     Year-End($)
       Name       d On    Realize   Year-End($)
                 Exercis   d ($)                   Exercisable/
                  e (#)             Exercisable/  Unexercisable
                                   Unexercisable       (3)
   ------------------------------------------------------------
   David A.      90,000   180,000    300,000(1)          $2,700,000
   Robinson

   Bradley C.    90,000   180,000    300,000(1)          $2,700,000
   Robinson

   Gale H.       18,000    36,000  57,000(1)/18,000(2)     $675,000
   Thorne
_______________
<F1>
(1)      Options  exercisable  at  $2.00  per share.
<F2>
(2)  Options become exercisable in July, 1996
     at an exercise price of $.39 per share.
<F3>
(3)   The  trading  price  of  the  Company's
  common stock on December 31, 1995 was $9.00
  per share.

Compensation of Directors

     During 1994, the non-employee members of
the  Board of Directors received a  total  of
9,000  shares of common stock as compensation
for  serving as directors of SHP.  For  1995,
the  Company granted stock options under  the
NQSOP  to  purchase 20,000 shares  of  Common
Stock  for  $2.00  per  share  to  the   non-
executive  members of the Board of Directors.
The  Company  has  made no  other  agreements
regarding  the  compensation of non-executive
members of the Board of Directors.  Directors
of  the Company who are also officers of  the
Company  receive  no additional  compensation
for   their   service  as   directors.    All
directors  are entitled to reimbursement  for
reasonable   expenses   incurred    in    the
performance of their duties as Board members.


Employment and Indemnity Agreements

       On  September  1,  1995,  the  Company
entered into employment agreements with  each
of  Mr.  David  A. Robinson, Mr.  Bradley  C.
Robinson    and    Dr.   Gale    H.    Thorne
(collectively, the "Senior Executives").  The
terms  of these employment agreements provide
that  (i) Mr. David Robinson receive a salary
of $240,000 per year, Dr. Gale Thorne receive
a salary of $150,000 per year and Mr. Bradley
Robinson  receive a salary  of  $160,000  per
year;  (ii) the Senior Executives' employment
agreements  are  for terms  of  three  years,
expiring  on  September 1,  1998;  (iii)  the
Senior   Executives   are   entitled   to   a
reasonable car allowance; (iv) if the  Senior
Executives  are  terminated  by   reason   of
disability  or  for  other  than  cause,  the
salary   of   such  Senior  Executives   will
continue  for the full term of the agreement;
(v)  if a Senior Executive is terminated  for
cause,  the  salary of such Senior  Executive
cease as of the date of termination; (vi) the
Company  will  provide the Senior  Executives
with  $1,000,000 of term life insurance while
employed by the Company; and (vii) the Senior
Executives   shall   keep   all   proprietary
information   relating   to   the    business
confidential both during and after the term of the agreements.

      The  Company  does not  currently  have
employment agreements with any of  its  other
executive  officers  or key  employees.   The
Company has entered into Indemnity Agreements
with  each  of  its  executive  officers  and
directors  pursuant  to  which  the   Company
agrees   to   indemnify  the   officers   and
directors to the full extent permitted by law
for  any event or occurrence related  to  the
service  of  the indemnitee as an officer  or
director  of  the  Company that  takes  place
prior  to  or  after  the  execution  of  the
agreement.  The Indemnity Agreements obligate
the  Company to reimburse or advance expenses
relating to any proceeding arising out of  an
indemnifiable event.  Under these agreements,
the officers and directors of the Company are
presumed  to have met the relevant  standards
of  conduct  required  by  Delaware  law  for
indemnification.   In  the  absence  of   the
Indemnity   Agreements,  indemnification   of
these   officers   and  directors    may   be
discretionary in certain cases.

Indemnification    for     Securities     Act
Liabilities

      The  Delaware  General Corporation  Law
authorizes,  and  the  Company's  Bylaws  and
Indemnity     Agreements     provide     for,
indemnification  of  the company's  directors
and  officers  against  claims,  liabilities,
amounts paid in settlement and expenses in  a
variety   of   circumstances.    Insofar   as
indemnification for liabilities arising under
the  Securities  Act  may  be  permitted   to
directors,  officers and controlling  persons
of  the  Company  pursuant to  the  foregoing
provisions,  or  otherwise, the  Company  has
been  advised  that  in the  opinion  of  the
Securities   and  Exchange  Commission   such
indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Stock Options and Warrants

      During  1994 the Board of Directors  of
SHP  approved  a non-qualified  stock  option
plan  for  its  officers, directors  and  key
employees ("SHP NQSOP").  The exercise  price
of the options is equivalent to the estimated
fair  market value of the stock as determined
by  the  Board of Directors at  the  date  of
grant.   The  number  of  shares,  terms  and
exercise period are determined by the Board of Directors on an option-by-option basis.
As of November 15, 1995, options to acquire an aggregate of 63,000 shares of Common Stock at $.39 per share were outstanding under the SHP NQSOP. Also, in February 1995 (prior to the Acquisition) SHP issued to Max Lewinsohn, a nonaffiliated shareholder of the Company, a warrant to purchase 45,000 shares of Common
Stock at $1.67 per share. Said warrant were issued to Mr. Lewinsohn in consideration for funds paid to SHP. The options issued under the SHP NQSOP expire in 1999 and the warrant issued to Mr. Lewinsohn expires in 1996.

       On  September  1,  1995,  the  Company
adopted the NQSOP.  In addition, on the  date
of the Acquisition, all of the options issued
under    SHP's   NQSOP   become   outstanding
obligations of the Company and the SHP  NQSOP
was   terminated.   As  of  April  15,  1996,
options to acquire an aggregate of 1,171,810 shares of Common Stock at $2.00 per share had been granted and are presently outstanding, including the options granted to David A.
Robinson,  Bradley C. Robinson  and  Gale  H.
Thorne.

Compensation Committee Interlocks and Insider
Participation

      No  executive officers of  the  Company
serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.


      CERTAIN RELATIONSHIPS AND RELATED
                TRANSACTIONS

       In   September  1994  (prior  to   the
Acquisition),  certain  shareholders  of  SHP
made  direct  loans to SHP in the  amount  of
approximately  $385,000 under a  bridge  loan
agreement.   Subscriptions under  the  bridge
loan   were   offered   proportionately    to
shareholders  of SHP based on the  number  of
shares  held. The subscribers to  the  bridge
loan were issued warrants permitting them  to
acquire up to an aggregate of 346,500  shares
of  common  stock at $1.11 per  share  on  or
before  December  31, 1995.   These  warrants
were exercised in July, 1995 in consideration for the conversion of this loan.

      Stanley Hollander, a former director of
the  Company, is an officer and  director  of
the  corporate  managing  member  of  Capital
Growth,  which holds 75,000 shares of  Common
Stock  530,125  Series A Warrants,  1,290,375
Series  B  Warrants and options  to  purchase
20,000  shares of the Company's Common Stock.
Capital  Growth  received the  Common  Stock,
Series A Warrants and Series B Warrants, together with a gross fee of $860,251, as consideration for placement agent services rendered on behalf of the Company during 1995.


          DESCRIPTION OF SECURITIES


      The  Company's authorized capital stock
currently  consists of 50,000,000  shares  of
Common  Stock, $0.02 par value per share  and
5,000,000  shares of preferred stock,  $0.001
par value per share.

Common Stock

      Holders  of the Company's Common  Stock
are  entitled to one vote per share for  each
share held of record on all matters submitted
to   a  vote  of  stockholders.   Subject  to
preferential dividend rights with respect  to
any  outstanding preferred stock, holders  of
Common  Stock are entitled to receive ratably
such dividends, if any, as may be declared by
the  Board of Directors out of funds  legally
available    therefor.    Upon   liquidation,
dissolution  or  winding up of  the  Company,
holders of Common Stock are entitled to share
ratably  in the assets of the Company legally
available, subject to any prior rights of any
outstanding  preferred  stock.   Holders   of
Common   Stock  have  no  cumulative   voting
rights,    no    preemptive,    subscription,
redemption   or   conversion   rights.    All
outstanding  shares  of  Common   Stock   are
validly   issued,   fully   paid   and   non-
assessable.   The  rights,  preferences   and
privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Preferred Stock

      The  Company  is  authorized  to  issue
5,000,000  shares  of  preferred  stock,  par
value $.001 per share.  The Company does  not
have  any  shares of preferred stock  issued.
The  Board  of  Directors of the  Company  is
empowered,  without  further  action  by  the
stockholders, to issue from time to time  one
or  more series of preferred stock, with such
designations,    rights,   preferences    and
limitations  as  the Board of  Directors  may
determine   by   resolution.    The   rights,
preferences   and  limitations  of   separate
series  of  preferred stock may  differ  with
respect  to such matters as may be determined
by the Board of Directors, including, without
limitation, the rate of dividends, method and
nature  of  payment  of dividends,  terms  of
redemption,  amounts payable on  liquidation,
sinking  fund provisions (if any), conversion
rights  (if  any)  and  voting  rights.   The
potential  exists, therefore, that  preferred
stock   may  be  issued  which  would   grant
dividend    preferences    and    liquidation
preferences  to preferred stockholders.   The
issuance of the preferred stock may also have the effect of delaying or preventing a change in control of the Company.

     Management of the Company has no present intent of issuing any of the preferred stock.
If and when the stock is issued it might have substantially more than one vote per share or other provisions designed to deter a change in control of the Company. If such stock is issued to a limited group of management such persons may gain absolute voting control of the Company, including, among other things, the ability to elect all of the directors, and to control certain matters submitted to a vote of stockholders and to prevent any change in management despite performance.
Also, the shares of preferred stock may have the right to vote upon certain matters as a separate class.

Warrants

      The  Series  A Warrants  and  Series  B
Warrants are exercisable for shares of Common
Stock of the Company at a price of $3.00  per
share  in  the case of Series A Warrants  and
$2.00  per  share  in the case  of  Series  B
Warrants,  and expire on the earlier  of  (a)
two years from the date of effectiveness of a
registration  statement under the  Securities
Act  covering the issuance of the  shares  of
Common  Stock  underlying such Warrants  upon
issuance by the Company or for resale of such
stock  by  the holder, which period shall  be
extended  day-for-day for  any  time  that  a
prospectus  meeting the requirements  of  the
Securities Act is not available, or  (b)  the
date specified in a notice of redemption from
the  Company (subject to the prior  right  of
the  holder to exercise the Warrants  for  at
least  20  days following the  date  of  such
notice)  in the event that the closing  price
of  the  Common Stock for any ten consecutive
trading  days  preceding such notice  exceeds
$6.00   per   share  and   subject   to   the
availability of a current prospectus covering
the  underlying stock.  Thus, the Company may
accelerate the expiration of the Warrants  in
the  event that the average market  price  of
the Common Stock exceeds $6.00 per share,  in
which event the holders of the Warrants would
be  permitted to exercise the Warrants during
a  period  of not less than 20 days following
notice   of  such  an  event.   The   Company
presently    intends   to   accelerate    the
expiration of the Warrants when and if such conditions are met. All of the Warrants are currently outstanding.

      The  Series  A Warrants  were  sold  to
accredited investors in the Company's private
placement that closed on August 18, 1995.  As
part  of  Capital Growth's fee for  acting  a
placement  agent  in said private  placement,
the   Company   issued  to   Capital   Growth
1,290,375 Series B Warrants which warrants comprise all of the Company's outstanding
Series B Warrants.

      Prior to the Acquisition, SHP issued to
a  nonaffiliated  shareholder  a  warrant  to
purchase  45,000  shares of Common  Stock  at
$1.67 per share.  Said warrant was issued  by
SHP  in  exchange  for  cash.   This  warrant
expires in 1996 and became an outstanding obligation of the Company, rather than of SHP, on July 28, 1995 (the date of the
Acquisition).

Outstanding Options

       On  September  1,  1995,  the  Company
adopted  the  NQSOP wherein  the  Company  is
authorized to grant options to purchase up to
1,284,998  shares  of  Common  Stock  of  the
Company.  Pursuant to the NQSOP, in September
1995,  the  Company granted stock options  to
purchase  1,151,810 shares of  Common  Stock,
and  in  November , the Company issued  stock
options  to purchase 20,000 shares of  Common
Stock.   All  of  these  Stock  Options   are
immediately   exercisable.    These   options
expire in 2000.

      In  addition to the options outstanding
under  the NQSOP, the Company also has 63,000
options  outstanding that were  issued  under
the SHP NQSOP and that became obligations  of
the  Company  pursuant to the  terms  of  the
Acquisition.   The SHP NQSOP  options  allows
the holders thereof to purchase 63,000 shares
of  the  Company's common stock at $0.39  per
share.    The  SHP  NQSOP options  expire  in
2004.

Earn-Out Shares

      John  T. Clarke, David A. Robinson  and
Bradley  C. Robinson, who are respectively  a
former   Director;   the   President,   Chief
Executive Officer and a Director; and a  Vice
President  and Director of the Company,  have
the opportunity to receive up to an aggregate
of  2,000,000  additional  shares  of  Common
Stock  (the "Earn-Out Shares").  Any issuance
of  Earn-Out Shares would be based  upon  the
level  of  pre-tax consolidated  net  income,
adjusted to exclude any expense arising  from
the  obligation to issue or the  issuance  of
the Earn-Out Shares and any income or expense
associated     with     non-recurring      or
extraordinary   items   as   determined    in
accordance with generally accepted accounting principles ("Adjusted PTNI").

      If Adjusted PTNI for 1996, 1997 or 1998
equals   or  exceeds  $1,500,000,   then   an
aggregate of 350,000 Earn-Out Share  will  be
issued, but only one issuance of 350,000 Earn-
Out   Shares  will  be  made  based  on   the
$1,500,000 level of Adjusted PTNI.

      If Adjusted PTNI for 1996, 1997 or 1998
equals or exceeds $5,000,000 then there  will
be  issued that aggregate number of  Earn-Out
Shares  calculated by subtracting the  number
of   Earn-Out  Shares  previously  issued  or
issuable based on the attainment of a  lesser
Adjusted PTNI in the same year (if any) from 1,100,000, provided that only one issuance of Earn-Out Shares will be made based on the $5,000,000 level of Adjusted PTNI.

     If Adjusted PTNI for 1996, 1997 and 1998
equals or exceeds $8,000,000, then there will
be  issued that aggregate number of  Earn-Out
Shares  calculated by subtracting the  number
of   Earn-Out  Shares  previously  issued  or
issuable based on the attainment of a  lesser
Adjusted PTNI in the same year (if any) from 2,000,000, provided that in no event will an aggregate of more than 2,000,000 Earn-Out
Shares be issued.

     If Adjusted PTNI amounts set forth above are never reached, then the Earn-Out Shares will not vest and no person shall have a right to receive any of the Earn-Out Shares.

     The Company expects that the issuance of
Earn-Out  Shares  will be deemed  to  be  the
payment of compensation to the recipients and
will  result  in a charge to the earnings  of
the company in the year or years the Earn-Out
Shares are earned, in an amount equal to  the
fair  market  value of the  Earn-Out  Shares.
This   charge  to  earnings  could   have   a
substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

      The  effect  of the charge to  earnings
associated  with  the  issuance  of  Earn-Out
Shares could place the Company in a net  loss
position  for the relevant year, even  though
the  Adjusted  PTNI was at a level  requiring
the  issuance  of  Earn-Out Shares.   Because
Earn-Out  Shares are issuable  based  on  the
results  of a single year, the Adjusted  PTNI
in   a  particular  year  could  require  the
issuance of Earn-Out Shares even thought he cumulative Adjusted PTNI for the three years
1996, 1997 and 1998, or any combination of those years, could reflect a lower amount of Adjusted PTNI that would not require the Company to issue such Earn-Out Shares or even a loss at the Adjusted PTNI. There is no assurance that years subsequent to the year or years in which Earn-Out Shares are issued will produce the same level of Adjusted PTNI or will be profitable. The management of the Company may have the discretion to accelerate or defer certain transactions that could shift revenue or expense between years or otherwise affect the Adjusted PTNI in any year or years.

       The  Company  has  agreed  to  file  a
registration  statement under the  Securities
Act with respect to the Earn-Out Shares, when issued.

Anti-Takeover Provisions

       The   Company  is  governed   by   the
provisions  of  Section 203 of  the  Delaware
General Corporation Law, an anti-takeover law
enacted   in  1988.   In  general,  the   law
prohibits a public Delaware corporation  from
engaging in a "business combination" with  an
"interested  stockholder"  for  a  period  of
three years after the date of the transaction
in  which  the  person became  an  interested
stockholder, unless the business  combination
is   approved   in   a   prescribed   manner.
"Business Combination" is defined to  include
mergers,   asset  sales  and  certain   other
transactions  resulting in financial  benefit
to    the   stockholders.    An   "interested
stockholder"  is  defined as  a  person  who,
together with affiliates and associates, owns
(or,  within the prior three years, did  own)
15%  or more of a corporation's voting stock.
As  a  result of the application  of  Section
203,  potential acquirers of the Company  may
be  discouraged from attempting to effect  an
acquisition  transaction  with  the  Company,
thereby  possibly depriving  holders  of  the
Company's securities of certain opportunities
to   sell   or  otherwise  dispose  of   such
securities at above market prices pursuant to such transactions.

Limitation on Liability of Directors

        The    Company's    Certificate    of
Incorporation provides that a director of the
company will not be personally liable to  the
company  or  its  stockholders  for  monetary
damages  for  the  breach  of  his   or   her
fiduciary  duty  of care as a  director.   In
accordance   with   the   Delaware    General
Corporation Law, however, this provision does
not  eliminate  or limit the liability  of  a
director of the company (i) for breach of the
director's duty of loyalty to the company  or
its  stockholders, (ii) for acts or omissions
not   in   good   faith  or   which   involve
intentional misconduct or a knowing violation
of   law,  (iii)  for  willful  or  negligent
conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit.

Certain Certificate and Bylaw Provisions

      The Certificate of Incorporation of the
Company  provides for dividing the  Board  of
Directors  into three classes.  Beginning  in
1996,  one class of directors will be elected
at each annual meeting for a three-year term.
Amendments to this provision must be approved
by  a  two-thirds vote of all the outstanding
stock  entitled to vote, and  the  number  of
directors may be changed by a majority of the
entire  Board of Directors or by a two-thirds
vote  of  the  outstanding stock entitled  to
vote.   Meetings of the stockholders  may  be
called  only  by the Board of Directors,  the
Chief Executive Officer or the President, and
shareholder  action  may  not  be  taken   by
written   consent.   Shareholder   proposals,
including   director  nominations,   may   be
considered  at  a  meeting  only  if  written
notice  of the proposal is delivered  to  the
Company from 50 to 75 days in advance of  the
meeting,  or within 10 days after  notice  of
the  meeting is given to stockholders if  the
meeting  was not publicly disclosed at  least
60   days   prior  to  the  meeting.    These
provisions   could   have   the   effect   of
discouraging takeover attempts or delaying or
preventing  a  change  of  control   of   the
Company.

Transfer Agent and Registrar

     The stock transfer agent, registrar and warrant agent for the Company's Common Stock is Colonial Stock Transfer, Inc., Salt Lake
City, Utah.


        SECURITIES ELIGIBLE FOR SALE


       Upon   completion  of  this  Offering,
assuming (a) the exercise of all of the Warrants, (b) the exercise of all options and warrants currently outstanding (other than the Warrants), and (c) issuance of the Earn-
Out Shares, the Company will have outstanding
16,270,213 shares of Common Stock.

      Not  all  of  the Company's outstanding
securities  are being registered hereby.   Of
the   16,270,213  shares  of   Common   Stock
outstanding upon completion of this Offering,
(assuming   the  exercise  of  all   of   the
Warrants,   the   exercise   of   all   other
outstanding  options and  warrants,  and  the
issuance  of the Earn-Out Shares), 13,970,213
outstanding shares of Common Stock are  being
registered  hereby  and  300,000  outstanding
shares   of   Common  Stock  are  not   being
registered    hereby.    Of    the    300,000
outstanding  shares  of  Common   Stock   not
registered hereby, 294,872 are effectively free trading. All 5,681,060 shares issuable upon the exercise of the Warrants and Option
Stock are being registered hereby.

      No  prediction can be made  as  to  the
effect, if any, that future sales of stock, or the availability of stock for future sales, will have on the market price of the Common Stock prevailing from time to time.
Sales  of substantial amounts of Common Stock
(including stock which may be issued upon exercise of Warrants or Stock Option), or the perception that such sales may occur, could adversely affect prevailing market prices for the Common Stock.


    PRINCIPAL AND SELLING SECURITYHOLDERS

Principal Securityholders

      The  following table sets forth certain
information  with respect to  the  beneficial
ownership   of  the  common  stock   of   the
Registrant  as  of April 15, 1996,  for:  (i)
each person who is known by the Registrant to
beneficially own more than 5 percent  of  the
Registrant's common stock, (ii) each  of  the
Registrant's  directors, (iii)  each  of  the
Registrant's  Named Executive  Officers,  and
(iv)   all   directors  and  Named  Executive
Officers  as a group.  As of April  15,  1996
the Company had 8,589,153 shares of common stock outstanding.

   Name and         Shares        Percentage of
    Address      Beneficially        Shares            Position
 of Beneficial     Owned(2)       Beneficially
   Owner(1)                           Owned
- -------------------------------------------------------------------
David        A.   630,219               7%       President, Chief
Robinson(3)                                      Executive Officer
                                                 Chairman of the
                                                 Board and Director
Bradley      C.   630,219               7%       Vice President
Robinson(3)                                      Operations and
                                                 Investor Relations
                                                 and Director
Gale         H.   149,700               2%       Vice President,
Thorne(4)                                        Product Development
                                                 and Director
J. Clark          245,000               3%       Vice President ,
Robinson(5)                                      Chief Financial
                                                 Officer, Treasurer,
                                                 Secretary and
                                                 Director
Gary         W.    86,000               1%       Director
Farnes(6)
Robert       R.    83,000               1%       Director
Walker(7)

Named Executive 1,824,138              20%
Officers and
Directors as a
Group (6
Persons)

John T.           647,465                     7%
Clarke(8)

Capital Growth
International(9)
11601 Wilshire
Boulevard,      1,915,500                    18%
Suite 500
Los Angeles, CA
90025
__________________________
<F1>
(1)     Except where otherwise indicated, the
  address  of the beneficial owner is  deemed
  to be the same address as the Registrant.
<F2>
(2)     Beneficial ownership is determined in
  accordance   with   the   rules   of    the
  Securities  and  Exchange  Commission   and
  generally  includes voting  and  investment
  power   with  respect  to  the  securities.
  Shares  of common stock subject to  options
  or   warrants  currently  exercisable,   or
  exercisable  within sixty  (60)  days,  are
  deemed   outstanding  for   computing   the
  percentage  of  the  person  holding   such
  options but are not deemed outstanding  for
  computing  the  percentage  of  any   other
  person.

<F3>
(3)      Includes  330,219 shares  and  stock
  options  to  purchase  300,000  shares  for
  each  of  these  two  persons.   Does   not
  include  666,666 Earn-Out Shares  for  each
  of  these two persons which shares have not
  vested.
<F4>
(4)     Includes 63,000 shares, stock options
  to  purchase  57,000 shares  and  Series  A
  Warrants  to purchase 27,000 shares.   Also
  includes  2,700 shares that Mr.  Thorne  is
  deemed  to beneficially own as a result  of
  their  being  owned in joint  tenancy  with
  his   spouse.    Does  not  include   stock
  options  to  purchase  18,000  shares  that
  become exercisable in July, 1996.
<F5>
(5)      Includes  90,000  shares  and  stock
  options  to  purchase 75,000 shares.   Also
  includes   50,000  shares  and   Series   A
  Warrants  to  purchase 30,000  shares  that
  Mr.  Robinson is deemed to beneficially own
  as  a  result  of their being  owned  by  a
  controlled entity.
<F6>
(6)     Includes 61,500 shares, stock options
  to  purchase  20,000 shares  and  Series  A
  Warrants to purchase 4,500 shares.
<F7>
(7)      Includes  stock options to  purchase
  20,000   shares.    Also  includes   63,000
  shares of which Mr. Walker is deemed to  be
  the  beneficial owner as a result of  their
  ownership  by  a trust of  which  he  is  a
  trustor.
<F8>
(8)     Includes 231,362 shares, stock option
  to  purchase  300,000 shares and  Series  A
  Warrants  to purchase 21,000 shares.   Also
  includes  18,000 shares that Mr. Clarke  is
  deemed  to beneficially own as a result  of
  their  being owned by a controlled  entity,
  59,103  shares  owned by  his  spouse,  and
  18,000  shares  owned  by  a  minor  child,
  which  he  is  deemed to beneficially  own.
  Does  not  include 666,666 Earn-Out  Shares
  which shares have not vested.
<F9>
(9)     Includes 75,000 shares, stock options
  to   purchase  20,000  shares,   Series   A
  Warrants  to  purchase 530,125  shares  and
  Series  B  Warrants to purchase  1,290,375,
  of  which 430,125 Series A Warrants are  to
  be   transferred   to   distributors   that
  assisted  Capital  Growth  in  the  private
  placement  completed on  August  18,  1995,
  and  as  to  which Capital Growth disclaims
  beneficial ownership.

      The  Registrant  is not  aware  of  any
arrangements, the operation of which may at a subsequent date result in a change in control of the Registrant.

Selling Securityholders

      The  following table provides the names
of  and  number  of shares  of  Common  Stock
offered    for    sale   by   each    Selling
Securityholder.   The Selling Securityholders
may sell all, some or none of their shares of
Common  Stock.  The following entries to  the
table   represent,  respectively,  the  total
number  of shares which each stockholder  may
sell  pursuant to the registration statement.
Assuming that all of the stock offered hereby
is  sold, no Selling Securityholder would own
more  than 1% of the outstanding common stock
of   the   Company.    See  also   "Principal
Securityholders."

      The shares of Common Stock and Series B
Warrants  offered by this Prospectus  may  be
offered  from  time to time  by  the  Selling
Securityholders    named    below.     Unless
otherwise noted, no Selling Securityholder is an executive officer of the Company.

                                  Percentage                 Stock
                                   of Common               Underlying
                         Stock       Stock       Stock      Warrants
       Name(1)         Owned as      Owned      Offered    and Stock
                       of April     Before       Hereby     Options
                       22, 1996    Offering                 Offered
                                                             Hereby
 --------------------------------------------------------------------
A/S Kapitalutvikling     10,000            *       10,000       6,000
Magne F. Aaby            50,000           1%       50,000      30,000
AHM Eiendoms AS          10,000            *       10,000       6,000
Celia Allsop              5,000            *        5,000       3,000
Nadine Amon                                *                    8,334
Emanuel Arbib                              *                   16,667
John G. Argitis          10,000            *       10,000       6,000
Arimo Corporation         5,000            *        5,000       3,000
Dennis & Marilyn          5,000            *        5,000       3,000
   Astrella
Caroline Bandlien        38,250            *       38,250
Charlotte Bandlien       38,250            *       38,250
Einar H. Bandlien       203,000           3%      203,000      30,000
Gunn Bandlien                              *                    6,667
Karl Bandlien             9,000            *        9,000
Banisa  Corp. Pension                      *                   25,000
   Plan Trust
Beatrice Barnett          5,000            *        5,000       3,000
Gary Barnett             10,000            *       10,000       6,000
Josef A. Bauer           50,000           1%       50,000      30,000
Dennis Malcolm Baylin    12,500            *       12,500       7,500
Michael Roy Bichan       34,497            *       34,497
Susie Elizabeth           9,000            *        9,000
  Bichan
Stewart & Debbie              0            *            0       9,000
  Blake
BO Shipping AS          182,500           3%      182,500     109,500
Bostar A.S.              50,000           1%       50,000      30,000
Boyd Financial Corp.     71,186           1%       71,186
Harvey R. Brice  BSCC    15,000            *       15,000       9,000
  M/P Plan A/C #13-
  3604093
Harvey R. Brice BSSC                       *                   16,667
  Master Defined
  Contribution
  Money/Purchase
  Pension Plan
Butler Investments      125,000           2%      125,000      66,000
  Ltd.
Cameo Trust Corp.       103,200           2%      103,200      63,720
  Limited
Capital Growth           75,000           8%       75,000     666,621
  International
Gregory W. Carlisle       5,000            *        5,000       3,000
M.J. Carter              10,000            *       10,000       6,000
Castle Rock Land &        5,000            *        5,000       3,000
  Livestock, L.C.
Central Investments      50,000           1%       50,000      30,000
  Limited
Charles Chamberlain       5,000            *        5,000       3,000
Louise Chamberlain        5,000            *        5,000       3,000
Chesham  Consultants     18,000            *       18,000
  Ltd
Cristofer Clarke         18,000            *       18,000
John T. Clarke (2)      231,362           6%      231,362     321,000
Michelle M.G. Clarke     44,000           1%       44,000       7,500
Thomas & Edna Clarke     70,803           1%       70,803
Willaim F. Coffin         8,800            *        8,800       5,280
Robert E. Colby Jr.      38,000           1%       38,000      57,000
Corner Bank Ltd.         85,000           2%       85,000      51,000
Martin & Susan Cox        2,600            *        2,600
Credit Suisse            65,000           1%       65,000      39,000
  (Guernesy) Limited
Demachy Worms  &  Co.   125,000           2%      125,000      75,000
  International Ltd.
John Dillaway             5,000            *        5,000       3,000
DWR Custodian for                          *                   12,500
  Gary Barnett IRA  STD
  Rollover 4/6/83
Edgeport Nominees        65,000           1%       65,000      43,550
  Limited
Egger & Co.                               2%                  147,000
Moises Egozi                               *                   10,000
Mark Emelfarb                              *                   16,667
Eurocapital Ltd                            *                   23,100
Failor Family Trust      45,000           1%       45,000
Anders Farestveit       300,000           5%      300,000     180,000
Walter  Smith  Farms,                      *                   16,667
  LTD
Farnes, Gary c/f           1000            *         1000
  Trent Farnes
Gary    Farnes    c/f      1000            *         1000
  Trevor Farnes
Gary Wm. Farnes (2)      50,000           1%       50,000      24,500
Tami Farnes                1000            *         1000
Tara Farnes                1000            *         1000
Timothy L. Farnes         6,100            *        6,100      10,000
Tyler Farnes               2500            *         2500
M, Farrel                32,000            *       32,000       3,000
Alan Field               25,000            *       25,000      15,000
Alan & Susan Field       22,500            *       22,500
Burton C. Firtel         27,000            *       27,000
Fred C. Follmer          10,000            *       10,000       6,000
Foster, Elaine           22,500            *       22,500
Nigel Foster            135,000           2%      135,000
Deborah May Fowler        2,250            *        2,250
Richard Fowler            2,250            *        2,250
Freed Investment         10,000            *       10,000       6,000
  Company
David L. Freed Family     5,000            *        5,000       3,000
   Trust
David W. Freed           10,000            *       10,000       6,000
John & Karen Freed       10,000            *       10,000       6,000
Paul L. Freed             5,000            *        5,000       3,000
Peter Q. Freed           10,000            *       10,000       6,000
Robert    E.    Freed    10,000            *       10,000       6,000
  Family Trust
Jack Freidman            25,000            *       25,000      15,000
G-Men, Inc.              20,000            *       20,000      12,000
Galway Capital          180,000           2%      180,000
  Limited
Genevalor Trusteeship   190,214           3%      190,214      30,000
   & Management Corp.
Jeremy A. Gilbert         5,000            *        5,000       3,000
Glass & Rosen Profit                       *                   10,000
  Sharing Plan FBO Paul
  Glass
Paul  W.  & Susan  V.     7,500            *        7,500       4,500
  Glass, Co-Trustees
Bernard Goldfinger                         *                    3,334
  and Muriel Goldfinger
  Jtnros
Judy Goodstein           14,400            *       14,400
John J. Gottsman         25,000            *       25,000      15,000
Graco Holdings, Inc.,                      *                   16,667
  Stacie Greene,
  President
Gillian Margaret Gray    25,000            *       25,000      15,000
Michael John Gray        25,000            *       25,000      15,000
David Greenberg  and                       *                    8,334
  Susan Greenberg
  Jtnros
David Greenberg IRA                        *                    8,333
Susan Greenberg          10,000            *       10,000       6,000
Greenburg & Parish                         *                    8,334
  Defined Benefit Plan
Gruntal & Co.,  Inc.,    15,000            *       15,000       9,000
  Custodian for Stanely
  Hollander IRA
Tad Gygi                  9,000            *        9,000
Arnfin Haavik           123,000           1%      123,000
Turid Nordal Haavik      18,000            *       18,000       9,000
Arnfin Harvik                              *                   10,000
Stephen S. Haas and                        *                    8,334
  Barbara B. Hass
  Jtnros
Gail Healey              55,103           1%       55,103
John & Lenore Heckler     5,000            *        5,000       3,000
Helix Investments                         1%                   90,738
  Limited
Arne Hellesto            50,000           1%       50,000      30,000
Tom Henriksen             5,000            *        5,000       3,000
Heptagon  Investments    25,000            *       25,000      15,000
  Ltd.
Daniel  M.  Herscher,     5,000            *        5,000       3,000
  Trustee, Daniel M.
  Herscher, Esq.,
  Retirement Plan Trust
Hill Oldridge  Ltd.       8,500            *        8,500
  Pension Fund
Julian Hill               3,600            *        3,600
Hollis Holding A/S       10,000            *       10,000       6,000
Nils Otto Holmen         25,000            *       25,000      15,000
Simen Horne              10,000            *       10,000       6,000
Charlotte Horowitz       15,000            *       15,000      14,000
Svein Huse               50,000           1%       50,000      30,000
Hutton International     50,000           1%       50,000
  SA
Intl. Asso. of           45,000           1%       45,000
  Christian Prof.
Isenberg 1989  Trust,                      *                   10,000
  Gerald I.Isenberg
  and Carole Issenberg,
  Trustees
George Anthony          22,500            *       22,500
  Jackson
Mary Jackson             22,500            *       22,500
Michael S. Jacobs        15,000            *       15,000      12,334
Allan D. Jacobson IRA    12,500            *       12,500      24,167
Lenard  E.  Jacobson,    15,000            *       15,000       9,000
  M.D.
Jennings Asset  Group    12,500            *       12,500       7,500
  III
Jennings Asset  Group                     1%                   75,000
  III  c/o  Christopher
  D. Jennings
Steinar Schei            13,500            *       13,500
  Johansen
Svein E. Johansen       109,000           1%      109,000       6,000
Svin Egil  Johansen                        *                   10,000
  and    Turid    Schei
  Johansen Jtnros
Torgeir Schei            13,500            *       13,500
  Johansen
Anne Johnston           144,000           2%      144,000
Alfred Joseph             6,300            *        6,300
Margaret Joseph           6,300            *        6,300
Ted Kaminer & Hillary     5,000            *        5,000       3,000
  Kahn Jtnros
Ted  I.  Kaminer  and                      *                    5,000
  Hillary  M. Kahn,  as
  Joint Tenants
Mark E. Karp              9,000            *        9,000
Kaufman  & Leinberger     5,000            *        5,000       3,000
  Investments, Inc.
Inga Jane Kempton         9,000            *        9,000
John W. Kennedy                            *                   25,000
Vance Kirby              15,000            *       15,000       9,000
Ronald B. Koenig         27,500           1%       27,500      16,500
Howard Kozinn                              *                    8,500
Pierre   &  Francoise    10,000            *       10,000       6,000
  Lambert
Andrew Paul Lampert      10,000            *       10,000       6,000
Barbara C. Langham        3,000            *        3,000
Charles  J. Charlayne    10,000            *       10,000       6,000
  E. Lasky
Legal  and  Equitable    15,000            *       15,000       9,000
  Pension Fund
J. Matt Lepo              5,000            *        5,000       3,000
Dr. J. K. Lewinsohn      43,143           1%       43,143
M.R. Lewinsohn           75,500           2%       75,500      65,000
Claus Lian               25,000            *       25,000      15,000
Richard B. Liroff                          *                   16,667
Lloyds   Bank  Geneva                      *                   15,000
  c/o Brown  Brothers
  Harriman
Rabbe E. Lund            50,000           1%       50,000      30,000
Mamimu Ltd.              12,500            *       12,500       7,500
K Mason                   8,000            *        8,000
Joseph & Lillian          5,000            *        5,000       3,000
  Matulich
Metropolitan  Finance    53,000           1%       53,000      15,000
  Limited
Eugene J. Meyers         12,500            *       12,500       7,500
Neil P. Micklethwaire    15,000            *       15,000      19,000
Miller Investment                          *                   16,500
  Company, Inc.
George H. Miller         32,000            *       32,000       3,000
Peter Mills              15,000            *       15,000       9,000
Wenche Moe               15,000            *       15,000       9,000
Marie-Pascale Molema     25,000            *       25,000      15,000
Michael & Nancy                            *                    1,563
  Morris
Frank & Tracy Moss       24,000            *       24,000      12,000
Joe & Sandra Motzkin     12,500            *       12,500       7,500
Nap Enterprises          32,357            *       32,357
  Limited
Napier Brown Holdings    75,000           1%       75,000      45,000
  Ltd.
Nancy and Clyde           2,500            *        2,500
  Needham
Anne & Harry Newman      10,000            *       10,000       6,000
Norman Assuranse AS     182,500           3%      182,500     109,500
Harald Norman           180,000           3%      180,000     108,000
Patricia  &   Oistein    15,000            *       15,000       9,000
  Nyberg
Joan O'Gorman            13,500            *       13,500
Sigurd Olsvold            5,000            *        5,000       3,000
Oral & Maxillofacial     96,333           1%       96,333
  Surgical Association
Bonita Michelle          11,700            *       11,700
  Overlander
Clive Overlander         16,700            *       16,700       3,000
Carolyn Owen              2,500            *        2,500       1,500
Owen, Charles V.          2,500            *        2,500       1,500
Raymond H. Owen           5,000            *        5,000       3,000
Asher Plaut and                            *                    3,334
  Evelyn Plaut Jtnros
Morten Poulsson          25,000            *       25,000      15,000
PQF Investments           5,000            *        5,000       3,000
Prime  Grieb  &  Co.,     5,000            *        5,000       5,100
  Limited
Prodeco Capital         150,000           3%      150,000      90,000
  Corporation
Elizabeth Diane           2,500            *        2,500       1,500
  Pummell
Martyn James Pummell     25,000            *       25,000      15,000
Derek Reddin-Clancy       7,200            *        7,200
Mary-Pat Reddin-         10,800            *       10,800
  Clancy
David A. Rees            25,000            *       25,000      15,000
John E. Reihl             5,000            *        5,000       3,000
Republic National         5,000            *        5,000       3,000
  Bank of New York
  (France) Monaco
Republic National                         1%                   75,000
  Bank of New York
  (Luxenbourg) SA
John Laurence             5,000            *        5,000       3,000
  Richardson
Patrick George           50,000           2%       50,000      92,500
  Ridgwell
Andrew Kent Robertson    50,000           1%       50,000      30,000
Brad Robinson(2)        330,219           7%      330,219     300,000
David Robinson(2)       330,219           7%      330,219     300,000
J. Clark Robinson(2)     90,000           2%       90,000      75,000
J. Clark Robinson,       50,000           1%       50,000      30,000
  Trustee Robinson
  Family Trust(2)
Steffanie Robinson                         *                    5,000
Stephen L. Robinson      12,500            *       12,500       7,500
Charles & Marilyn         5,000            *        5,000       3,000
  Roellig
Josephine F. Rose         5,000            *        5,000       3,000
  Family Trust
Ruth W. Rose                900            *          900
Gerald Rosen              7,500            *        7,500      12,500
Brian Roth and Susan                       *                    6,667
  Roth Jtnros
Brian Stuart Roth-        5,000            *        5,000       6,333
  Special Account 1
Brian Stuart  Roth-       2,500            *        2,500       4,000
  Special Account 2
Brian Stuart Roth        42,300            *       42,300
Laura Jane Roth           6,750            *        6,750
Lucie Claire Roth         6,750            *        6,750
Nicholas Leigh Roth       9,000            *        9,000
Nigel James Roth          9,000            *        9,000
Suzan Irene Roth         48,550           1%       48,550       3,750
Michel Roy                5,000            *        5,000       3,000
Cheryl Lynn Rubin        32,000            *       32,000       3,000
Rudman, Pierre                             *                    3,063
Allan Rudnick                              *                   10,000
Allan   Rudnick   IRA    10,000            *       10,000       6,000
  Rollover
Rush  & Co. c/o Swiss                     1%                  102,000
  American  Securities,
  Inc.
S.P. Angel Nominees      12,500            *       12,500       7,500
Saracen Int. Inc.        25,000            *       25,000      15,000
Barry A. Saunders        27,000            *       27,000
Martin Singer                              *                    1,700
Skull Valley Company,    10,000            *       10,000       6,000
  Ltd.
Karen Elizabeth Smith   119,500           2%      119,500      20,000
Phillip Smith             9,000            *        9,000
Fred Snitzer             15,000            *       15,000       9,000
Snowboard Stiftung       50,000           1%       50,000      30,000
Robert    &   Claudia    43,667           1%       43,667      15,000
  Sorrentino
Spellord, Inc.           25,000           1%       25,000      73,334
Standard Acre SA                           *                    3,125
Svien Erik Stiansen      25,000            *       25,000      15,000
Torill Stiansen           9,000            *        9,000
Stolzoff Family Trust    50,000           1%       50,000      30,000
Gary Stolzoff            12,500            *       12,500       7,500
Martin S. Stolzoff                         *                   13,500
  and Barbara R.
  Stolzoff Jtnros
Karl Sivert Sunde        10,000            *       10,000       6,000
Swiss  American Sec.,    45,000           1%       45,000
  Ltd
The  Chase  Manhattan   252,500           3%      252,500
  Bank NA
The   First  National    45,000           1%       45,000      27,000
  Bank of Chicago
The Joseph                9,000            *        9,000
  Accumulation &
  Maintenance
  Settlement
Theta K. Partners                          *                   28,334
  L.P. c/o Alan D.
  Jacobson, General
  Partner
Bruce W. Thorne             900            *          900
Craig N. Thorne             900            *          900
David L. Thorne           5,900            *        5,900      19,810
Gale  H. Sr. &  Donna     2,700            *        2,700
  L. Thorne, with full
  rights of
  survivorship(2)
Gale H. Throne,          25,000            *       25,000
Trustee of Gale H.
  Throne Trust(2)
Gale H. Thorne (2)       18,000           1%       18,000     102,000
Gale H. Thorne, Jr.       5,900            *        5,900      20,000
Kendall P. Thorne           900            *          900
Michael L. Thorne           900            *          900
Steven D. Thorne            900            *          900
Leslie Thorne            10,000            *       10,000
Olve Torvanger          126,000           2%      126,000      10,000
Townsley & Company                        1%                   57,831
Richard Trew             11,800            *       11,800
Nils N. Trulsvik        142,500           2%      142,500      21,000
U.B.S. Nominees                            *                    4,500
Vital Milj AS            75,000           3%       75,000     172,600
Robert R.  Walker(2)                       *                   20,000
Robert   R.   Walker,    63,000           1%       63,000
  Gen. Partner of
  Robert R. Walker
  Investment LTD
  Partnership(2)
Sidsel O.Walker          16,500            *       16,500
Steve Wallitt             5,000            *        5,000       3,000
David J. Walsh                             *                    8,334
Kilian R. Walsh          10,000            *       10,000       6,000
George Weisenfeld and                      *                   10,000
  Myrna Weisenfeld
  Jtnros
Allan Weissglass         25,000           1%       25,000      32,500
Joel S. Weissglass       20,000            *       20,000      12,000
Anthony Neal Wenham       4,500            *        4,500
David John Wenham        23,000            *       23,000       3,000
James Robert Wenham       4,500            *        4,500
Valerie Ann Wenham       23,000            *       23,000       3,000
Lago Wernstedt           20,000            *       20,000      12,000
Ann Marie Whiting         5,400            *        5,400
Audrey Doreen Whiting     5,400            *        5,400
John Wilkinson           31,500            *       31,500
Joseph A. Wilkinson      10,000            *       10,000       6,000
Kathryn Wilson            4,500            *        4,500
David & Susan            25,000            *       25,000      15,000
  Wilstein, Trustees of
  Century Trust
Winston Navigation                         *                   30,000
  S.A.
Malcolm Seaton Wood                        *                    4,500
Roy Vincent Wright       15,000            *       15,000       9,000
Jim Yardley                4000            *         4000
Seymour Zwickler IRA                       *                    8,000
- ------------------------------------------------------------------------
  Totals              8,289,153                 8,289,153   5,681,060
* Less than 1%
_______________

<F1>
(1)     For purposes of this table, ownership
  with  respect to a Securityholder does  not
  include    shares    of    Common     Stock
  beneficially  owned  but  held   by   other
  persons  shown  in this  table.   For  such
  information   relating  to  directors   and
  officers  of  the Company,  see  "Principal
  and  Selling  Securityholders --  Principal
  Securityholders."
<F2>
(2)     Indicates employee or director of the
  Company  or  of SHP during the  past  three
  years.    See   "Principal   and    Selling
  Securityholders        --         Principal
  Securityholders."
<F3>
(3)      Not included in the above table  are
  the   1,290,375   outstanding   Series    B
  Warrants,  all  of  which  are   owned   by
  Capital   Growth.    Of   said   Series   B
  Warrants,  918,040  or seventy-one  percent
  (71%)  of the Series B Warrants are  hereby
  being  offered for resale.  If all  of  the
  Series B Warrants offered hereby are  sold,
  Capital  Growth  would  own  29%   of   the
  outstanding Series B Warrants.


            PLAN OF DISTRIBUTION

      The  shares  of  Common  Stock  offered
hereby  may be sold from time to time by  the
Selling   Securityholders  on  the  Over-the-
Counter  market or on Nasdaq on terms  to  be
determined  at the time of such  sales.   The
Selling Securityholders may also make private
sales   directly  or  through  a  broker   or
brokers.     Alternatively,    the    Selling
Securityholders may from time to  time  offer
shares of Common Stock offered hereby  to  or
through underwriters, dealers or agents,  who
may  receive  consideration in  the  form  of
discounts and commissions; such compensation,
which  may  be in excess of normal  brokerage
commissions,  may  be  paid  by  the  Selling
Securityholders  and/or  purchasers  of   the
shares  of  Common Stock offered  hereby  for
whom such underwriters, dealers or agents may
act.  The  Selling  Securityholders  and  any
dealers  or  agents that participate  in  the
distribution  of the shares of  Common  Stock
offered   hereby   may  be   deemed   to   be
"underwriters"  as defined in the  Securities
Act and any profit on the sale of such shares
of Common Stock offered hereunder by them and
any  discounts,  commissions  or  concessions
received by any such dealers or agents  might
be  deemed  to be underwriting discounts  and
commissions  under the Securities  Act.   The
aggregate    proceeds    to    the    Selling
Securityholders from sales of the Securities offered by the Selling Securityholders hereby will be the purchase price of the Securities less any broker's commissions.

      The Common Stock issuable upon exercise
of the Warrants and Option Stock and offered hereby will be issued by the Company to holders of Warrants and Option Stock from time to time pursuant to exercise of such Warrants and Option Stock in accordance with the terms thereof.

     Capital Growth owns all 918,040 Series B
Warrants being registered for resale  hereby.
Such  Series B Warrants are being  registered
at  the request of Capital Growth with a view
towards  the  distribution of such  Series  B
Warrants  by  Capital  Growth  to  forty-nine
clients   of  Capital  Growth  (the  "Capital
Growth   Clients"),  who  were  selected   by
Capital Growth for reasons wholly unrelated to whether the Capital Growth Clients are or were stockholders of the Company or have or had any other relationship with the Company.
Capital Growth expects to distribute the Series B Warrants to the Capital Growth
Clients without requesting or receiving any specific consideration in exchange therefor.
Capital Growth recognizes, however, that it may receive some indirect benefit from such distribution, such as the good will of the Capital Growth Clients. The Capital Growth
Clients are listed as Selling Securityholders herein with respect to the shares of Common
Stock they may acquire through exercise of the Series B Warrants, even though Capital
Growth does not propose to transfer the Series B Warrants to the Capital Growth
Clients prior to the effective date of this Registration Statement.

      The  Company  anticipates keeping  this
Registration Statement current until  all  of
the Securities are sold or effectively become
freely  tradable.  The Company may from  time
to  time  notify the Selling Security holders
that   the  Registration  Statement  is   not
current  and that as sales of the  Securities
may   not  occur  until  the  Prospectus   is
supplanted or amended appropriately.

      To  the  extent required, the  specific
Securities  to  be  sold, the  names  of  the
Selling   Securityholders,   the   respective
purchase  prices and public offering  prices,
the   names   of   any   agent,   dealer   or
underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying
Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration
Statement of which this Prospectus is a part.

      The  Securities offered hereby  may  be
sold from time to time in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of such sale or at negotiated prices.

      In  order to comply with the securities
laws  of  certain states, if applicable,  the
Securities  offered hereby will  be  sold  in
such jurisdictions only through registered or
licensed brokers or dealers.  In addition, in
certain  Securities  may not be  sold  unless
they  have  been registered or qualified  for
sale  in the applicable state or an exemption
from   the   registration  or   qualification
requirement is available and is complied with.

      Under  applicable rules and regulations
under the Securities Exchange Act of 1934, as
amended  (the  "Exchange  Act"),  any  person
engaged  in  the distribution of  the  Common
Stock  offered  hereby may not simultaneously
engage  in  market  making  activities   with
respect to the Securities for a period of two
business  days  prior to the commencement  of
such   distribution.   In  addition,  without
limiting    the   foregoing,   the    Selling
Securityholders will be subject to applicable
provisions of the Exchange Act and the  rules
and    regulations   thereunder,   including,
without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Securities by Selling Securityholders.

      The Company will pay substantially  all
the   expenses   incurred  by   the   Selling
Securityholders and the Company  incident  to
the  Offering and sale of Securities  offered
hereby  to  the  public,  but  excluding  any
underwriting   discounts,   commissions    or
transfer taxes. The expenses are estimated to be approximately $192,119.63.

      The  Company  has agreed  to  indemnify
certain   Selling   Securityholders   against
certain liabilities, including liabilities under the Securities Act.


                LEGAL MATTERS

      Certain  legal matters will  be  passed
upon for the Company by Blackburn & Stoll, LC, Salt Lake City, Utah.


       CHANGE IN INDEPENDENT AUDITORS

     On November 10, 1995 the Company's Board
of  Directors  elected to  retain  KPMG  Peat
Marwick,  LLP  ("KPMG")  as  its  independent
auditor.    Prior  to  that   time   Nielson,
Grimmett & Company ("NGC") had acted  as  the
Company's independent auditor.  The  decision
to  change  auditors was recommended  by  the
Company's  Board  of  Directors,   in   part,
because KPMG had acted as SHP's independent auditor prior to the Acquisition.

      The  reports  of NGC on  the  financial
statements of the Company for each of the two fiscal years in the period ended December 31, 1994, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During  the  Company's two most  recent
fiscal   years  and  all  subsequent  interim
periods  preceding such change  in  auditors,
there  were no disagreements with NGC on  any
matter of accounting principles or practices,
financial  statement disclosure, or  auditing
scope  or  procedure, which disagreements(s),
if  not  resolved to the satisfaction of  the
former  accountant, would have caused  it  to
make a reference to the subject matter of the
disagreements(s)  in  connection   with   its
report;  nor has NGC ever presented a written
report,  or otherwise communicated in writing
to  the Company or its Board of Directors the
existence    of    any   "disagreement"    or
"reportable event" within the meaning of Item
304 of Regulation S-K.

      The  Company authorized NGC to  respond
fully to the inquiries of the Company's successor accountant and NGC provided the Company with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulations
S-K, which letter has been filed with the SEC.

                   EXPERTS

     The consolidated financial statements of
the Company  for the period from November 19,
1993  (date  of  inception) to  December  31,
1993,  and  for the years ended December  31,
1994 and 1995, have been included herein  and
in  the  Registration Statement  in  reliance
upon  the  report of KPMG Peat  Marwick  LLP,
independent  auditors,  appearing   elsewhere
herein, and upon the authority of said firm as experts in accounting and auditing.


           ADDITIONAL INFORMATION

      The  Company  has filed with  the  U.S.
Securities   and  Exchange  Commission   (the
"SEC")  a Registration Statement on Form  S-1
under the Securities Act with respect to  the
Common    Stock    offered   hereby.     This
Prospectus,  which constitutes  part  of  the
Registration Statement, does not contain  all
of   the   information   contained   in   the
Registration  Statement and exhibits  thereto
on   file  with  the  SEC  pursuant  to   the
Securities  Act and the rules and regulations
of   the   SEC   thereunder.    For   further
information  with respect to the Company  and
the Common Stock offered hereby, reference is
made  to the Registration Statement and  such
exhibits.   Statements  contained   in   this
Prospectus as to the content of any  contract
or   other  document  referred  to  are   not
necessarily  complete, and in  each  instance
reference  is  made  to  the  copy  of   such
contract  or  other  document  filed  as   an
exhibit  to the Registration Statement,  each
such   statement  being  qualified   in   all
respects  by  reference to the full  text  of
contract  or document.  All material elements
of the subject documents or descriptions are,
however,   set   forth  in   the   disclosure
contained herein.

       The   Company   is  subject   to   the
informational requirements of the  Securities
Exchange  Act  of 1934 (the "Exchange  Act"),
and in accordance therewith files reports and
proxy  statements and other information  with
the  SEC. Such reports, proxy statements  and
other   information  and   the   Registration
Statement,  including exhibits and  schedules
thereto,  may be inspected without charge  at
the public reference facilities maintained by
the  SEC  at Room 1024, Judiciary Plaza,  450
Fifth  Street, N.W., Washington,  D.C.  20549
and  at  the  regional offices  of  the  SEC.
Copies of such materials may be obtained from the SEC at such offices upon payment of prescribed rates.


 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                         Page

Independent Auditors' Report              F-2

Consolidated Balance Sheets as of
December 31, 1994, and 1995               F-3

Consolidated Statements of Operations
for the period from November 19, 1993
(date of inception)  to  December  31,
1993,  and for the years ended  December
31, 1994 and 1995                         F-4

Consolidated Statements of Stockholders'
Equity (Deficit) for the period from
November 19, 1993 (date  of  inception)
to  December  31, 1993,  and for the
years ended  December 31, 1994 and 1995   F-5

Consolidated  Statements of Cash for the
period from November 19, 1993 (date of
inception) to December 31, 1993, and for
the  years ended December 31,  1994  and
1995                                      F-6

Notes to Consolidated Financial
Statements                                F-8

        Independent Auditors' Report



The Board of Directors and Stockholders
Specialized  Health  Products  International,
Inc.:


We have audited the accompanying consolidated balance sheets of Specialized Health Products
International, Inc. and subsidiary as of DecemberE31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period from November 19, 1993 (date of inception) to DecemberE31, 1993. These consolidated financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Specialized Health Products
International, Inc. and subsidiary as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended and for the period from November 19, 1993 (date of inception) to
December 31, 1993, in conformity with
generally accepted accounting principles.


KPMG Peat Marwick LLP

Salt Lake City, Utah
February 2, 1996


 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

         Consolidated Balance Sheets

         December 31, 1994 and 1995
                     Assets                          1994         1995
                                                  ----------   ----------
Current assets:
     Cash and cash equivalents                    $      -     4,251,584
     Trade Accounts receivable                       4,471       350,718
     Related party receivable (note 11)                  -       122,850
     Inventories                                         -        16,322
     Prepaid expenses and other                      5,436        34,017
                                                  -----------  -----------
          Total current assets                       9,907     4,775,491
                                                  -----------  -----------
Equipment and furnishings, net of accumulated
 depreciation                                       285,770      812,049
 of $1,753 in 1994 and $8,196 in 1995
 (note 3)

Other assets, net of accumulated amortization of
  $27,564 in                                        361,188      363,188
  1994 and  $90,314 in 1995                        ---------   ---------
                                                   $656,865    5,950,728
                                                   =========   =========
 Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
     Bank overdraft                               $ 10,675           -
     Accounts payable                               84,655     134,449
     Accrued expenses                                7,800     446,474
     Due to stockholders (note 11)                 194,500           -
          Total current liabilities                297,630     580,923
Stockholder loans (note 4)                         358,333           -
Due to stockholders - long-term (note 11)          100,000           -
                                                  ---------   ---------
          Total liabilities                        755,963     580,923

9% cumulative redeemable preference stock, $1.50
   par value.  Authorized 250,000 shares;160,000   256,780           -
   shares  issued and outstanding in 1994
   (liquidation value $256,780) (note 8)
Stockholders' equity (deficit) (notes 6 and 7):
   Preferred stock, $.389 par value in 1994 and
   $.001 par value in 1995.  Authorized
   5,000,000 shares; 1,440,000                     560,000           -
   shares issued and outstanding in 1994
   (liquidation value $560,000) and no shares
   issued and outstanding as of December 31, 1995
Common stock, no par value in 1994 and $.02
   par value in 1995.  Authorized 50,000,000
   shares; issued and                              209,800     171,333
   outstanding 1,363,500 shares in 1994
   and 8,566,653 shares in 1995
Common stock subscriptions receivable (note 6)    (198,500)   (259,500)
Additional paid-in capital                               -   9,316,028
     Accumulated deficit                          (927,178) (3,858,056)
                                                  ---------------------
        Total stockholders' equity (deficit)      (355,878)  5,369,805

Commitments and contingencies
    (notes 2, 5, 7, 10, and 12)                   $656,865   5,950,728

See accompanying notes to consolidated
  financial statements

         SPECIALIZED HEALTH PRODUCTS
             INTERNATIONAL, INC.

    Consolidated Statements of Operations

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
  and for the years ended December 31, 1994
                  and 1995
                                            1993       1994       1995
                                        ----------   --------   ----------
Sales                                   $      -      33,256      447,844
Cost of sales                                  -      21,669      294,171

               Gross profit                    -      11,587      153,673

Expenses:
 Research and development                      -     290,950      804,639
 Selling, general and administrative       3,450     620,022    2,133,021
 Write off of operating assets                 -           -      255,072
                                        ----------------------------------
               Total expenses              3,450     910,972    3,192,732
               Operating loss             (3,450)   (899,385)  (3,039,059)

Other Income (expense):
Interest income                                -         237      135,428
Interest expense                               -      (7,800)     (15,858)
                                       -----------------------------------
  Total other income (expense)                 -      (7,563)     119,570
                                        ----------------------------------
               Net loss                   (3,450)   (906,948)  (2,919,489)
                                        ----------------------------------
Dividends on preference stock                  -     (16,780)     (11,389)
                                        ----------------------------------
Net loss attributable to common         $ (3,450)   (923,728)  (2,930,878)
   stockholders
Net loss per common share               $      -        (.75)        (.69)

Weighted average number of shares used
  for net loss per share                1,170,000   1,224,074   4,269,121
  computation


See accompanying notes to consolidated
  financial statements.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.
  Consolidated Statements of Stockholders'
              Equity (Deficit)
 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
  and for the years ended December 31, 1994
                  and 1995
                                                                        Net
                                                 Common  Addit   Accu  stock
                                                  stock  ional    mu   holde
                                                  subsc  paid-   late   rs'
                  Preferred          Common      ripti    in      d     equit
                    stock             stock        on                    y
                 Shares  Amount  Shares   Amount  recei  capit  defic  (defi
                                                  vable    al     it    cit)
                ----------------------------------------------------------------
Issuance of
common stock       -       -   1,170,000   1,300     -      -      -    1,300
for cash at
inception

Net Loss           -      -            -       -     -      -  (3,450) (3,450)
               -----------------------------------------------------------------
Balances at        -  $   -    1,170,000 $ 1,300     -      -  (3,450) (2,150)
 December 31,
 1993

Issuance of
 preferred   1,440,000 560,000          -      -     -      -       - 560,000
 stock for
 cash

Issuance of
 common stock
 for services        -        - 193,500 208,500 (198,500)    -      - 10,000
 and stock
 subscription
 receivable

Unpaid               -        -       -       -        -     -(16,780)(16,780)
 dividends on
 preference
 stock

Net loss             -        -       -       -        -     -(906,948)(906,948)
             -------------------------------------------------------------------
Balances at  1,440,000 560,000 1,363,500 209,800 (198,500)   -(927,178)(355,878)
 December 31,
 1994

Issuance of
 preferred    362,403  604,001         -       -        -    -       -  604,001
 stock for
 cash

Cash received
for stock           -        -         -       -  190,000    -       -  190,000
subscriptions
receivable

Services
provided for        -        -         -       -    8,500     -      -    8,500
stock
subscriptions
receivable

Unpaid dividends
on preference       -        -         -       -        -     - (11,389)(11,389)
stock

Conversion of
debt for common     -        -   346,500 385,000        -     -       - 385,000
stock (note 4)

Issuance of
additional
common shares       -        -    90,000 180,000      -(180,000)      -       -
to stockholders
under
antidilution
provisions

Business     (1,802,403)(1,164,001)2,102,403(696,752) -1,860,753       -       -
combination
 (note 1)

Issuance of
common stock          -          -4,256,250   85,125  -7,193,935       - 7,279,060
for cash net of
expenses (note
7)

Conversion of
debt for common       -          -   50,000    1,000  -   99,000       -   100,000
stock (note 7)

Issuance of
common stock
for stock            -           -   70,000    1,400(140,000)138,600   -         -
subscription
receivable
(note 7)

Cash received
for stock            -           -        -        -  90,000     -     -    90,000
subscription
receivable

Exercise of
stock options
for common           -           - 288,000     5,760 (209,500)203,740  -         -
stock
subscription
receivable

Net loss             -           -       -         -        -       -(2,919,489)(2,919,489)
- --------------------------------------------------------------------------------------------
Balances at          - $         -8,566,653 $171,333 (259,500)9,316,028(3,858,056)5,369,805
December 31,
1995

See accompanying notes to consolidated
financial statements.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

          Statements of Cash Flows

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
  and for the years ended December 31, 1994
                  and 1995

                                             1993         1994         1995
                                         ------------------------------------
Cash flows from operating activities:
Net loss                                   $ (3,450)   (906,948)   (2,919,489)
Adjustments to reconcile net loss to net
 cash used in operating activities:
   Depreciation and amortization                  -      29,317        74,542
   Common stock issued for services               -      10,000         8,500
   Loss on sale of equipment                      -           -         1,291
   Write off of operating assets                  -           -       255,072
   Changes in operating assets and
   liabilities:
    Increase in trade accounts receivable         -      (4,471)     (346,247)
    Increase in prepaid expenses
       and other assets                        (146)     (5,290)      (28,581)
    Decrease (increase) in inventories       (6,104)      6,104       (16,322)
    Increase in related party receivable          -           -      (122,850)
    Increase in accounts payable
       and accrued expenses                       -      92,455       488,468
                                             ----------------------------------
    Net cash used in operating activities    (9,700)   (778,833)   (2,605,616)
                                             ----------------------------------
Cash flows from investing activities:
  Proceeds from the sale of equipment             -          -         2,943
  Capital expenditures                            -   (287,523)     (797,377)
  Payments to acquire patents
    and technology                          (10,000)  (278,752)      (64,750)

  Net cash used in investing activities     (10,000)  (566,275)     (859,184)

Cash flows from financing activities:
  Borrowings on due to stockholders               -    194,500             -
  Payments on due to stockholders                 -          -      (194,500)
  Proceeds from issuance of stockholder
   loans                                     18,700    339,633        44,167
  Payments on stockholder loans                   -          -       (17,500)
  Proceeds from issuance of common stock      1,300          -     7,279,060
  Proceeds from issuance of preferred stock       -    560,000       604,001
  Proceeds from issuance of redeemable            -    240,000             -
    preference stock
  Payments on redeemable preference stock         -          -      (268,169)
    and dividends
  Proceeds (payments) on bank overdraft           -     10,675       (10,675)
  Proceeds from stock subscriptions               -          -       280,000
    receivable
                                             ---------------------------------
Net cash provided by financing activities    20,000  1,344,808     7,716,384
                                             ---------------------------------
Net increase (decrease) in cash                 300       (300)    4,251,584
Cash at beginning of year                         -        300             -
                                            ----------------------------------
Cash at end of year                         $   300          -     4,251,584



 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

    Consolidated Statements of Cash Flows
               (continued)

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
  and for the years ended December 31, 1994
                  and 1995

                                                 1993        1994       1995
                                             ---------------------------------
Supplemental Disclosure of Cash Flow
 Information
Cash paid during the year for interest       $      -           -      15,858

Supplemental Disclosures of Noncash
  Investing and Financing Activities
Dividends on redeemable preference stock     $      -      16,780      11,389
Common stock issued for subscription                -     198,500     349,500
  receivable
Conversion of stockholder loans and due to          -           -     485,000
  stockholders to common stock
Acquisition of purchased technology and
  patents for stockholder payable                   -     100,000           -

See   accompanying  notes   to   consolidated
financial statements.


 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995


(1)     Summary of Significant Accounting
   Policies

     (a)     Organization and Business
   Description

     Specialized Health Products, Inc.
       (Specialized Health) was organized
       November 19, 1993, with a commercial
       objective to develop, manufacture,
       and market safe, easy-to-use and cost-
       effective products for the health
       care industry. Initial development
       has focused on products that limit or
       prevent the spread of blood-borne
       diseases.  The Company has several
       products currently in the production
       or development stage.  The sharps
       container is the only product which
       is currently in the production stage.
       This device is designed to provide
       means for disposing of sharps in
       order to reduce the potential for
       accidental needle sticks.  The other
       two major product lines are the
       lancet and the needle withdrawal
       technology; both are in the
       development stage.  The lancet device
       is designed to provide a nonreusable,
       safer, and less painful way of
       obtaining small blood samples from
       patients.  The needle withdrawal
       technology is designed to
       automatically retract needles while
       providing permanent and safe
       containment of the needle.
       Specialized Health's activities since
       inception have principally consisted
       of obtaining financing, recruiting
       personnel, conducting research and
       development, developing products, and
       identifying and contracting with
       manufacturers.  The Company conducts
       its operations primarily in the
       Continental United States.

     Specialized Health entered into a
       business combination in July 1995
       with Russco, Inc. (Russco) wherein
       Specialized Health became a wholly-
       owned subsidiary of Russco and
       Russco's name was changed to
       Specialized Health Products
       International, Inc. (the Company).
       Russco was organized in February 1986
       as a public blind pool company to
       evaluate, structure, and complete a
       merger with, or acquisition of, any
       privately held business seeking to
       obtain the perceived advantages of
       being a publicly owned Company.
       Russco had no significant operations
       and minimal capital with which to
       conduct its operations.

     At the closing of the business
       combination, (a) the 300,000 shares
       of Russco's common stock previously
       outstanding (as adjusted for a
       reverse stock split) remained
       outstanding as common stock of the
       Company and (b) Russco issued
       3,602,403 shares of its common stock
       for all of the issued and outstanding
       shares of Specialized Health's common
       stock and preferred stock.  The
       business combination has been treated
       for accounting purposes as a "reverse
       merger" wherein Specialized Health
       has been shown as the acquiring
       company even though Russco issued its
       common shares to acquire Specialized
       Health because the stockholders of
       Specialized Health received the
       significant majority of the
       outstanding common stock of the
       Company and management of Specialized
       Health became the management of the
       Company.  Because Russco had limited
       operations, the business combination
       has been accounted for as a purchase
       transaction with the net assets of
       Russco (which were insignificant)
       being recorded at their fair value at
       the date of closing and operating
       results of Russco prior to the
       business combination not being
       included with the historical
       operating results of Specialized
       Health.

     Contemporaneously with the business
       combination, Specialized Health
       engaged in a private placement of
       securities wherein 4,376,250 shares
       of the Company's common stock were
       issued, net of offering costs, for
       consideration of $7,519,060, as more
       fully discussed in note 7.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

     (a)     Organization and Business
   Description (continued)

     The accompanying consolidated financial
       statements subsequent to the business
       combination include the accounts of
       the Company and its wholly-owned
       subsidiary Specialized Health.  All
       intercompany accounts and
       transactions have been eliminated in
       consolidation.  Prior to the business
       combination Specialized Health had no
       subsidiary.

     (b)     Cash and Cash Equivalents

     Cash and cash equivalents are comprised
       of a checking and money market
       account.  The Company considers all
       investments with original maturities
       of three months or less to be cash
       equivalents.

     (c)     Inventories

          Inventories which consist primarily
       of finished goods are stated at the
       lower of cost or market.  Cost is
       determined using the first-in first-
       out method.

     (d)     Other Assets

          The Company has included in other
       assets at December 31, 1994 and 1995,
       the cost of purchased technology and
       patents, and related patent costs
       amounting to $388,752 and $453,502,
       respectively, which is being
       amortized using the straight-line
       method over seven years. These assets
       include the following technologies:
       acquisitions from third parties
       include a catheter closure patent;
       lancet patent; the sharps container
       technology acquired from Sharp-Trap,
       Inc.; and an Automatic Needle
       Withdrawing and Securing System
       purchased from Gale H. Thorne, a
       director and employee.  Management
       evaluates the recoverability of these
       costs on a periodic basis, based on
       sales of the product related to the
       technology, revenue trends, and
       projected cash flows based on
       estimates of future sales.

     (e)     Equipment and Furnishings

     Equipment and furnishings are stated at
       cost and consist primarily of
       manufacturing molds and equipment,
       and office furniture and fixtures.
       Depreciation is computed using the
       straight-line method based on the
       estimated useful lives of the related
       assets which is 5 years with the
       exception of manufacturing equipment
       which is depreciated on the straight-
       line method over 7 years or the units-
       of-production method whichever is
       greater.

     (f)     Revenue Recognition

          Revenues are recognized upon
       shipment of products.  Sales recorded
       in the year ended DecemberE31, 1994,
       relate primarily to products received
       upon acquisition of technology and
       patents.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

     (g)     Research and Development Costs

          Research and development costs are
       expensed as incurred.

     (h)     Income Taxes

     Income taxes are recorded using the
       asset and liability method for all
       periods presented in accordance with
       the provisions of Statement of
       Financial Accounting Standards No.
       109, Accounting for Income Taxes.
       Deferred tax assets and liabilities
       are recognized for the future tax
       consequences attributable to
       differences between the financial
       statement carrying amounts of
       existing assets and liabilities and
       their respective tax basis, and
       operating loss and tax credit
       carryforwards.  Deferred tax assets
       and liabilities are measured using
       enacted tax rates expected to apply
       to taxable income in the years in
       which those temporary differences are
       expected to be recovered or settled.
       The effect on deferred tax assets and
       liabilities of a change in tax rates
       is recognized in income in the period
       that includes the enactment date.

     (i)     Net Loss Per Common Share

     Net loss per common share is based on
       the weighted average number of common
       shares outstanding.  Stock options,
       warrants, and preferred shares prior
       to conversion are not included in the
       calculation because their inclusion
       would be antidilutive and reduce the
       net loss per share amount.

     (j)     Reclassification

     Certain amounts in 1994 have been
       reclassified to conform with 1995
       classifications.

     (k)     Fair Value Disclosure

     At December 31, 1995, the book value of
       the CompanyOs financial instruments
       approximates fair value.

     (l)     Use of Estimates

     The preparation of financial statements
       in conformity with generally accepted
       accounting principles requires
       management to make estimates and
       assumptions that effect the reported
       amounts of assets and liabilities and
       disclosure of contingent assets and
       liabilities at the date of the
       consolidated financial statements and
       the reported amounts of revenues and
       expenses during the reporting period.
       Actual results could differ from
       those estimates.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(2)     Investments

     In October 1995, the Company entered
   into an agreement with a third party to
   form a joint venture Quantum Imaging
   Corporation (Venture) to develop an
   improved filmless X-Ray system.  For a
   fiftyEpercent interest in the Venture
   (before dilution by financing investors), the Company is obligated to pay to the Venture $15,000 a month, which is paid to the other Venture partner to perform research and development on the VentureOs behalf. Additionally, the Company is obligated to pay the general and administrative expenses of the Venture up to $15,000 per month. These obligations continue through September of 1996, and are cancelable only upon 30 days written notice and failure of the other Venture partner to meet requirements as specified in the Venture agreement. Unless this agreement is terminated, the Company is obligated at December 31, 1995 for a minimum of $135,000 and up to an additional $135,000 as general and administrative expenses are incurred by the Venture. In managementOs opinion, for the Venture to be successful, it must raise between $3,000,000 and $6,000,000.
   The Company contributed total capital of $83,624 to the joint venture during 1995, all of which the Company expensed and the Venture used to fund research and development and administrative expenses.
   Assets and liabilities as of December 31, 1995 were immaterial.


 (3)     Equipment and Furnishings

     Equipment and furnishings consist of the
   following:
                                                    1994    1995

      Assembly and manufacturing equipment     $     750   33,605
      Manufacturing molds                        276,370  245,753
      Office furnishings and fixtures             10,403  144,992
      Construction-in-progress                         -  395,895
                                               ---------  --------
                                                 287,523  820,245
      Less accumulated depreciation               (1,753)  (8,196)
                                               ---------- --------
                                                 285,770  812,049
                                               ========== ========

   During 1995, operating assets comprised
   primarily of manufacturing molds totaling
   $255,072 were written off.  The molds
   became obsolete due to design changes in the sharp container technology.


   SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

   Notes to Consolidated Financial Statements

   For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(4)     Stockholders' Loans

   During 1994 and 1995, prior to the
   business combination certain existing
   stockholders made direct loans to
   Specialized Health aggregating $385,000
   and bearing interest at ten percent under a bridge loan agreement. Subscriptions under the bridge loan agreement were offered proportionately to stockholders based on the number of shares held. The subscribers to the bridge loan agreement were issued a total of 346,500 warrants permitting them to acquire an equal number of shares of common stock at $1.11Eper share on or before DecemberE31, 1996. No value was ascribed to the warrants. In connection with the business combination discussed in note 1, the 346,500 warrants were exercised through conversion of the outstanding loans.


(5)     Leases

     The Company leases office space,
   equipment, and vehicles under
   noncancelable operating leases.  Future
   minimum lease payments under these leases are as follows:

        Fiscal year ending December 31:
        1996                                       $ 107,972
        1997                                          93,132
        1998                                          38,718
                                                   ----------
                                                   $ 239,822
                                                   ==========
   Rent expense was $1,881 for the period
   from November 19, 1993 (date of
   inception) to December 31, 1993, $52,051
   in 1994, and $67,091 in 1995.


 (6)     Stock Options

     In 1995, the Company adopted a
   nonqualified stock option plan whereby it has reserved 1,284,998 shares of its common stock for issuance to officers, directors, and employees. At the time of adoption, the Company granted options to acquire 1,171,810 shares of common stock at $2.00 per share of which 1,117,000 vested immediately, and 54,810 vest at various times over the next three years.
   The options expire five years from date
   of grant.

     During 1994, the Board of Directors of
   Specialized Health approved a
   nonqualified stock option plan for its
   officers, directors, and employees and
   authorized 396,000 shares of common stock for issuance upon the exercise of options granted under this plan. The exercise price of the options is equivalent to the estimated fair market value of the stock as determined by the Board of Directors at the date of grant. The number of shares, terms, and exercise period are determined by the Board of Directors on an option-by-option basis. During 1994, options to acquire 396,000 common shares were granted at a price range of $.39 to $1.11 per share. No options were exercised or lapsed during 1994. On
   SeptemberE1, 1995, options to acquire
   288,000 shares were exercised from which the Company received $209,500 in a common stock subscription receivable. All common stock subscription receivables are due within one year. The remaining
   108,000 shares will become exercisable
   over the next eighteen months, have an
   option price of $.39 per share, and
   expire in 2004.


 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(7)     Preferred and Common Stock

     The Company has authorized 50,000,000
   shares of common stock with $.02 par
   value and 5,000,000 shares of preferred
   stock with a par value of $.001 per
   share.

     In connection with the business
   combination discussed in note 1,
   Specialized Health completed a 9 for 1
   forward stock split of both its common
   and preferred stock.  The number of
   common and preferred shares and per share amounts presented in the accompanying consolidated financial statements have been restated for the effect of this split. In addition, the Company issued
   90,000 shares of common stock to non-
   affiliated shareholders existing at the
   time of the private placement under
   antidilutive provisions.

     Specialized Health and the Company
   engaged in a private placement of
   securities in JulyE1995, wherein 860.25
   units were sold for $10,000 per unit for total consideration, net of expenses of $7,519,060. This consideration was comprised of $7,279,060 of cash, $100,000 of debt converted to common stock, and a common stock subscription receivable of
   $140,000.  The private placement was
   completed contemporaneously with the
   business combination.  In the private
   placement, the Company sold an aggregate of 4,301,250 shares of the Company's
   $.02Epar value common stock and Series A warrants to purchase an aggregate of 2,580,750 shares of the Company's common stock at a price of $3.00 per share, exercisable for a period of two years from the date of effectiveness of a registration statement covering the issuance of the shares of common stock underlying the Series A warrants.

     For services provided in connection with the private placement of securities, the underwriter received a commission of
   $860,251 in cash, 75,000 shares of common stock, Series A warrants to purchase
   530,125 shares of common stock for $3.00 per share, and Series B warrants to purchase 1,290,375 shares of common stock for $2.00 per share. The warrants expire on the earlier of (a) two years from the effective date of a registration statement under the Securities Act covering the issuance of the shares of common stock underlying such warrants or
   (b) the date specified in a notice of
   redemption from the Company in the event that the closing price of the common stock for any ten consecutive trading days preceding such notice exceeds $6.00 per share and subject to the availability of a current prospectus covering the underlying shares. The Company may redeem all or a portion of the warrants, in each case at $.001 per warrant upon at least 20 days prior written notice to the warrant holders. The warrants may only be redeemed if a current prospectus is available with respect to the issuance of shares of common stock upon the exercise thereof. At December 31, 1995 the
   Company has a common stock subscription
   receivable amounting to $50,000 from the underwriter.

     The underwriter had a continuing
   relationship with the Company pursuant to which the underwriter was to provide financial advisory and investment banking services to the Company through July
   1997.  The Company was to pay the
   underwriter $4,000 per month for such
   services. Additionally, the underwriter had the right of first refusal to undertake any financings of the Company during this period. Subsequent to year end, the Company amended their agreement with the underwriter canceling the monthly service fees and the underwriters right of first refusal. The Company signed a new agreement with PaineWebber to act as its exclusive financial advisor and to assist in the development of strategic alliances.

     Also, during 1995 the Company issued a
   warrant to a nonaffiliated stockholder of the Company to purchase 45,000 shares of common stock at $1.67 per share. This warrant expires in 1996.


 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(7)     Preferred and Common Stock (continued)

     Each preferred and common share of
   Specialized Health was converted into one common share of the Company in connection with the business combination.

     The Company has granted to a director
   and certain officers the right to receive up to an aggregate of 2,000,000 additional shares of common stock based upon the level of pre-tax consolidated net income (PTNI) for 1996, 1997, or 1998. If PTNI equals of exceeds
   $1,500,000, $5,000,000, or $8,000,000 in
   any of these years these individuals will receive an aggregate of 350,000,
   1,100,000, or 2,000,000 common shares,
   respectively, less shares previously
   received but no more than an aggregate of 2,000,000 shares.

     The Company expects that the issuance of such shares will be deemed to be the payment of compensation to the recipients and will result in a charge to the earnings of the Company in the year or years the shares are earned, in an amount equal to the fair market value of the shares. This charge to earnings could have a substantial negative impact on the earnings of the Company in the year or years in which the compensation expense is recognized.

     The effect of the charge to earnings
   associated with the issuance of the
   shares could place the Company in a net
   loss position for the relevant year, even though the PTNI was at a level requiring the issuance of the shares. Because the shares are issuable based on the results of a single year, the PTNI in a particular year could require the issuance of shares even though the cumulative PTNI for the three years 1996, 1997, and 1998, or any combination of those years, could reflect a lower amount of PTNI that would not require the Company to issue such shares or even a pre-tax net loss.


(8)     Redeemable Preference Stock

     Specialized Health had authorized
   250,000 shares of redeemable preference
   stock with a par value of $1.50 per
   share, of which 160,000 shares were
   issued and outstanding at DecemberE31,
   1994.  Each redeemable preference share
   was entitled to a cumulative annual
   dividend of nineEpercent of the par value from the date of original issue.
   Dividends were payable when and as
   declared by the Board of Directors. The preference stock and related dividends were paid in cash at the time of the business combination.


 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(9)     Income Taxes

   There  was no income tax expense in  1993,
   1994,  and  1995,  due  to  net  operating
   losses.    The   difference  between   the
   expected  tax benefit and the  actual  tax
   benefit is primarily attributable  to  the
   effect   of   start-up   costs   and   net
   operating  losses  being  offset   by   an
   increase   in   the  Company's   valuation
   allowance.   The tax effects of  temporary
   differences  that give rise to significant
   portions  of the deferred tax  assets  and
   deferred  tax  liabilities at DecemberE31,
   1994  and December 31, 1995, are presented
   below:


                                                   1994        1995

   Deferred tax assets:
      Organization costs                       $  5,138       3,854
      Start-up costs                              1,030         720
      Patent costs                                    -      19,244
      Net operating loss carryforwards          275,843   1,374,198
                                                     43         198
      Accrued compensation                       57,629           -
      Accrued vacation                                -      19,894
                                               --------- -----------
      Total gross deferred tax assets           339,640   1,417,910
      Less valuation allowance                 (339,579) (1,417,910)
                                               --------- ----------
      Net deferred tax assets                        61          -

       Deferred tax liability - equipment,
        principally due to differences in            61          -
        depreciation
                                               ---------------------
             Total gross deferred tax                61          -
               liability
      Net deferred tax liability               $      -          -


   The  net  change  in the  total  valuation
   allowance  for  the years  ended  December
   31,  1994  and  1995, was an  increase  of
   $338,292   and  $1,078,331,  respectively.
   Subsequently   recognized   tax   benefits
   relating to the valuation allowance for deferred tax assets will be recognized as an income tax benefit to be reported in the statement of operations.

     At December 31, 1995, the Company had
   total tax net operating losses of
   approximately $3,684,177, that can be
   carried forward to reduce federal income taxes. If not utilized, the tax loss carryforwards expire beginning in 2009.

     Under the rules of the Tax Reform Act of 1986, the Company has undergone a greater than 50 percent change of ownership.
   Consequently, a certain amount of the
   Company's net operating loss carryforward available to offset future taxable income in any one year may be limited. The maximum amount of carryforwards available in a given year is limited to the product of the Company's value on the date of ownership change and the federal long-term tax-exempt rate, plus any limited carryforwards not utilized in prior years.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(10)     Commitments and Contingencies

     The Company is party to litigation and
   claims arising in the normal course of
   business. Management, after consultation with legal counsel, believes that such matters will not have a material impact on the Company's financial position or results of operations.

     As a result of the acquisition of
   certain product rights and related
   patents the Company is required to pay a specified royalty on future sales of products related to these rights and patents.


(11)     Related Party Transactions

     Related party receivables at December
   31, 1995 represent advances to certain
   related parties. During 1995 the Company paid to an entity, owned in part by a shareholder of the Company, $231,475 as reimbursement for expenses it expended on behalf of the Company and as consulting fees.

     Amounts due to stockholders in 1994
   consisted of unpaid consulting expenses
   of $154,500 and a $40,000 note payable.
   The note payable was replaced subsequent to year-end with a line of credit from a commercial bank in the amount of $100,000 due November 1995 bearing interest at prime plus two percent. Long-term amounts due to a stockholder related to the acquisition of purchased technology, and are non-interest bearing. These amounts were repaid in 1995, and as of December 31, 1995 there were no remaining amounts due.


(12)     Business and Credit Concentrations

     During 1995, the CompanyOs revenues were solely from the sale of the sharps container of which $418,509 represented sales to a single distributor. At
   December 31, 1995, the Company had
   $348,266 of trade accounts receivable due from this customer for which payment was received subsequent to year-end.

     The Company currently buys all of its
   sharp containers, the CompanyOs only
   device in production, from one supplier.
   Although there are a limited number of
   manufacturers who could manufacture this device, management believes that other suppliers could provide similar services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales.

     Additionally, the Company has a limited
   direct sales force and no third party
   agreements to distribute its products
   which may result in limited sales of the CompanyOs products.


(13)     Fourth Quarter Results

     During the fourth quarter, the aggregate effect of year end adjustments, which related to prior quarters, increased the net loss approximately $457,000.

 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL,
                    INC.

 Notes to Consolidated Financial Statements

 For the period from November 19, 1993 (date
     of inception) to December 31, 1993,
and for the years ended December 31, 1994 and
                    1995

(14)     Accounting Standards Issued Not Yet
   Adopted

     In March of 1995, the Financial
   Accounting Standards Board issued
   Statement of Financial Accounting
   Standards No. 121 Accounting for the
   Impairment of Long-lived Assets and for
   Long-lived Assets to be Disposed of (FASB
   121).  The Company is required to adopt
   the provisions of this statement for
   years beginning after December 15, 1995.
   This statement requires that long-lived
   assets and certain identifiable
   intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The impact of FASB 121 is not expected to have a material affect on the Company.

     In October of 1995, the Financial
   Accounting Standards Board issued
   Statement of Financial Accounting
   Standards No. 123, Accounting for Stock
   Based Compensation (FASB 123).  The
   Company is required to adopt the
   provisions of this statement for years
   beginning after December 15, 1995. This statement encourages all entities to adopt a fair value based method of accounting for employee stock options or similar equity instruments. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic-value method of accounting prescribed by APB opinion No.
   25, Accounting for Stock Issued to
   Employees (APB 25). Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in this statement had been applied. It is currently anticipated that the Company will continue to account for employee stock options or similar equity instruments in accordance with APB 25 and provide the disclosures required by FASB
   123.

No dealer, sales
representative, or any other
person has been authorized to
give any information or to make
any representations in
connection with this offering
other than those contained in         13,970,213 Shares of Common
this Prospectus, and if given                    Stock
or made, such information or           918,040 Series B Warrants
representation must not be
relied upon as having been
authorized by the Company or
any of the Selling
Securityholders.  This                Specialized Health Products
Prospectus does not constitute            International, Inc.
an offer to sell or a
solicitation of an offer to buy
any securities other than the
securities to which it relates
or an offer to, or a
solicitation would be unlawful.
Neither the delivery of this                 _____________
Prospectus nor any sale made
hereunder shall, under any                     PROSPECTUS
circumstances, create an                      ____________
implication that there has been
no change in the affairs of the
Company or that information
contained herein is correct as
of any time subsequent to the
date hereof.

    ______________________

       TABLE OF CONTENTS

     Page
Prospectus Summary
Risk Factors
Dividend Policy
Share Price History
Capitalization
Selected Financial Data
Management's Discussion and           ____________________________
Analysis
of Financial Condition and                 __________ , 19__
Results of Operations
Business Management
Certain Relationships and
Related Transactions
Description of Securities
Securities Eligible for Sale

Principal and Selling
Securityholders
Plan of Distribution
Experts
Additional Information
Index to Financial Statements
    ______________________

     Until __________ , 19__
(25 days after the commencement
of the Offering), all dealers
effecting transactions in the
Common Stock, whether or not
participating in this
distribution, may be required
to deliver a Prospectus.  This
delivery requirement is in addi
tion to the obligation of
dealers to deliver a Prospectus
when acting as Underwriters and
with respect to their unsold
allotments or subscriptions.



                      PART II

Item 13.       Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the fees and expenses payable by the Company in connection with the issuance and distribution of the shares of Common Stock:

    Securities and Exchange Commission
      registration fee                                   $41,619.63
    NASDAQ listing fee                                            0
    Blue Sky fees and expenses                               2,500*
    Printing expenses                                        5,000*
    Legal fees and expenses                                100,000*
    Accounting fees and expenses                            35,000*
    Transfer Agent fees                                      5,000*
    Miscellaneous                                            3,000*
                                                       ------------
         Total                                         $192,119.63*
  _______________                                      ============
  *  Estimated

Item 14.  Indemnification of Directors and
Officers.

     Section 145 of the Delaware General
Corporation Law (the "DGCL") permits the Company to indemnify its directors, officers, employees and agents, subject to certain conditions and limitations. Article Ninth of the Company's
Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Registration
Statement, states:

        To the fullest extent permitted by the
   laws of the State of Delaware now or
   hereafter in force, no director of this
   corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article NINTH shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article NINTH.

     Article VII of the Company's Bylaws, a copy of which is filed as Exhibit 3.2 to this Registration Statement, requires the Company to indemnify officers, employees and agents
(collectively "Agents") to the full extent permitted by the DGCL. The Company has also entered into Indemnity Agreements with its officers pursuant to which the Company has agreed to indemnify them. (The form of the Indemnity
Agreement with officers of the Company is filed as
Exhibit 10.4 to this Registration Statement.)  The
Indemnity Agreements require payment of any amount which an indemnitee is legally obligated to pay because of claims relating to his or her service as an officer, although in many circumstances such indemnification would be discretionary. The
Indemnity Agreements also provide that the Company will have the burden of proving that the applicable standard of conduct has not been met.
However, Company is not obligated to make any payment prohibited by law or to pay where payment is made to an indemnitee under an insurance policy or otherwise.

     Company's Bylaws, together with the Indemnity
Agreements, expand the Company's indemnity obligations to the full extent permitted by law.
While Delaware law contemplates some expansion of indemnification beyond what is specifically authorized by the DGCL, the courts have not yet established the boundaries of permissible indemnification.

     The Company and its directors and officers currently have no liability insurance. As of the date hereof, the Company is making inquiries concerning the terms of such insurance.


Item 15.  Recent Sales of Unregistered Securities.

     In the three years preceding the filing of this Registration Statement, the Company has issued the following securities:

     The Company sold 51,282 shares of its common stock in December 1993 for $5,000 and 71,795 shares for $7,000 in December 1994. Said sales were to a single accredited investor. The Company relied on Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended, in effecting aforementioned transactions. The Company has reason to believe that the investor was familiar with or had access to information concerning the operations and financial condition of the Company, and that the investor acquired his shares for investment and not with a view to the distribution thereof. At the time of issuance, all of the foregoing shares of common stock of the Company were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

     In September 1994, sixteen existing
shareholders of SHP made direct loans to SHP in the amount of approximately $385,000 under a bridge loan agreement. The subscribers to the bridge loan were issued warrants permitting them to acquire up to an aggregate of 346,500 shares of SHP common stock at $1.11 per share on or before December 31, 1995. These warrants were exercised in July, 1995, prior to the Acquisition whereby
SHP became a wholly owned subsidiary of the Company (the "Acquisition"), in consideration for the cancellation of this loan. SHP relied on
Section 4(2) of, and/or Regulation D and
Regulation S under, the Securities Act of 1933, as amended, in effecting aforementioned transactions.
The Company has reason to believe that the investor was familiar with or had access to information concerning the operations and financial condition of the Company, and that the investors acquired the securities for investment and not with a view to the distribution thereof.
Prior to the cancellation of the loan notes and exercise of the warrants none of the loan notes and warrants were assigned and/or transferred by any the holders thereof. At the time of issuance and at all times during which said securities were outstanding, all of the foregoing securities deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

     On July 28, 1995, the Company acquired all of the outstanding capital stock of Specialized
Health Products, Inc., ("SHP") through the merger of a wholly-owned subsidiary of the Company with and into SHP . As part of the Acquisition, the Company issued 3,602,403 shares of its common stock, no par value (the "Common Stock"), to the former shareholders of SHP in exchange for their common stock.

     Upon the consummation of the Acquisition, each former shareholder of SHP received one share of Common Stock of the Company in exchange for each share of common stock of SHP (including shares of preferred stock of SHP that had been converted to common stock immediately prior to the Acquisition) held by each shareholder. In addition, all outstanding warrants and options to purchase common stock of SHP were converted pursuant to the terms thereof into warrants or options of the Company to purchase an equal number of shares of Common Stock of the Company on equivalent terms.


     In connection with the Acquisition, the
Company issued an aggregate of 4,376,250 shares of Common Stock, 3,110,875 Series A Warrants and
1,290,375 Series B Warrants (the Common Stock and
Series A and B Warrants are collectively referred to as the "Securities") to one hundred fifty six accredited investors in the United States and overseas between July 28, 1995 and August 18, 1995 in a private placement (the "Private Placement").
The Securities were sold as Units. Each Unit was comprised of 5,000 shares of Common Stock and Series A Warrants to purchase 3,000 shares of the Company's common stock at $3.00 per share. Each
Unit was sold for $10,000.  In addition, Capital
Growth received 75,000 shares of Common Stock,
530,125 Series A Warrants and 1,290,375 Series B
Warrants.

     The sale of the Securities, which was
completed in three separate closings, was part of a single plan of financing, which raised
$8,602,500 in gross proceeds to the Company. The financing was completed in three closings due to delays in the receipt of committed funds. There was no public market for the Company's securities on the date the Private Placement commenced.

     The purpose of selling to foreign accredited investors was to raise funds, which funds the Company did not seek to exclusively raise in the United States. The Company's exclusive placement agent was Capital Growth International, L.L.C.
formerly U.S. Sachem Financial Consultants, L.P.
("Capital Growth"), a broker-dealer registered with the National Association of Securities
Dealers, Inc. "NASD."

     All offers and sales of the Securities were made pursuant to Regulation D, specifically Rule
506, under the Securities Act of 1933, as amended
(the "Act") and a Form D was filed. The Company did not rely specifically on Regulation S in connection with the sale of the Securities nor did the Company attempt to comply with the provisions of Regulation S.

     The Company believes that the Private
Placement complied with the requirements of Regulation D under the Act. All of the purchasers of the Securities provided written representations that they are "accredited investors" as defined by Rule 501 under the Act. All certificates evidencing the Securities purchased bore restrictive legends stating that the Securities could not be resold without registration under the Act or an exemption therefrom. The Company's stock transfer agent has assured the Company that none of the restrictive legends on the Securities have been removed and the overseas shareholders have not resold Securities into the United States.
The Company's placement agent has given the Company assurances that the manner of the offering did not use any form of general solicitation or general advertising. All purchasers of the Securities gave written representations that they were purchasing for investment and not with a view to a distribution, and agreed based on written disclosure in the Confidential Offering Memorandum that the Securities would be subject to limitations on resale.

Item 16.  Exhibits and Financial Statement
Schedules.

  (a)     Exhibits.

       The following is a complete list of
  Exhibits filed or incorporated by reference as part of this Registration Statement.

 Exhibit No. 1            Description                           Page*

     3(i).1* Restated Certificate of Incorporation of the Company 3(i).2* Articles of Incorporation of SHP
     3(i).3*  Articles of Amendment of SHP
     3(i).4*  Plan and Articles of Merger of Russco Resources, Inc.,
              into SHP (Incorporated by reference to Exhibit
              3(i).1 to the Company's Current Report on Form 8-K dated July 28, 1995)
    3(ii).1*  Bylaws of the Company
    3(ii).2*  Bylaws of SHP
     4.1*    Form of Series A Warrant
     4.2*    Form of Series B Warrant
     5.1**   Opinion of Blackburn & Stoll, LC
     10.1*   Agreement and Plan of Reorganization dated as
             of June 23, 1995, among the Company, Russco Resources, Inc.,
             Scott R. Jensen and Specialized Health Products, Inc.
             (Incorporated by reference to Exhibit 2.1 of the Company's
             Current Report on Form 8-K, dated July 28, 1995.
     10.2*   Placement Agreement between the Company, SHP and
             U.S. Sachem Financial Consultants, L.P., dated June 23, 1995
     10.3*   Form of Employment Agreement with Executive
             Officers
     10.4*   Form of Indemnity Agreement with Executive
             Officers and
             Directors
     10.5*   Form of Confidentiality Agreement
     10.6*   Joint Venture Agreement between SHP and
             Zerbec, Inc., dated as of October 30, 1995
     16.1    Letter re change in certifying accountants
     21.1*   Schedule of Subsidiaries
     23.1    Consent of KPMG Peat Marwick LLP,
             Independent Certified Public Accountants
     23.2*   Consent of Blackburn & Stoll, LC
             (included in Exhibit 5.1 hereto)
     24.1*   Powers of Attorney (included in Part II
             of this Registration Statement)
     99.1    Consent of Theta Corporation
     _______________

     *     Previously filed.
     **    To be filed by amendment.
     ***   Refers to sequentially numbered copy.


       (b)     Financial Statement Schedules.

            None.


  Item 17.  Undertakings.

     (a)     The undersigned Company hereby
       undertakes:

                    (1)   To file, during any
     period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)     To include any
       prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii)     To reflect in
       the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
       424(b) (230.424(b) of this chapter) if,
       in the aggregate, the changes in volume
       and price represent no more than a 20%
       change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii)     To include any
       material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form
  S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities
  Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2)      That, for the purpose of
     determining any liability under the
     Securities Act of 1933, each such post-
     effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)      To remove from
     registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4)     If the registrant is a
     foreign private issuer, to file a post-
     effective amendment to the registration
     statement to include any financial statements required by 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section
     10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b)     The undersigned registrant hereby
  undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Insofar as indemnification for
  liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
  Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue
                    SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bountiful, State of Utah, on December 8, 1995.

 SPECIALIZED   HEALTH PRODUCTS INTERNATIONAL,
                                INC.:



                                By /s/David A. Robinson
                                _______________________
                                   David A. Robinson,
                                   President, Chief Executive
                                   Officer and Director

     Pursuant to the requirements of the
Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

      Signature                      Title                    Date

      *                Director and Vice President        April 22, 1996
___________________
Bradley C. Robinson

      *                Director, Vice President, Chief    April 22, 1996
_________________      Financial Officer and Secretary
J. Clark Robinson      (Principal Financial and
                       Accounting Officer)

      *                Director and Vice President        April 22, 1996
______________
Gail H. Thorne

      *                Director                           April 22, 1996
________________
Gary W. Farnes

      *                Director                           April 22, 1996
________________
Robert W. Walker

*By   /s/ David A. Robinson
____________________________
  David A. Robinson
  Attorney-In-Fact



        SECURITIES AND EXCHANGE COMMISSION

              Washington, D.C.  20549


                  _______________




                     EXHIBITS

                        to

          FORM S-1 REGISTRATION STATEMENT


         Under the Securities Act of 1933



                  _______________





  Specialized Health Products International, Inc.




Exhibits.

       The following is a complete list of
  Exhibits filed or incorporated by reference as part of this Registration Statement.

 Exhibit No.            Description                                   Page***
     3(i).1*  Restated Certificate of Incorporation of the  Company
     3(i).2*  Articles of Incorporation of SHP
     3(i).3*  Articles of Amendment of SHP
     3(i).4*  Plan and Articles of Merger of Russco Resources, Inc.,
             into SHP (Incorporated by reference to Exhibit
             3(i).1 to the Company's Current Report on Form 8-K dated
             July 28, 1995)
   3(ii).1*  Bylaws of the Company
   3(ii).2*  Bylaws of SHP
     4.1*    Form of Series A Warrant
     4.2*    Form of Series B Warrant
     5.1**   Opinion of Blackburn & Stoll, LC
     10.1*   Agreement and Plan of Reorganization dated as
             of June 23, 1995, among the Company, Russco Resources, Inc.,
             Scott R. Jensen and Specialized Health Products, Inc.
             (Incorporated by reference
             to Exhibit 2.1 of the Company's Current Report
             on Form 8-K, dated July 28, 1995.
     10.2*   Placement Agreement between the Company, SHP
             and U.S. Sachem Financial Consultants, L.P.,
             dated June 23, 1995
     10.3*   Form of Employment Agreement with Executive
             Officers
     10.4*   Form of Indemnity Agreement with Executive
             Officers and
             Directors
     10.5*   Form of Confidentiality Agreement
     10.6*   Joint Venture Agreement between SHP and
             Zerbec, Inc., dated as of October 30, 1995
     16.1    Letter re change in certifying accountants
     21.1*   Schedule of Subsidiaries
     23.1    Consent of KPMG Peat Marwick LLP,
             Independent Certified Public Accountants
     23.2*   Consent of Blackburn & Stoll, LC
             (included in Exhibit 5.1 hereto)
     24.1*   Powers of Attorney (included in Part II
             of this Registration Statement)
     99.1    Consent of Theta Corporation
     _______________
     *     Previously filed.
     **     To be filed by amendment.
     ***     Refers to sequentially numbered copy.